Exhibit 10.3

Execution Version

FIRST AMENDMENT TO CREDIT AND GUARANTY AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AND GUARANTY AGREEMENT (this “Agreement”) is entered into as of July 2, 2026 by and among AIREON LLC, a Delaware limited liability company (the “Borrower”), AIREON HOLDINGS LLC, a Delaware limited liability company (“Holdings”), the other Guarantors (as defined below) signatory hereto, GLAS USA LLC, a limited liability company organized and existing under the laws of the State of New Jersey, as administrative agent (the in such capacity, the “Administrative Agent”), and the Lenders (as defined below) signatory hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, Holdings, each of the Subsidiaries of Holdings from time to time party thereto as guarantors (together with Holdings, collectively, the “Guarantors”, and the Guarantors together with the Borrower, collectively, the “Credit Parties”), the lenders from time to time party thereto (the “Lenders”) the Administrative Agent, and GLAS AMERICAS LLC, a limited liability company organized and existing under the laws of the State of New York, as collateral agent (in such capacity, the “Collateral Agent”, and together with the Administrative Agent, the “Agents”) are parties to that certain Credit and Guaranty Agreement, dated as of October 10, 2023 (the “Existing Credit Agreement”, and as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein that are not otherwise defined herein shall have the respective meanings assigned to such terms in the Existing Credit Agreement, as amended hereby);

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend certain provisions of the Existing Credit Agreement; and

WHEREAS, the Lenders party hereto and the Administrative Agent are willing, on the terms and subject to the conditions set forth herein, to make such changes to the Existing Credit Agreement.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

1.             Amendments to Existing Credit Agreement. Effective as of the First Amendment Effective Date, in reliance upon the representations and warranties of the Borrower and the Guarantors set forth in the Credit Agreement, the other Credit Documents and this Agreement, the Existing Credit Agreement is hereby amended as follows:

(a)          The Existing Credit Agreement (other than the schedules and exhibits attached thereto) is hereby amended to read as stated in the form attached as Annex I hereto; and

(b)          Exhibit C (Form of Compliance Certificate) of the Existing Credit Agreement is hereby amended and restated as set forth in the form of Exhibit C attached as Annex II hereto.

2.          Conditions to Effectiveness. The effectiveness of this Agreement shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth below in this Section 2 (the “First Amendment Effective Date”):

(a)          Amendment. The Administrative Agent shall have received a copy of this Agreement duly executed and delivered by the Credit Parties and the Lenders party hereto (which collectively shall constitute the Required Lenders).

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(b)          Parent Guaranty. The Administrative Agent shall have received a copy of a Parent Guaranty Agreement, in form and substance reasonably satisfactory to the Administrative Agent, duly executed and delivered by the Parent.

(c)          Shareholders Agreements. The Administrative Agent shall have received copies of the amended Borrower Shareholders Agreement and Holdings Shareholder Agreement, duly executed and delivered by the Borrower and Holdings, as applicable.

(d)          Termination of Shareholder Subordinated Financing. The Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to the Administrative Agent, of the termination of the Shareholder Subordinated Financing (as defined in the Existing Credit Agreement).

(e)          Fees and Expenses. The Borrower shall have paid to the Agents and the Lenders the reasonable and documented out of pocket expenses incurred by each such Person (including the fees, charges and disbursements of (x) one primary outside legal counsel for the Agents and (y) one primary counsel for the Lenders) in connection with the preparation, negotiation, execution and delivery of this Agreement to the extent invoiced at least three (3) Business Days prior to the First Amendment Effective Date.

(f)          Representations and Warranties. As of the First Amendment Effective Date, the representations and warranties contained herein, in the Credit Agreement and in the other Credit Documents shall be true and correct in all material respects (except for those representations and warranties that are conditioned by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except for those representations and warranties that are conditioned by materiality or Material Adverse Effect which shall have been true and correct in all respects) on and as of such earlier date.

3.             Representations and Warranties. Each Credit Party party hereto hereby represents and warrants as of the date hereof to each Agent and each Lender as follows:

(a)          as of the date hereof, this Agreement has been duly executed and delivered by each of the Credit Parties party hereto and constitutes a legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

(b)          as of the date hereof, this Agreement does not, nor does the performance or observance by any Credit Party of any of the matters and things herein provided for, (i) violate any of the Organizational Documents of Holdings or any of its Subsidiaries or otherwise require any approval of any stockholder, member or partner of Holdings or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the First Amendment Effective Date; (ii) violate any material provision of any material Law, judgment, injunction, order or decree applicable to or otherwise binding on Holdings or any of its Subsidiaries; (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of the Collateral Agent on behalf of the Secured Parties); (iv) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, or otherwise require any approval or consent of any Person under, any Contractual Obligation of Holdings or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date or except where any such conflict, breach, default or the failure obtain any such approval or consent, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect; or (v) result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties except where any such default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect;

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(c)          as of the date hereof, after giving effect to this Agreement, each of the representations and warranties contained in the Credit Agreement and the other Credit Documents is true and correct in all material respects (except for those representations and warranties that are conditioned by materiality or Material Adverse Effect, which are true and correct in all respects) to the same extent as though made on and as of the date hereof, except to the extent that such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (except for those representations and warranties that are conditioned by materiality or Material Adverse Effect which were true and correct in all respects) on and as of such earlier date; and

(d)          immediately prior to and after giving effect to this Agreement and the consummation of the transactions contemplated herein, no Default or Event of Default has occurred or is continuing as of the date hereof.

4.              No Modification. Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Existing Credit Agreement or any of the other Credit Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Agents and the Lenders reserve all rights, privileges and remedies under the Credit Documents. Except as amended or consented to hereby, the Existing Credit Agreement and other Credit Documents remain unmodified and in full force and effect. All references in the Credit Documents to the Existing Credit Agreement shall be deemed to be references to the Credit Agreement. This Agreement shall constitute a Credit Document.

5.             Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

6.             Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; except that (a) no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and (b) any assignment by a Lender must be made in compliance with Section 10.6(b) of the Credit Agreement.

7.             Governing Law. This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

8.             Severability. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

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9.             Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

10.           Reaffirmation. Each of the Credit Parties party hereto as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such Credit Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Credit Documents to which it is a party (after giving effect hereto) and (b) to the extent such Credit Party granted liens on or security interests in any of its property pursuant to any such Credit Document as security for or otherwise guaranteed the Obligations under or with respect to the Credit Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each of the Credit Parties party hereto hereby consents to this Agreement and acknowledges that each of the Credit Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Agreement shall not operate as a waiver of any right, power or remedy of the Agents or Lenders, constitute a waiver of any provision of any of the Credit Documents or serve to effect a novation of the Obligations.

11.           Integration. This Agreement shall constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

12.           Direction. The undersigned Lenders constituting the Required Lenders under the Credit Agreement hereby direct the Administrative Agent pursuant to Section 10.5 of the Credit Agreement to execute and deliver this Agreement and hereby authorize the Administrative Agent to take all actions and execute and deliver all such documents as the Administrative Agent deems reasonably necessary or appropriate to effectuate this Agreement and the transactions contemplated hereby. This direction is being provided in accordance with the terms of the Credit Agreement. The Administrative Agent shall be fully protected in relying on this direction, and the Administrative Agent shall incur no liability for taking action in accordance with this direction, except to the extent provided in the Credit Agreement.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date set forth above.

CREDIT PARTIES:

AIREON LLC,
as Borrower

By:	/s/ Richard Nyren
Name: Richard Nyren
Title: Chief Financial Officer, Treasurer

AIREON HOLDINGS LLC,
as Holdings

By:	/s/ Richard Nyren
Name: Richard Nyren
Title: Chief Financial Officer, Treasurer

AIREON CANADA LTD.,
as a Guarantor

By:	/s/ Richard Nyren
Name: Richard Nyren
Title: Chief Financial Officer, Treasurer

AIREON INTERNATIONAL LLC,
as a Guarantor

By:	/s/ Richard Nyren
Name: Richard Nyren
Title: Secretary, Treasurer

[Signature Page to First Amendment to Credit and Guaranty Agreement]

AGENT:

GLAS USA LLC,
as Administrative Agent

By:	/s/ Annette Marsula
Name: Annette Marsula
Title: President

[Signature Page to First Amendment to Credit and Guaranty Agreement]

REQUIRED LENDERS:

GIP SPECTRUM SONAR, L.P.,
By: GIP Spectrum GP, L.P., its general partner By: GIP Spectrum GP-GP, Ltd., its general partner as a Lender

By:	/s/ Gregg Myers
Name: Gregg Myers
Title: Chief Financial Officer

GIP SPECTRUM SONAR 2, L.P.,
By: GIP Spectrum GP, L.P., its general partner By: GIP Spectrum GP-GP, Ltd., its general partner as a Lender

By:	/s/ Gregg Myers
Name: Gregg Myers
Title: Chief Financial Officer

[Signature Page to First Amendment to Credit and Guaranty Agreement]

Annex I

AMENDED CREDIT AGREEMENT

[Attached]

Credit and Guaranty Agreement, dated as of October 10, 2023

Conformed through Amendment No. 1 dated July 2, 2026

THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS LOAN WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. A HOLDER OR BENEFICIAL OWNER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR THIS LOAN BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE ISSUER AT 8484 WESTPARK DRIVE, SUITE #300, MCLEAN, VIRGINIA, 22102, USA, ATTN: RICHARD NYREN, CHIEF FINANCIAL OFFICER.

CREDIT AND GUARANTY AGREEMENT

Dated as of October 10, 2023

among

AIREON LLC,

as the Borrower,

AIREON HOLDINGS LLC, AIREON CANADA LTD. AND CERTAIN OTHER SUBSIDIARIES OF AIREON LLC FROM TIME TO TIME PARTY HERETO,
as Guarantors,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

GLAS USA LLC,
as Administrative Agent

and

GLAS AMERICAS LLC,

as Collateral Agent

Table of Contents

Page

Section 1	DEFINITIONS AND INTERPRETATION	1

1.1	Definitions	1
1.2	Accounting Terms	39
1.3	Interpretation, Etc.	40
1.4	Certifications	40
1.5	Timing of Performance	41
1.6	Cashless Rollovers	41
1.7	Pro Forma Calculations and Adjustments	41
1.8	Currency Generally	41
1.9	Divisions	41
1.10	Quebec Security	42

Section 2	LOANS	42

2.1	Initial Term Loans	42
2.2	Incremental Term Facilities	43
2.3	[Reserved]	46
2.4	[Reserved]	46
2.5	Pro Rata Shares; Availability of Funds	46
2.6	Use of Proceeds	47
2.7	Evidence of Debt; Notes	47
2.8	Interest on Loans	47
2.9	Conversion and Continuation	49
2.10	Default Interest	49
2.11	Fees	49
2.12	Installments and Maturity	50
2.13	Voluntary Prepayments	51
2.14	Mandatory Prepayments	51
2.15	Application of Prepayments	52
2.16	General Provisions Regarding Payments	53
2.17	Ratable Sharing	54
2.18	Making or Maintaining SOFR Loans	54
2.19	Increased Costs; Capital Adequacy	55
2.20	Taxes; Withholding, Etc.	56
2.21	Obligation to Mitigate	60
2.22	Defaulting Lenders	60
2.23	Replacement of Lenders	61

Section 3	CONDITIONS PRECEDENT	62

3.1	Conditions to Effective Date	62
3.2	Conditions to Credit Extension on the Closing Date	63
3.3	Conditions to Credit Extensions occurring after the Closing Date	67

Section 4	REPRESENTATIONS AND WARRANTIES	67

4.1	Organization; Required Power and Authority; Qualification	67
4.2	Equity Interests and Ownership	67
4.3	Due Authorization	68
4.4	No Conflict	68
4.5	Governmental Consents	68
4.6	Binding Obligation	68
4.7	Historical Financial Statements	68
4.8	Projections	69
4.9	No Material Adverse Change	69

(i)

4.10	Adverse Proceedings; Commercial Tort Claims	69
4.11	Payment of Taxes	69
4.12	Title	69
4.13	Real Estate Assets	69
4.14	Environmental Matters	69
4.15	Status as Senior Indebtedness	70
4.16	Investment Company Regulation	70
4.17	Margin Stock	70
4.18	Employee Matters	70
4.19	Employee Benefit Plans	70
4.20	Certain Fees	71
4.21	Solvency	71
4.22	Material Contracts	71
4.23	Compliance with Laws	71
4.24	Disclosure	71
4.25	Collateral	72
4.26	Use of Proceeds	72
4.27	No Default	72
4.28	Insurance	72
4.29	Jurisdiction of Organization; Chief Execution Office; Etc.	72
4.30	Deposit Accounts and Other Accounts	72
4.31	Nature of Business	72
4.32	Intellectual Property	72
4.33	Indebtedness	72
4.34	Beneficial Ownership Certification	73
4.35	ISED Matters	73
4.36	Export Control Approvals	73
4.37	Existing Shareholder Loan Agreement	73

Section 5	AFFIRMATIVE COVENANTS	73

5.1	Financial Statements and Other Reports and Notices	73
5.2	Existence	77
5.3	Payment of Taxes and Claims	77
5.4	Maintenance of Properties; Permits	77
5.5	Insurance	77
5.6	Books and Records	77
5.7	Inspections	77
5.8	Lenders Meetings	78
5.9	Compliance with Laws	78
5.10	Environmental	78
5.11	Subsidiaries	78
5.12	Material Real Estate Assets	79
5.13	Use of Proceeds	80
5.14	Further Assurances	80
5.15	Post-Closing Obligations	81
5.16	ERISA Compliance	81
5.17	ESG Policy	81
5.18	Canadian Pension Plans	81
5.19	AAI Agreement	81

(ii)

Section 6	NEGATIVE COVENANTS	81

6.1	Indebtedness	81
6.2	Liens	84
6.3	Payments and Prepayments of Indebtedness	87
6.4	Restricted Payments	88
6.5	Burdensome Agreements	89
6.6	Investments	90
6.7	Financial Performance Covenants	92
6.8	Fundamental Changes	92
6.9	Dispositions	93
6.10	Investment Company Act	95
6.11	Transactions with Affiliates	95
6.12	Conduct of Business	95
6.13	Permitted Activities of Holdings	96
6.14	Iridium Agreements; Organizational Documents	96
6.15	Fiscal Year; Tax Status	96
6.16	Canadian Defined Benefit Plan	97
6.17	Existing Shareholder Loan Agreement	97
6.18	Change in Legal Name or Jurisdiction	97
6.19	DB Collateral Account	97

Section 7	GUARANTY	97

7.1	Guaranty of the Obligations	97
7.2	Contribution by Guarantors	97
7.3	Payment by Guarantors	98
7.4	Liability of Guarantors Absolute	98
7.5	Waivers by Guarantors	100
7.6	Guarantors’ Rights of Subrogation, Contribution, Etc.	100
7.7	Subordination of Other Obligations	101
7.8	Continuing Guaranty	101
7.9	Authority of Guarantors or Borrower	101
7.10	Financial Condition of the Borrower	101
7.11	Bankruptcy, Etc.	101
7.12	Discharge of Guaranty Upon Sale of Guarantor	102
7.13	Keepwell Agreement	102
7.14	Maximum Liability	102

Section 8	EVENTS OF DEFAULT	103

8.1	Events of Default	103
8.2	Acceleration	105
8.3	Application of Payments and Proceeds	106
8.4	Cure Right	107

Section 9	AGENTS	107

9.1	Appointment and Authority	107
9.2	Rights as a Lender	108
9.3	Exculpatory Provisions	108
9.4	Reliance by Agent	109
9.5	Delegation of Duties	110
9.6	Resignation of the Agents; Removal	110
9.7	Non-Reliance on Agents and Other Lenders	111
9.8	Administrative Agent May File Proofs of Claim	111
9.9	Collateral Documents and Guaranty	111

(iii)

9.10	[Reserved]	113
9.11	Certain ERISA Matters	114
9.12	Erroneous Payments	115
9.13	Quebec Security	118

Section 10	MISCELLANEOUS	118

10.1	Notices	118
10.2	Expenses	119
10.3	Indemnity; Certain Waivers	120
10.4	Set-Off	121
10.5	Amendments and Waivers	121
10.6	Successors and Assigns; Participations	124
10.7	Independence of Covenants	128
10.8	Survival of Representations, Warranties and Agreements	128
10.9	No Waiver; Remedies Cumulative	128
10.10	Marshalling; Payments Set Aside	128
10.11	Severability	129
10.12	Obligations Several; Independent Nature of the Lenders’ Rights	129
10.13	Headings	129
10.14	Governing Law	129
10.15	Consent to Jurisdiction	129
10.16	WAIVER OF JURY TRIAL	130
10.17	Confidentiality	130
10.18	Usury Savings Clause	131
10.19	No Strict Construction	131
10.20	Counterparts; Effectiveness	131
10.21	Integration	131
10.22	No Fiduciary Duty	131
10.23	PATRIOT Act	132
10.24	Judgment Currency	132
10.25	Effect of Benchmark Transition Event	132
10.26	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	134
10.27	Acknowledgement Regarding Any Supported QFCs	134

APPENDICES:	A	Term Loan Commitments
	B	Notice Addresses

SCHEDULES:	4.2	Equity Interests and Ownership
	4.10	Commercial Tort Claims
	4.13	Real Estate Assets
	4.28	Insurance
	4.29	Jurisdictions of Organization
	4.30	Deposit Accounts and Other Accounts
	4.32	Intellectual Property
	4.35	ISED Licenses
	4.36	Export Control Approvals
	5.15	Post-Closing Obligations
	6.1	Certain Indebtedness
	6.2	Certain Liens
	6.6	Certain Investments

(iv)

	6.11	Affiliate Transactions
	10.6	Competitor List

EXHIBITS:	A-1	Form of Funding Notice
	A-2	Form of Conversion/Continuation Notice
	B-1	Form of Initial Term Loan Note
	B-2	Form of Incremental Term Loan Note
	C	Form of Compliance Certificate
	D-1	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
	D-2	Form of U.S. Tax Compliance Certificate (For Non-US Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
	D-3	Form of U.S. Tax Compliance Certificate (For Non-US Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
	D-4	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
	E	Form of Assignment and Assumption
	F	Form of Closing Date Certificate
	G	Form of Counterpart Agreement
	H	Form of Solvency Certificate
	I	Form of ESG Questionnaire
	J	Form of Lender Joinder Agreement

(v)

CREDIT AND GUARANTY AGREEMENT

This CREDIT AND GUARANTY AGREEMENT, dated as of October 10, 2023 (as amended, supplemented, restated or otherwise modified, this “Agreement”), is entered into by and among AIREON LLC, a Delaware limited liability company (the “Borrower”), AIREON CANADA LTD., a New Brunswick corporation (the “Canadian Sub”), AIREON HOLDINGS LLC, a Delaware limited liability company (the “Holdings”), and CERTAIN SUBSIDIARIES OF HOLDINGS FROM TIME TO TIME PARTY HERETO, as Guarantors, THE LENDERS FROM TIME TO TIME PARTY HERETO, GLAS USA LLC, a limited liability company organized and existing under the laws of the State of New Jersey, as administrative agent (in such capacity, together with its permitted successors in such capacity, the “Administrative Agent”), and GLAS AMERICAS LLC, a limited liability company organized and existing under the laws of the State of New York, as collateral agent (in such capacity, together with its permitted successors in such capacity, the “Collateral Agent”).

RECITALS:

WHEREAS, capitalized terms used in these recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, the Lenders have agreed to extend $175,000,000 aggregate principal amount of Term Loans to be made on the Closing Date, the proceeds of which shall be used (i) to prepay the existing Amended and Restated Credit Agreement, dated as of June 14, 2021 (the “Existing Credit Agreement”) by and among the Borrower, the Canadian Sub, Holdings, the lenders party thereto, Deutsche Bank AG, London Branch, and Deutsche Bank Trust Company Americas, (ii) for a one-time closing date distribution to Iridium in an amount not to exceed $3,500,000 (the “Closing Date Restricted Payment”) and (iii) to pay transaction costs and expenses incurred in connection with this Agreement;

WHEREAS, the Guarantors have agreed to guarantee the obligations of the Borrower hereunder; and

WHEREAS, the Credit Parties have agreed to secure their respective Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a First Priority Lien on substantially all of their respective assets, subject to the terms and conditions set forth herein and in the Collateral Documents.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1            DEFINITIONS AND INTERPRETATION

1.1              Definitions. The following terms used herein, including in the preamble, recitals, appendices, schedules and exhibits hereto, shall have the following meanings:

“AAI Agreement” means that certain agreement for Implementation of Space Based ADS-B [Automatic Dependent Surveillance – Broadcast] Data Services for the Oceanic Regions of Indian FIRs, dated July 27, 2019, and entered into by Airports Authority of India and the Borrower.

“Administrative Agent” as defined in the preamble hereto.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Adverse Proceeding” means any action, suit, proceeding, hearing (in each case, whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Holdings or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign, whether pending or, to the knowledge of Holdings or any Section 3 of its Subsidiaries, threatened in writing against Holdings or any of its Subsidiaries or any property of Holdings or any of its Subsidiaries.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Lender” as defined in Section 2.18(a).

“Affected Loans” as defined in Section 2.18(a).

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that no Agent or Lender shall be deemed an “Affiliate” of any Credit Party or of any Subsidiary of any Credit Party solely by reason of the provisions of the Credit Documents.

“Agent” means each of the Administrative Agent and the Collateral Agent.

“Agent Parties” as defined in Section 10.1(d)(ii).

“Aggregate Payments” as defined in Section 7.2.

“Agreement” as defined in the preamble hereto.

“Aireon Belgium” means Aireon Belgium, a limited liability private company, with its registered office at 1040 Brussels, Robert Schumanplein 6, Office #625, VAT BE0695.848.603 and company number (RPR Brussels) 0695.848.603.

“Aireon International” means Aireon International LLC, a Delaware limited liability company.

“Aireon System” shall mean the global air traffic surveillance system using a space-based Automatic Dependent Surveillance Broadcast (ADS-B) network, owned and operated by one or more of the Credit Parties and hosted on a satellite system owned and operated by Iridium.

“All-In Yield” means, with respect to any Indebtedness on any date of determination, the yield to maturity, in each case, based on the interest rate applicable to such Indebtedness on such date (including any interest rate floor) and giving effect to all upfront or similar fees (including original issue discount where the amount of such discount is equated to interest based on an assumed four-year life to maturity or, if the actual maturity date falls earlier than four years, the lesser number of years) payable generally with respect to such Indebtedness (but excluding such upfront or similar fees to the extent they constitute customary arrangement, structuring, underwriting or similar fees of a type not customarily distributed to Lenders generally).

“AML and Anti-Terrorism Laws” means all Laws of any jurisdiction in effect from time to time relating to terrorism or money laundering. For the avoidance of doubt, the term “AML and Anti-Terrorism Laws” shall include, but shall not be limited to, all laws, rules and regulations of the United States, the United Nations Security Council, the European Union or its Member States, the United Kingdom and His Majesty’s Treasury, Germany and Canada relating to bribery, corruption, money laundering or terrorist financing, including, without limitation, Executive Order No. 13224, the PATRIOT Act, the Bank Secrecy Act, 31 U.S.C. section 5311 et seq.; Title III of the USA Patriot Act; 18 U.S.C. section 1956; 18 U.S.C. section 1957; the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Regulations, 31 C.F.R. Part 103; the United Kingdom Proceeds of Crime Act 2002; and the United Kingdom Money Laundering, Terrorist Financing and Transfer of Funds (Information on the Payer) Regulations 2017; and Part II.1 of the Criminal Code (Canada), the PCMLTF Act, and all Laws comprising or implementing these Laws.

“Anti-Corruption Laws” means all Laws of any jurisdiction in effect from time to time concerning or relating to bribery or corruption, including without limitation, Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions 1997, the UK Bribery Act of 2010, the Corruption of Foreign Public Officials Act (Canada) and the Criminal Code (Canada).

“Applicable ECF Percentage” means for any date of determination, with respect to any Fiscal Year, (a) 100% if the outstanding principal amount of the Term Loans is more than $87,500,000 and (b) 50% if outstanding principal amount of the Term Loans is equal to or less than $87,500,000.

“Applicable Margin” means: (a) in respect of SOFR Loans, 6.25%, and (b) in respect of Base Rate Loans, 5.25%.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

“Augmenting Incremental Term Loan Lender” as defined in Section 2.2(b)(ii).

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person’s chief financial officer or treasurer; provided that no individual shall be deemed to be an “Authorized Officer” of any Person unless and until the secretary or assistant secretary of such Person (or such other Person as may be approved by the Administrative Agent) shall have delivered to the Administrative Agent an incumbency certificate as to the office of such individual with respect to such Person.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 10.25(b)(iv).

“Bail-In Action” means the exercise of any Write-down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the sum of (i) the Federal Funds Effective Rate in effect on such day, plus (ii) ½ of 1.00%, (c) the sum of (i) the Term SOFR for an Interest Period of one month commencing on such day (or if such day is not a Business Day, the immediately preceding Business Day), plus (ii) 1.00%, and (d) 3.00%. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or the Term SOFR, as the case may be, for any reason, the Base Rate shall be determined without regard to clause (b) or (c), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Term SOFR, as the case may be, shall be effective on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or the Term SOFR, as applicable.

“Base Rate Loan” means a Term Loan bearing interest at a rate determined by reference to the Base Rate.

“Base Rate Term SOFR Determination Day” as defined in the definition of “Term SOFR.”

“Benchmark” means initially, the Term SOFR Reference Rate; provided that if a replacement of the Benchmark has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 10.25.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a)            Daily Simple SOFR, or

(b)            the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

provided that, if the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than 0.00%, the Benchmark Replacement will be deemed to be 0.00% for the purposes of this Agreement and the other Credit Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.19 and other technical, administrative or operational matters) that the Administrative Agent (in consultation with the Borrower) decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides, in consultation with the Borrower, is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)            in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)            in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 10.25 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 10.25.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230, as amended, or any successor thereto.

“Beneficiary” means each Agent, each Lender, and each Eligible Counterparty.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person, (b) in the case of any limited liability company, the board of managers or managing members of such Person, (c) in the case of any partnership, the general partners of such partnership (or the board of directors of the general partner of such Person, if any) and (d) in any other case, the functional equivalent of the foregoing.

“Board of Governors” means the Board of Governors of the United States Federal Reserve System.

“Borrower” as defined in the preamble hereto.

“Borrower Shareholders Agreement” means the Sixth Amended and Restated Limited Liability Company Agreement dated July 2, 2026 and entered into by Holdings and the Borrower.

“Business Day” means (a) any day excluding Saturday, Sunday and any day which is a legal holiday under the Laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by Law or other governmental action to close and (b) with respect to all notices, determinations, fundings and payments in connection with the Term SOFR or any SOFR Loans, the term “Business Day” shall mean any day which is a Business Day described in clause (a) and which is also a U.S. Government Securities Business Day.

“Canadian Benefit Plan” means any material plan, fund, program, or policy, whether funded or unfunded, insured or uninsured, providing employee benefits, including such medical, hospital care, dental, sickness, accident, disability, life insurance, retirement or savings benefits, under which any Credit Party or any Subsidiary of any Credit Party has any liability with respect to any employee or former employee, but excluding any Canadian Pension Plans and excluding any stock option or share purchase plan that is an employee benefit plan that is required to be registered under any applicable Canadian federal or provincial employee benefit legislation, whether or not registered under any such laws, which is, or has been, maintained or contributed to by, or to which there is or may be an obligation to contribute by, an Credit Party or Subsidiary operating in Canada in respect of any Person’s employment in Canada with such Credit Party or Subsidiary.

“Canadian Credit Party” means a Credit Party that is organized under the laws of Canada or any jurisdiction therein.

“Canadian Defined Benefit Plan” means a “registered pension plan”, as that term is defined in subsection 248(1) of the Income Tax Act (Canada), which is or was sponsored, administered or contributed to, or required to be contributed to by, any Credit Party or under which any Credit Party has any actual or potential liability, and which contains a “defined benefit provision”, as defined in subsection 147.1(1) of the Income Tax Act (Canada).

“Canadian MEPP” means any plan that is a multi-employer pension plan as defined under the applicable pension standards legislation.

“Canadian Pension Plans” means any plan, program or arrangement that is a pension plan that is required to be registered under any applicable Canadian federal or provincial pension legislation, whether or not registered under any such laws, which is, or has been, maintained or contributed to by, or to which there is or may be an obligation to contribute by, an Credit Party or Subsidiary operating in Canada in respect of any Person’s employment in Canada with such Credit Party or Subsidiary, other than any Canadian MEPP or plans established by statute, which shall include the Canada Pension Plan maintained by the government of Canada and the Quebec Pension Plan maintained by the government of the Province of Quebec.

“Canadian Sub” as defined in the recitals hereto.

“Canadian Security Agreement” means the general security agreement, dated the Closing Date, entered into by the Canadian Sub in favor of the Collateral Agent.

“Canadian Subsidiary Share Pledge Agreement” means the share pledge agreement, dated the Closing Date, entered between the Borrower and the Collateral Agent granting the Collateral Agent a First Priority security interest in the shares of the Canadian Sub.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board, but subject to Section 1.2), is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital One Control Agreement” means that certain Deposit Account Control Agreement, dated the Closing Date, and entered into between Capital One, National Association, the Borrower and the Collateral Agent.

“Cash Equivalents” means, as at any date of determination, any of the following: (a) United States Dollars, (b) marketable securities (i) issued or directly and unconditionally guaranteed by the United States Government or (ii) issued by any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States, in each case with maturities not exceeding two years from the date of acquisition; (c) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case with maturities not exceeding two years from the date of acquisition and having, at the time of the acquisition thereof, an investment-grade rating from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency); (d) commercial paper or variable or fixed rate notes issued by a corporation or other Person maturing no more than two years from the date of acquisition and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s; (e) certificates of deposit or bankers’ acceptances with maturities of two years or less from the date of acquisition and issued or accepted by any Lender or by any commercial bank organized under the Laws of the United States of America or any state thereof or the District of Columbia that has capital and surplus in excess of $2,000,000,000; (f) repurchase obligations for underlying securities of the types described in clauses (b, (c) and (e) above entered into with any financial institution or securities dealers of recognized national standing meeting the qualifications specified in clause (e) above, (g) Indebtedness issued by Persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition, and marketable short-term money market and similar securities having a rating of at least “A-2” or “P-2” from either S&P or Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency), (h) investment funds investing at least 95% of their assets in investments of the types described in clauses (a) through (g) above and (i) below; and (i) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency).

“Casualty/Condemnation Event” means (a) any casualty, loss, destruction, damage or taking of any property (or any part thereof by a Governmental Authority), (b) any condemnation, loss of title, seizure, or taking, by exercise of the power of eminent domain or otherwise, of any property (or any part thereof), or confiscation of any property (or any part thereof) or the requisition of the use of such property by a Governmental Authority, or (c) any event that results in the receipt of insurance proceeds (including any covered loss under an insurance policy that covers or purports to cover the asset subject thereto).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) CRD IV all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means any of the following:

(a)            at any time, Iridium ceases to own and Control directly, beneficially or of record, 100% of the issued and outstanding Equity Interests of Holdings; or

(b)            at any time, (i) Holdings ceases to own and Control directly, beneficially or of record, 100% of the issued and outstanding Equity Interests of the Borrower, or (ii) the Borrower ceases to own and Control directly, beneficially or of record, 100% of the issued and outstanding Equity Interests of the Canadian Sub, or (iii) the Borrower ceases to own and Control, directly or indirectly, 100% of the issued and outstanding Equity Interests of Aireon Belgium, Aireon International and any other Subsidiary (other than any Immaterial Subsidiary); or

(c)            a “Change of Control” (or any comparable term or provision) occurs under or with respect to any Material Indebtedness; or

(d)            the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Credit Parties taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than another Credit Party.

“Class”, when used in reference to (a) any Term Loan, refers to whether such Term Loan are Initial Term Loans or Incremental Term Loans, and (b) any Term Loan Commitment, refers to whether such Term Loan Commitment is an Initial Term Loan Commitment or an Incremental Term Loan Commitment.

“Closing Date” means the date of satisfaction or waiver of all conditions precedent under Section 3.2 and the funding of the Initial Term Loan.

“Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit F.

“Closing Date Consolidated Total Leverage Ratio” means 3.20:1.00.

“Closing Date Refinancing” means the repayment on the Closing Date of the Indebtedness outstanding pursuant to the Existing Credit Agreement.

“Closing Date Restricted Payment” as defined in the Recitals hereto.

“Code” means the Internal Revenue Code of 1986, as amended, together with the regulations promulgated thereunder from time to time.

“Collateral” means, collectively, all of the real, personal and mixed property (including Equity Interests) in which Liens are granted or purported to be granted pursuant to the Collateral Documents as security for the Obligations, but excluding any Excluded Assets.

“Collateral Agent” as defined in the preamble hereto.

“Collateral Documents” means the Pledge Agreement, the Security Agreement, Canadian Security Agreement, the Canadian Subsidiary Share Pledge Agreement, the Mortgages (if any), the Control Agreements, the Intellectual Property Security Agreements (if any), the Iridium Direct Agreement, and all other instruments, documents and agreements delivered by or on behalf or at the request of any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to, or perfect in favor of, the Collateral Agent, for the benefit of the Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

“Collections” means, all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, cash proceeds of asset sales, rental proceeds, loan proceeds, equity proceeds and tax refunds).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et. seq.), as amended from time to time and any successor statute.

“Communications” as defined in Section 10.1(d)(ii).

“Competitor” means (a) any Person listed on Schedule 10.6, and (b) any Person which, directly or indirectly, Controls or holds an aggregate of more than 50% of the voting stock of a Person referred to in clause (a) above.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Adjusted EBITDA” means, for any period, an amount determined for Holdings and its Subsidiaries (or, when reference is made to another Person, for such other Person and its Subsidiaries) on a consolidated basis equal to:

(a)            Consolidated Net Income for such period; plus

(b)           to the extent deducted in determining Consolidated Net Income for such period (other than clause (x)), the sum (without duplication) of:

(i)             Consolidated Interest Expense;

(ii)            total tax expense for taxes based on income, profits or capital gains;

(iii)           total depreciation expense;

(iv)           total amortization expense;

(v)           all non-cash losses, charges and expenses, including any write-offs or write-downs and non-cash stock compensation expense;

(vi)          all Transaction Costs;

(vii)         accruals, fees, payments and expenses (including legal, tax, structuring and other costs and expenses) incurred by any Credit Party in connection with any debt or equity issuance or any refinancing transactions or amendment or other modification of any debt instrument that are payable to unaffiliated third parties, in each case, incurred for such period solely to the extent attributable to any relevant transaction (regardless of whether consummated in such period);

(viii)        to the extent not already included in Consolidated Net Income, proceeds of business interruption insurance received in cash during such period;

(ix)           any other losses or expenses, each of which are infrequent or unusual in nature (as determined in accordance with GAAP), or nonrecurring cash losses or expenses, in an amount not to exceed, in the aggregate, together with the add-back in clause (x) below, 25% of Consolidated Adjusted EBITDA (as calculated after giving effect to all add-backs and deductions pursuant to this definition);

(x)            the amount of reasonably identifiable, quantifiable and supportable cost savings and cost synergies (excluding revenue synergies) resulting from Permitted Acquisitions and other operational initiatives, as determined by the Borrower in good faith and subject to receipt by the Administrative Agent of a written certification of an Authorized Officer of the Borrower that such cost savings and cost synergies are reasonably likely to be achieved in the immediately succeeding 18-month period following the consummation of any Permitted Acquisition or the completion of any operational initiative, in an amount not to exceed, in the aggregate, together with the add-back in clause (ix) above, 25% of Consolidated Adjusted EBITDA (as calculated after giving effect to all add-backs and deductions pursuant to this definition); minus

(c)            to the extent included in determining Consolidated Net Income for such period, the sum (without duplication) of:

(i)             total interest income;

(ii)            total tax credit for taxes based on income, profits or capital gains;

(iii)           non-cash gains increasing Consolidated Net Income for such period;

(iv)          any non-cash charges previously added-back to determine Consolidated Adjusted EBITDA pursuant to clause (b)(v) above to the extent that, during such period such non-cash charges have become cash charges that are not otherwise added back pursuant to clause (b)(ix) above; plus or minus

(d)            to the extent taken into account in the calculation of Consolidated Net Income for such period, the sum (without duplication) of:

(i)             any after tax gain or loss attributable to Dispositions outside of the Ordinary Course of Business for such period;

(ii)            the income or loss of any Person for such period attributable to the early extinguishment of any Indebtedness or obligations under any Swap Contracts or other derivative instruments; and

(iii)           without duplication of any amount included in the foregoing clauses, any net extraordinary gain or net extraordinary loss for such period; provided that any extraordinary loss shall be approved in writing by the Administrative Agent (at the direction of the Required Lenders).

For the avoidance of doubt, the Iridium Hosting Cost Reimbursement Obligations shall not be considered in the calculation of Consolidated Adjusted EBITDA.

“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as a liability) of Holdings and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in “purchase of property and equipment” or similar items reflected in the consolidated statement of cash flows of Holdings and its Subsidiaries.

“Consolidated Excess Cash Flow” means, for any period, an amount (if positive) equal to:

(a)            Consolidated Adjusted EBITDA for such period (excluding any change in deferred revenue); minus

(b)            the sum, without duplication, of the following:

(i)             total tax expense for taxes based on income, profits or capital gains paid in cash during such period (net of tax credits for such period); plus

(ii)            the aggregate amount of all scheduled principal payments, prepayments or repurchases of Indebtedness (but in respect of any revolving credit facility, only to the extent there is an equivalent permanent reduction in commitments thereunder), including principal payments, prepayments or repurchases of obligations under Capital Leases (excluding any interest expense portion thereof), in each case, paid from Internally Generated Cash during such period (excluding, for the avoidance of doubt, any payments made using the Retained Available Amount), other than voluntary payments and prepayments of the Term Loans; plus

(iii)          Consolidated Interest Expense, to the extent paid in cash during such period (net of interest income for such period); plus

(iv)          the aggregate amount of Consolidated Capital Expenditures paid from Internally Generated Cash during such period (excluding, for the avoidance of doubt, any payments made using the Retained Available Amount); plus

(v)           the aggregate amount of Restricted Payments and Investments paid to third parties pursuant to the terms of this Agreement from Internally Generated Cash during such period (excluding, for the avoidance of doubt, any payments made using the Retained Available Amount) and not otherwise deducted in the determination of Consolidated Net Income for such period; plus

(vi)          the increase, if any, of Consolidated Working Capital at the end of such period as compared to Consolidated Working Capital at the beginning of such period (or minus the decrease of Consolidated Working Capital at the end of such period as compared to Consolidated Working Capital at the beginning of such period); plus

(vii)         losses which are cash items added back in the calculation of Consolidated Adjusted EBITDA; plus

(viii)        the aggregate amount of non-cash gains or credits increasing Consolidated Adjusted EBITDA for such period (but excluding any such non-cash gain to the extent it represents the reversal of an accrual or reserve for potential cash gain in any prior period); plus

(ix)           at Borrower’s discretion, an amount that is no greater than: (A) $30,000,000 minus (B) the amount of Liquidity available as at the end of such period; provided, that, for clarity, if the amount of Liquidity available as at the end of such period is greater than or equal to $30,000,000, the amount calculated pursuant to this sub-clause (ix) shall equal zero; plus

(x)            at Borrower’s discretion, the aggregate consideration required to be paid in cash by the Borrower and its Subsidiaries pursuant to binding contracts, commitments or purchase orders (the “Contract Consideration”), in each case, entered into prior to the ECF Prepayment Date relating to Permitted Acquisitions, other similar Investments or capital expenditures to be consummated or made during the Fiscal Year in which such ECF Prepayment Date occurs; provided, that to the extent that the aggregate amount of Internally Generated Cash used to finance such Permitted Acquisitions, other similar Investments or capital expenditures during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Consolidated Excess Cash Flow on the next determination date for the calculation of Excess Cash Flow.

“Consolidated Interest Expense” means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Holdings and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Holdings and its Subsidiaries, including all commissions, discounts, and other fees and charges owed with respect to letters of credit and net costs under Swap Contracts; provided, that Consolidated Interest Expense shall not include any (i) annual administrative or collateral agent fees, (ii) Swap Contract termination costs, and (iii) original issue discount or other upfront debt issuance costs.

“Consolidated Net Income” means, for any period, an amount equal to the net income (or loss) of Holdings and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that the following shall be excluded (to the extent otherwise included therein) in determining Consolidated Net Income for such period:

(a)            the income or loss of any Person in which any other Person (other than Holdings or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Holdings or any of its Subsidiaries by such Person during such period;

(b)           the income or loss of any Person accrued prior to the date it becomes a Subsidiary of Holdings or is merged or amalgamated into or consolidated with Holdings or any of its Subsidiaries or that Person’s assets are acquired by Holdings or any of its Subsidiaries;

(c)           the income of any Subsidiary of Holdings (other than the Borrower or a Guarantor Subsidiary) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not at the time permitted by operation of the terms of its Organizational Documents or any Contractual Obligations or pursuant to any Law applicable to that Subsidiary;

(d)           all net after-tax income, loss, expense or charge from abandoned, closed or discontinued operations and any net after-tax gain or loss on the disposal of abandoned, closed or discontinued operations (and all related expenses) other than in the Ordinary Course of Business (as determined in good faith by such Person);

(e)           all net after-tax gain, loss, expense or charge attributable to business dispositions and asset dispositions, including the sale or other disposition of any Equity Interests of any Person, other than in the Ordinary Course of Business (as determined in good faith by such Person);

(f)            all net after-tax income, loss, expense or charge attributable to the early extinguishment or cancellation of Indebtedness, Swap Contracts or other derivative instruments (including deferred financing costs written off and premiums paid);

(g)           the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies;

(h)            the effects of purchase accounting, fair value accounting or recapitalization accounting adjustments (including the effects of such adjustments pushed down to the referent Person and its Subsidiaries) resulting from the application of purchase accounting, fair value accounting or recapitalization accounting, including in relation to the transactions contemplated by this Agreement and any acquisition consummated before or after the Closing Date (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items), and the amortization, write-down or write-off of any amounts thereof, net of taxes; and

(i)            expenses and lost profits with respect to liability or Casualty/Condemnation Events or business interruption will be disregarded to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer, but only to the extent that such amount (i) has not been denied by the applicable carrier in writing and (ii) is in fact reimbursed within 365 days of the date on which such liability was discovered or such Casualty/Condemnation Event or business interruption occurred (with a deduction for any amounts so added back that are not reimbursed within such 365-day period); provided that any proceeds of such reimbursement when received to the extent the expense or lost profit reimbursed was previously disregarded pursuant to this clause (i).

“Consolidated Total Debt” means, as at any date of determination, (a) the aggregate stated balance sheet amount of all Indebtedness of Holdings and its Subsidiaries of the type described in clauses (a), (b), (c), (e), (f) and (g) (but only to the extent that any letter of credit, bankers’ acceptance, bank guarantee, surety bond, performance bond or similar instrument has been drawn and not reimbursed and is not otherwise cash collateralized) of the definition of the term “Indebtedness” (or, if higher, the par value or stated face amount of all such Indebtedness) determined on a consolidated basis as of such date in accordance with GAAP, and (b) without duplication, all guarantees and similar obligations in respect of any of the foregoing; provided, that, Consolidated Total Debt shall not include Indebtedness of Holdings and Subsidiaries with respect to the Iridium Hosting Cost Reimbursement Obligation.

“Consolidated Total Leverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (a) (i) Consolidated Total Debt as of such day, minus (ii) the aggregate amount of Unrestricted Cash on such date to (b) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending on such date.

“Consolidated Working Capital” means, as at any date of determination, the excess of (a) the total assets of Holdings and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding cash and Cash Equivalents, over (b) the total liabilities of Holdings and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt (including Capital Lease obligations), current interest and current taxes. In calculating Consolidated Working Capital there shall be excluded the effect of reclassification during the applicable period of current assets to long term assets and current liabilities to long term liabilities during such period.

“Contractual Obligation” means, as applied to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument (other than a Credit Document) to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contributing Guarantors” as defined in Section 7.2.

“Control” means the possession, directly or indirectly, of the power to either to direct or cause the direction of the management and policies of such Person whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” means a tri-party deposit account, securities account or commodities account control agreement, in each case, in form and substance reasonably satisfactory to the Collateral Agent, by and among the applicable Credit Party, the Collateral Agent and the depository, securities intermediary, commodities intermediary or futures intermediary, as applicable, providing to the Collateral Agent “control” of such deposit account, securities, commodities account or futures account within the meaning of Articles 8 and 9 of the UCC or the STA, as applicable. For clarity, the Capital One Control Agreement is a Control Agreement.

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit G.

“CRD IV” means (a) Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU No 648/2012) and (b) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.

“Credit Date” means the date of a Credit Extension.

“Credit Document” means any of this Agreement, the First Amendment, the Payment Letters, the Notes, if any, each Notice, each Counterpart Agreement, if any, the Collateral Documents, each Intercreditor Agreement, the Iridium Direct Agreement, the Parent Guaranty and any other agreement, instrument, certificate, letter, report and other document required to be executed and delivered by a Credit Party or the Parent pursuant hereto or thereto or otherwise evidencing or securing any Term Loan or any other Obligation.

“Credit Extension” means the making of a Term Loan.

“Credit Party” means the Borrower and each Guarantor. For the avoidance of doubt, for purposes of the Credit Documents, the Parent is not a Credit Party.

“Cure Amount” as defined in Section 8.4(a).

“Cure Expiration Date” as defined in Section 8.4(a).

“Cure Right” as defined in Section 8.4(a).

“Cure Right Fiscal Quarter” as defined in Section 8.4(b).

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States, any province or territory of Canada or other applicable jurisdictions from time to time in effect.

“Declined Proceeds” as defined in Section 2.15(d).

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Defaulting Lender” means, subject to Section 2.22(b), any Lender that (a) has failed to (i) fund all or any portion of its Term Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or waived, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Term Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in such Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Disposition” as defined in Section 6.9. “Dispose” and “Disposed” have meanings correlative thereto.

“Disqualified Equity Interest” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Equity Interests that are not otherwise Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (b) is redeemable or required to be repurchased at the option of the holder thereof or upon the happening or one or more certain events (other than solely for Equity Interests that are not otherwise Disqualified Equity Interests), in whole or in part, (c) provides for scheduled payments or dividends in cash, or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interest that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one days after the latest applicable Maturity Date as in effect on the date of the issuance of such Equity Interest, except, in the case of clauses (a) and (b), if as a result of a Change of Control, any other change of control (as such term, or any similar term, is defined in such Equity Interest) or an asset sale, so long as any rights of the holders thereof upon the occurrence of such a Change of Control, other change of control or asset sale event are subject to the prior payment in full of all Obligations (other than Remaining Obligations) and the termination of the Term Loan Commitments.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Domestic Subsidiary” means a Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

“ECF Prepayment Date” as defined in Section 2.14(c).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to the consolidated supervision of its parent.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any body, public administrative authority or other Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” as defined in Section 3.1.

“Eligible Assignee” means: (a) any Lender, (b) any Affiliate of a Lender, (c) any Approved Fund, (d)  any entity managed, controlled or advised by, co-invested in a fund with, or otherwise involved in an investment management agreement with a Lender or any Affiliate thereof, and (e) any Person that meets the requirements to be an assignee under Section 10.6(b).

“Eligible Counterparty” means the Administrative Agent, any Affiliate of the Administrative Agent, any Lender and any Affiliate of any Lender, in each case, at the time it provides any Secured Swap Contract.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA (regardless of whether such plan is subject to ERISA, but other than any Multiemployer Plan or Foreign Pension Plan) which is sponsored, maintained or contributed to by, or required to be contributed by, Holdings or any of its Subsidiaries or, solely with respect to such a plan subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, any of their respective ERISA Affiliates, or with respect to which Holdings or any of its Subsidiaries has any material liability.

“Environmental Claim” means any notice of violation, claim, investigation, liability, obligation, action, suit, proceeding, demand, abatement order or other written notice or order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (b) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (c) in connection with any actual or alleged damage, injury, threat or harm to health or safety (with respect to exposure to Hazardous Materials), natural resources or the environment.

“Environmental Laws” means any and all current (as of any date of determination) or future foreign or domestic, federal or state (or any subdivision of either of them) Laws, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (a) pollution or the protection of the environment, including those relating to any Hazardous Materials Activity; (b) the generation, use, storage, transportation or disposal of Hazardous Materials; or (c) occupational safety and health (with respect to exposure to Hazardous Materials), industrial hygiene, land use or the protection of human, plant or animal health or welfare (in each case with respect to exposure to Hazardous Materials).

“Equity Interests” means all shares of capital stock, partnership interests (whether general or limited), limited liability company membership interests, beneficial interests in a trust and any other interest or participation that confers on a Person the right to receive a share of profits or losses, or distributions of assets, of an issuing Person, including any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding any debt Securities convertible into such Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and (c) solely for purposes of Section 412 of the Code, any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Person is a member.

“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043(c) of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30 day notice to the PBGC has been waived by regulation); (b) with respect to any Pension Plan, the failure to meet the minimum funding standard of Section 412 of the Code (whether or not waived in accordance with Section 412(c) of the Code) or the failure to make by its due date a required installment under Section 430(j) of the Code or, with respect to any Multiemployer Plan, the failure to make any required contribution in accordance with Section 515 of ERISA, or the application for a waiver of the minimum funding standard or an extension of any amortization period, within the meaning of Sections 412(c) or 431(d) of the Code with respect to any Pension Plan; (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by an ERISA Party from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Holdings or any of its Subsidiaries pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan or Multiemployer Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of liability on any ERISA Party pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) with respect to a Multiemployer Plan, the withdrawal of any ERISA Party in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) if there is any potential liability to an ERISA Party therefor, or the receipt by any ERISA Party of notice that such plan is in insolvency pursuant to Section 4245 of ERISA, or that such plan is to terminate or has terminated under Section 4041A of ERISA (to the extent such termination will or is likely to result in a liability to an ERISA Party) or under 4042 of ERISA; (h) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on an ERISA Party of fines, penalties, taxes or related charges under Chapter 43 of Title 26 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (i) the assertion of a material claim (other than routine claims for benefits), suit, action, proceeding, hearing, audit or, to the knowledge of Holdings or the Borrower, investigation against any Foreign Pension Plan or the assets thereof, Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against an ERISA Party in connection with any Employee Benefit Plan or Foreign Pension Plan,; (j) receipt from the IRS of notice of the failure of any Pension Plan to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code, or the receipt of the notice of the failure of a Foreign Pension Plan to qualify for any applicable tax-favored status or to be registered and maintained in good standing with the applicable Governmental Authority; or (k) the imposition of a lien on the assets of Holdings or any of its Subsidiaries pursuant to Section 430(k) of the Code or Section 303(k) or Section 4068 of ERISA.

“ERISA Party” means Holdings, its Subsidiaries or any ERISA Affiliate of the foregoing.

“Erroneous Payment” has the meaning assigned to it in Section 9.12(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 9.12(d)(i).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 9.12(d)(i).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 9.12(d)(i).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 9.12(e).

“ESG Questionnaire” means the questionnaire attached hereto as Exhibit I hereto.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” as defined in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934, and any successor statute.

“Excluded Account” means accounts of the Credit Parties which (a) are established and used solely as an account for payroll, 401(k), healthcare or other employee benefit purposes, (b) are zero-balance disbursement accounts through which disbursements are made and settled on a daily basis with no uninvested balance remaining overnight, (c) are held in a fiduciary capacity, custodial capacity, used solely for withholding tax, trust or escrow purposes, or established in connection with employee benefit plans in the Ordinary Course of Business or pursuant to applicable legal requirements, (d) are used exclusively for cash collateral (not for the benefit of the Administrative Agent or any Lender) to the extent permitted under this Agreement, or (e) do not hold more than $750,000 in the aggregate at any time.

“Excluded Assets” means:

(a)            any Real Estate Asset that is not a Material Real Estate Asset;

(b)            any lease, license, franchise, charter or other governmental authorization, or any other contract or agreement to which any Credit Party is a party, and any of its rights or interests thereunder or assets subject thereto, if and to the extent that a Lien in favor of the Collateral Agent is prohibited by or in violation of (A) any applicable Law, or (B) a term, provision or condition of any such lease, license, charter, governmental authorization, contract or agreement; provided that, in each case, if such applicable Law, term, provision or condition would be rendered ineffective with respect to the creation or enforcement of such security interest pursuant to the UCC of any relevant jurisdiction or any other applicable Law (including the United States Bankruptcy Code) or principles of equity, or the consent of any applicable Person to the granting or enforcement of such Lien in favor of the Collateral Agent has been obtained, then the foregoing shall not constitute Excluded Assets (and shall constitute Collateral) immediately at such time as the contractual or legal prohibition shall no longer be applicable; provided further that, to the extent severable, the Collateral Agent’s Lien shall attach immediately to any portion of such lease, license, charter, governmental authorization, contract, agreement or assets not subject to the foregoing prohibitions;

(c)            leases, licenses or permits or agreements with respect to any Purchase Money Indebtedness (or similar arrangements) to the extent that, and so long as, a grant of a security interest therein, or in the property or assets that secure the underlying obligations with respect thereto (i) is prohibited by applicable Law other than to the extent such prohibition is rendered ineffective under the UCC or other applicable Law notwithstanding such prohibition or (ii) would violate or invalidate such lease, license, permit or agreement, or create a right of termination in favor of, or require the consent of, any other party thereto (other than Holdings or any of its Subsidiaries or any of their respective Affiliates) (in each case, after giving effect to the relevant provisions of the UCC or other applicable Laws), in each case, other than the proceeds thereof, and only to the extent that, and for so long, as such limitation on such pledge or security interest is otherwise permitted under Section 6.5;

(d)           any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law;

(e)            Excluded Accounts;

(f)             particular assets if, and for so long as, in each case, reasonably agreed by the Administrative Agent and the Borrower that the cost of creating or perfecting such pledges or security interests in such assets exceed the practical benefits to be obtained by the Lenders therefrom;

(g)            motor vehicles and other assets subject to certificates of title, except to the extent a security interest therein can be perfected by filing of a UCC-1 financing statement; and

(h)            cash to secure obligations in respect of letters of credit, bankers’ acceptances, bank guarantees or similar arrangements to the extent such letters of credit, bankers’ acceptances, bank guarantees or similar arrangements are permitted by this Agreement.

Notwithstanding the foregoing, “Excluded Assets” shall not include proceeds, substitutions or replacements of any Excluded Asset unless such proceeds, substitutions or replacements would independently constitute Excluded Assets.

“Excluded Subsidiary” means: (a) any Foreign Subsidiary (other than Aireon Canada Ltd.), and (b) any Subsidiary that is not directly or indirectly wholly-owned by Holdings; provided that, in each case of (a) and (b), any Investment by the Credit Parties in such Subsidiary shall be limited to Investments made in reliance on Sections 6.6(l)(ii), 6.6(l)(iii), 6.6(n), 6.6(o) and 6.6(p) hereof; provided, further, in each case of (a) and (b), each such Subsidiary shall cease to be an Excluded Subsidiary if a Credit Party causes such Subsidiary to guarantee or grant security in connection with Indebtedness incurred by a Credit Party.

“Excluded Swap Obligation” means, with respect to any Guarantor at any time, any Swap Contract, if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Contract (or any guarantee thereof) is illegal at such time under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Term Loan or Term Loan Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Term Loan or Term Loan Commitment (other than pursuant to an assignment request by the Borrower under Section 2.23) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.20(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Executive Order No. 13224” means that certain Executive Order No. 13224, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Existing Credit Agreement” as defined in the recitals hereto.

“Existing Shareholder Loan Agreement” means that certain Subordinated Loan Agreement, dated December 31, 2019, and entered into inter alios the Borrower and each lender party thereto.

“Extraordinary Receipts” means any cash received by Holdings or any of its Subsidiaries not in the Ordinary Course of Business (and not consisting of proceeds from Dispositions and Casualty/Condemnation Events described in Sections 2.14(a) or the proceeds from issuance of Indebtedness described in Section 2.14(b) hereof) with respect to: (a) cash proceeds of any Material Contract Claims, and (b) indemnity payments received in connection with any Permitted Acquisition permitted under this Agreement, in each case of (a) and (b), other than to the extent such payments are (i) payable to a Person that is not Holdings or any of its Subsidiaries or (ii) received by Holdings or any of its Subsidiaries as reimbursement for any costs previously incurred or any payment previously owed by such Person.

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Holdings or any of its Subsidiaries or any of their respective predecessors.

“Fair Share” as defined in Section 7.2.

“Fair Share Contribution Amount” as defined in Section 7.2.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such sections of the Code, and any fiscal or regulatory legislation, rules, or practices adopted pursuant to such intergovernmental agreement.

“Federal Flood Insurance” means federally backed Flood Insurance available under the NFIP to owners of real property improvements located in Special Flood Hazard Areas in a community participating in the NFIP.

“Federal Funds Effective Rate” means for any day, the rate per annum (expressed, as a decimal) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that, (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to the Administrative Agent, in its capacity as a Lender, on such day on such transactions as determined by the Administrative Agent.

“FEMA” means the Federal Emergency Management Agency, a component of the U.S. Department of Homeland Security that administers the NFIP.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer (or comparable officer) of Holdings or Borrower that such financial statements fairly present, in all material respects and taken as a whole, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Financial Performance Covenant” means the covenant set forth in Section 6.7.

“First Amendment” means the First Amendment to Credit and Guaranty Agreement, dated as of the First Amendment Effective Date, among the Credit Parties, the Lenders party thereto, the Administrative Agent and the Collateral Agent.

“First Amendment Effective Date” means July 2, 2026.

“First Priority” means, (a) with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document that does not constitute Equity Interests, that such Lien is prior in right to any other lien thereon, other than Permitted Liens permitted under Sections 6.2(b), (c), (d), (e), (f), (h), (i) and (j), or, which as a matter of law have priority over, the Liens on such Collateral created pursuant to the relevant Collateral Documents and (b) with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document that constitutes Equity Interests, that such Lien is prior in right to any other lien thereon, other than Permitted Liens under Sections 6.2(b), (c) or (f) or Liens which as a matter of law have priority over the Liens on such Collateral created pursuant to the relevant Collateral Documents.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Holdings and its Subsidiaries ending on December 31 of each calendar year.

“Flood Insurance” means, for any Material Real Estate Asset located in a Special Flood Hazard Area, Federal Flood Insurance or private insurance reasonably satisfactory to the Administrative Agent, in either case, that (a) meets the requirements set forth by FEMA in its Mandatory Purchase of Flood Insurance Guidelines, (b) shall include a deductible not to exceed $50,000 or such higher amount reasonably acceptable to the Collateral Agent and (c) shall have a coverage amount equal to the lesser of (i) the “replacement cost value” of the buildings and any personal property Collateral located on the Material Real Estate Asset as determined under the NFIP or (ii) the maximum policy limits set under the NFIP.

“Flood Notice” as defined in Section 5.12(a)(iv)(B).

“Flow of Funds Memorandum” as defined in Section 3.1(e).

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.

“Foreign Pension Plan” means any plan, fund (including any superannuation fund) or other similar program established or maintained outside of the United States by Holdings or any of its Subsidiaries primarily for the benefit of employees of Holdings or any of its Subsidiaries residing outside of the United States that provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Foreign Subsidiary” means any Subsidiary of Holdings that is not organized or existing under the laws of the United States of America, any State thereof or the District of Columbia.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funding Guarantor” as defined in Section 7.2.

“Funding Notice” means a notice substantially in the form of Exhibit A-1.

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

“Governmental Authority” means the government of the United States of America, Canada or any other nation, or of any political subdivision thereof, whether state, provincial, territorial, municipal or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Granting Lender” as defined in Section 10.6(e)(ii).

“Grantor” as defined in the Security Agreement or the Canadian Security Agreement, as applicable.

“Guaranteed Obligations” as defined in Section 7.1.

“Guarantor” means Holdings and each Guarantor Subsidiary.

“Guarantor Subsidiary” means a Subsidiary of Holdings that is a party hereto as a “Guarantor” as of the Closing Date or following the Closing Date in accordance with Section 5.11.

“Guaranty” means the guaranty of each Guarantor set forth in Section 7.

“Hazardous Materials” means any chemical, material or substance, which is prohibited, limited or regulated by any Governmental Authority, could result in liability under any Environmental Law or may or could pose a hazard to human, animal or plant health or safety or to the environment or natural resources, including any per- and polyfluoroalkyl substances.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Material, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, investigation, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Material, and any corrective action or response action with respect to any of the foregoing.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the Laws applicable to any Lender which are presently in effect or, to the extent allowed by Law, under such applicable Laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable Laws now allow.

“Historical Financial Statements” means as of the Closing Date, the audited financial statements of Borrower and its Subsidiaries, for the immediately preceding three Fiscal Years.

“Holdings” as defined in the preamble hereto.

“Holdings Shareholders Agreement” means the Third Amended and Restated Limited Liability Company Agreement of Holdings dated as of July 2, 2026, and entered into by inter alios Holdings, the Iridium Member, NAV CANADA Satellite, Inc., AirNav North Atlantic Inc., Enav North Atlantic LLC, Naviair Surveillance USA, LLC and NATS (USA) Inc.

“Immaterial Subsidiary” means any Subsidiary of Holdings that has (i) an individual asset value of less than $1,500,000 and (ii) when taken together with all other Immaterial Subsidiaries, collectively, has an aggregate asset value of less than $3,000,000.

“Increasing Incremental Term Loan Lender” as defined in Section 2.2(b)(ii).

“Incremental Facility Effective Date” as defined in Section 2.2(b)(i).

“Incremental Facility Notice” as defined in Section 2.2(a).

“Incremental Term Loan Commitment” as defined in Section 2.2(a).

“Incremental Term Loan Facility” as defined in Section 2.2(a).

“Incremental Term Loan Lenders” as defined in Section 2.2(b)(ii).

“Incremental Term Loans” as defined in Section 2.2(a).

“Indebtedness”, as applied to any Person, means, without duplication, (a) indebtedness for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, including obligations so evidenced that are incurred in connection with the acquisition of property, assets or businesses; (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) notes payable and drafts accepted representing extensions of credit, regardless of whether representing obligations for borrowed money; (d) the Iridium Hosting Cost Reimbursement Obligation; (e) any obligation owed for all or any part of the deferred purchase price of property or services, excluding (i) trade payables and accrued expenses incurred in the Ordinary Course of Business, (ii) accruals for payroll and other liabilities accrued in the Ordinary Course of Business and (iii) earnouts or similar contingent acquisition consideration, except to the extent that such amounts are not paid when due; (f) indebtedness (excluding prepaid interest thereon) secured by a Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person (such indebtedness (excluding prepaid interest thereon) being deemed to be an amount equal to the lesser of (i) the principal amount of such indebtedness and (ii) the fair market value of such property or asset); (g) the maximum amount (after giving effect to any prior drawings or reductions that may have been reimbursed) of any letter of credit, bankers’ acceptances, bank guarantees, surety bonds, performance bonds, and similar instruments issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; provided, however, that any such instruments that are cash collateralized shall not constitute Indebtedness to the extent of such cash collateralization; (h) Disqualified Equity Interests; (i) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the Ordinary Course of Business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (j) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (k) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (i) or (ii) of this clause (k), the primary purpose or intent thereof is as described in clause (i) above; (l) net obligations of such Person under any Swap Contract; provided that the amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date, and (m) guarantees and similar obligations in respect of any of the foregoing.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” as defined in Section 10.3(a).

“Initial Term Loan” means a term loan made by the Lenders on the Closing Date to the Borrower pursuant to Section 2.1(a).

“Initial Term Loan Commitment” means the commitment of a Lender to make or otherwise fund a Term Loan and “Term Loan Commitments” means such commitments of all of the Lenders in the aggregate. The amount of each Lender’s Term Loan Commitment, if any, is set forth on Appendix A or in the applicable Assignment and Assumption, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Term Loan Commitments as of the Closing Date is $175,000,000.

“Initial Term Loan Facility” means the Initial Term Loan Commitments and the provisions herein related to the Initial Term Loans.

“Initial Term Loan Lender” means each Lender that has an Initial Term Loan Commitment or that holds an Initial Term Loan.

“Initial Term Loan Note” means a note in the form of Exhibit B-1.

“Intellectual Property” has the meaning assigned to that term in the Security Agreement or the Canadian Security Agreement.

“Intellectual Property Security Agreement” has the meaning assigned to that term in the Security Agreement.

“Intercreditor Agreement” means each intercreditor agreement, referred to herein entered into in connection with the incurrence, assumption or acquisition of any Indebtedness permitted hereunder.

“Interest Payment Date” means each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date and the Maturity Date.

“Interest Period” means (a) in connection with a SOFR Loan, an interest period of one or three months (i) commencing on the Credit Date or Conversion/Continuation Date thereof with respect to an initial Interest Period and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires, and (b) in connection with any Base Rate Loan that bears interest at a rate determined by reference to the Term SOFR, one month; provided that (x) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (y) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (x) and (y), of this definition, end on the last Business Day of a calendar month; and (z) no Interest Period with respect to any Class of Term Loans shall extend beyond such Class’s Maturity Date.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

“Internally Generated Cash” means, with respect to any period, any cash or Cash Equivalents of Holdings or any of its Subsidiaries generated during such period, other than any cash or Cash Equivalents (a) that constitute Net Cash Proceeds from any non-ordinary course Disposition or Casualty/Condemnation Event, or (b) that are the proceeds of any (i) incurrence of long-term Indebtedness, (ii) that constitute proceeds of the Super-Priority Revolver, (iii) any issuance of Equity Interests or (iv) any contribution of capital (in each case, without regard to exclusions from the definitions thereof).

“Investment” means, with respect to any Person, (a) any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances or other extensions of credit, capital contributions or acquisitions of Indebtedness (including, any bonds, notes, debentures or other debt securities), Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person) or (b) the purchase or ownership of any futures contract or liability for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract. For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent increases or decreases in the value of such Investment.

“Iridium” means Iridium Satellite LLC.

“Iridium Administrative Services Agreement” means that certain Amended and Restated Administrative Services Agreement, dated November 19, 2012, and entered into between the Borrower and Iridium.

“Iridium Agreement” means each of the Iridium Hosting Cost Reimbursement Agreement, the Iridium Data Transmission Services Agreement, the Iridium Services Agreement and the Iridium Administrative Services Agreement.

“Iridium Data Transmission Services Agreement” means that certain Amended and Restated Data Transmission Services Agreement, dated December 21, 2018, and entered into between the Borrower and Iridium.

“Iridium Direct Agreement” means a direct agreement dated the Closing Date between the Borrower, Iridium and the Collateral Agent.

“Iridium Hosting Cost Reimbursement Agreement” means that certain Hosting Cost Reimbursement Agreement, dated December 21, 2018, and entered into between the Borrower and Iridium.

“Iridium Hosting Cost Reimbursement Obligation” means all amounts due under the Iridium Hosting Cost Reimbursement Agreement, including the Iridium Hosting Cost Reimbursements (as such term is defined therein).

“Iridium Member” means Iridium Monitor Holdings LLC, a Delawar limited liability company.

“Iridium Services Agreement” means that certain Services Agreement, dated October 28, 2013, and entered into between the Borrower and Iridium.

“IRS” means the United States Internal Revenue Service.

“ISED” shall mean Information, Science and Economic Development Canada or any Governmental Authority succeeding to ISED.

“ISED Spectrum License” shall mean the Spectrum Licence issued by ISED to the Canadian Sub to operate or promote the business of the Credit Parties and all extensions, additions and renewals thereto or thereof.

“Laws” means, collectively, as to any Person, all international, foreign, federal, state, provincial, territorial, municipal and local laws (statutory or common), statutes, treaties, rules, orders, polices, guidelines, requirements, regulations, ordinances, compacts, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Lender” means each Person listed on the signature pages hereto as a Lender, and any other Person (other than a natural Person) that becomes a party hereto pursuant to an Assignment and Assumption.

“Lender Affiliated Parties” as defined in Section 10.22.

“Lender Joinder Agreement” means joinder agreements (substantially in the form of Exhibit J hereto) executed and delivered by the Borrower, each Increasing Incremental Term Loan Lender, each Augmenting Incremental Term Loan Lender and the Administrative Agent.

“Lender Party” as defined in Section 10.17.

“Lien” means any lien, mortgage, pledge, assignment, security interest, charge, hypothecation, collateral assignment, deemed trust or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof, but excluding operating leases) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

“Liquidity” means, as of any date of determination, the aggregate amount of (i) Unrestricted Cash as of such date, and (ii) available and undrawn commitments under the Super-Priority Revolver (if any).

“Make-Whole Amount” shall mean, at the time of computation, the present value at such time of (i) all required interest payable (except for currently accrued and unpaid interest) on the aggregate principal amount of Term Loans subject to such prepayment, acceleration or replacement from the date of such prepayment, acceleration or replacement through and including the second anniversary of the Closing Date calculated using an interest rate equal to (x) the Term SOFR for an Interest Period of three months in effect on the third Business Day prior to such prepayment plus (y) the Applicable Margin for SOFR Loans, plus (ii) any Prepayment Premium that would be payable on the aggregate principal amount of the Term Loans subject to such prepayment if such prepayment were to be made on the day after the second anniversary of the Closing Date, in each case, discounted to the date of prepayment or acceleration at a rate equal to the Treasury Rate plus 0.50%.

For purposes of this definition, “Treasury Rate” means the rate per annum equal to the yield to maturity at the time of computation of the United States Treasury securities with a constant maturity as compiled and published in the most recent Federal Reserve Statistical Release H 15 (519) that has become publicly available at least two (2) Business Days prior to such time (or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from such date of prepayment to the second anniversary of the Closing Date; provided, however, that if the period from such date to the two-year anniversary of the Closing Date is less than one year, the average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Margin Stock” as defined in Regulation U of the Board of Governors as in effect from time to time.

“Master Agreement” has the meaning set forth in the definition of “Swap Contract.”

“Material Adverse Effect” means any event, change or condition that, individually or in the aggregate, has had, or could reasonably be expected to have a material adverse effect on (i) the business, assets, liabilities, results of operations or financial condition of the Credit Parties, taken as a whole, (ii) the ability of the Credit Parties (taken as a whole) to fully and timely perform any of their obligations under any Credit Document to which any Credit Party is a party; provided that solely with respect to any payment obligations of the Credit Parties, “Material Adverse Effect” pursuant to this clause (ii) shall mean the ability of the Credit Parties and the Parent (taken as a whole) to fully and timely perform any of their obligations under any Credit Document to which any Credit Party is a party, (iii) the material rights and remedies of the Agents and any other Secured Party under the Credit Documents, including the legality, validity, binding effect or enforceability of the Credit Documents or (iv) the validity or the priority of any Lien in favor of the Collateral Agent with respect to any material portion of the Collateral.

“Material Contract” means, with respect to the Credit Parties and any of their Subsidiaries (a) each contract and agreement set forth on Schedule 4.22 attached hereto, (b) each other contract or agreement to which the Credit Parties or any of its Subsidiaries is a party involving aggregate consideration reasonably expected by the Borrower to be payable to such Credit Party or Subsidiary of $2,000,000 or more in any Fiscal Year (other than contracts that by their terms may be terminated by such Person or Subsidiary in the Ordinary Course of Business upon notice of 60 days or less without penalty or premium), and (c) all other contracts or agreements as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

“Material Contract Claims” means any liquidated damages or termination payments (or similar payments) made to a Credit Party or its Subsidiaries under any of the Material Contracts.

“Material Indebtedness” means Indebtedness (other than the Obligations) of Holdings and/or any of its Subsidiaries in an aggregate outstanding principal amount of $5,000,000 or more.

“Material Real Estate Asset” means any fee-owned Real Estate Asset having a fair market value in excess of $1,000,000.

“Maturity Date” means (a) in the case of the Initial Term Loan Facility, October 10, 2028, and (b) with respect to any Incremental Term Loan Facility, the scheduled date on which the Incremental Term Loans under such Incremental Term Loan Facility shall become due and payable in full hereunder, as specified in the applicable Lender Joinder Agreement.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means a mortgage or deed of trust made by a Credit Party in favor of the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent.

“Mortgaged Property” means each Material Real Estate Asset for which a Mortgage is required pursuant to Section 5.12.

“Multiemployer Plan” means any “multiemployer plan” as defined in Section 4001(a)(3) of ERISA which is sponsored, maintained or contributed to by, or required to be contributed to by, an ERISA Party, or with respect to which an ERISA Party has any material liability.

“NAIC” means The National Association of Insurance Commissioners, and any successor thereto.

“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of Holdings and its Subsidiaries in a form reasonably satisfactory to the Required Lenders for the applicable Fiscal Quarter or Fiscal Year and for the period from the beginning of the then-current Fiscal Year to the end of such period to which such financial statements related, and in each case, including comparisons against the same periods in the prior Fiscal Year (commencing with the first full Fiscal Year after the Closing Date).

“NAV CANADA” means NAV CANADA, established under the laws of Canada and is the provider of civil air navigation services in Canada pursuant to the Civil Air Navigation Services Commercialization Act (S.C. 1996, c. 20).

“Net Cash Proceeds” means the net cash proceeds received by any Credit Party with respect to any Disposition, Extraordinary Receipt or Casualty/Condemnation Event, in each case, in an amount equal to:

(a)            the aggregate amount of all cash payments (including any cash received by way of release from escrow or deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by such Credit Party from such Disposition, Extraordinary Receipt or Casualty/Condemnation Event, as applicable, minus

(b)            (i) any out of pocket costs, fees and expenses actually incurred in connection with such Disposition, Extraordinary Receipt or Casualty/Condemnation Event, as applicable (including customary expenses, costs and fees incurred with respect to legal, investment banking, brokerage, advisor and accounting and other professional fees, sales commissions and disbursements), and payable to a Person that is not an Affiliate of Holdings, (ii) sales, transfer, income, gains or other taxes (x) payable in connection with such Disposition or Casualty/Condemnation Event, as applicable or (y) reasonably estimated to be payable within two years of the date of the relevant Disposition as a result of any gain recognized in connection therewith (which estimate shall be certified by an Authorized Officer to be reasonable and made based on good faith estimates and assumptions), in each case of (x) and (y), after taking into account any available tax credits, offsets or deductions and any tax sharing arrangements, (iii) any amounts provided as a reserve, in accordance with GAAP, against any liabilities in respect of any indemnification obligations or purchase price adjustment associated with such transaction; provided that, to the extent and at any time such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds and (iv) payment of the outstanding principal amount of, and interest on any Indebtedness (other than the Term Loans) and other applicable amounts that are secured by a Lien on the Equity Interests or assets in question that is senior to the Lien securing the Obligations and that is required to be repaid under the terms thereof as a result of such Disposition or Casualty/Condemnation Event, as applicable.

“NFIP” means the National Flood Insurance Program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as revised by the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2004, that mandates the purchase of flood insurance to cover real property improvements located in Special Flood Hazard Areas in participating communities and provides protection to property owners through a federal insurance program.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all affected Lenders in accordance with the terms of Section 10.5(b) or 10.5(c) and (b) has been approved by the Required Lenders.

“Non-Credit Party Investment Basket” means $20,000,000.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Public Information” means information which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD.

“Note” means an Initial Term Loan Note or an Incremental Term Loan Note.

“Notice” means a Funding Notice or a Conversion/Continuation Notice.

“Notice Office” means the office of the Administrative Agent set forth on Appendix B hereto, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“Obligations” means all obligations of every nature of each Credit Party and the Parent from time to time owed to any Agent (including any former Agent), any Lender or any Eligible Counterparty under any Credit Document or Secured Swap Contract, whether for principal, interest (including interest which, but for the filing of a petition in any proceeding under any Debtor Relief Law with respect to such Credit Party or the Parent, as applicable, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party or the Parent, as applicable, for such interest in such proceeding), payments for early termination of Secured Swap Contracts, fees, expenses, indemnification or otherwise, and Credit Party obligations to pay, discharge and satisfy the Erroneous Payment Subrogation Rights.

“Obligee Guarantor” as defined in Section 7.7.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any successor thereto.

“Ordinary Course of Business” means, in respect of any transaction involving any Credit Party or any Subsidiary of any Credit Party, the ordinary course of such Person’s business, as conducted by any such Person in good faith.

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization and its by-laws; (b) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement; (c) with respect to any general partnership, its partnership agreement; (d) with respect to any limited liability company, its certificate of formation or articles of organization, its operating agreement, and any shareholders agreement (for the avoidance of doubt, the Shareholders Agreements are Organizational Documents); and (e) with respect to any Person that is any other type of entity, such documents as shall be comparable to the foregoing. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a Governmental Authority, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such Governmental Authority.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Term Loan or Credit Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.23).

“Parent” means Iridium Communications Inc., a Delaware corporation.

“Parent Guaranty” means the Parent Guaranty Agreement, dated as of the First Amendment Effective Date, between the Parent and the Administrative Agent.

“Participant” as defined in Section 10.6(d).

“Participant Register” as defined in Section 10.6(d).

“PATRIOT Act” means USA PATRIOT Improvement and Reauthorization Act, Title III of Pub. L. 109-177.

“Payment Letter(s)” as defined in Section 2.11(a).

“Payment Office” means the office of the Administrative Agent set forth on Appendix B hereto, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“Payment Recipient” has the meaning assigned to it in Section 9.12(a).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“PCMLTF Act” means the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the regulations promulgated thereunder.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA.

“Periodic Term SOFR Determination Day” as defined in the definition of “Term SOFR.”

“Permitted Acquisition” means an acquisition by the Borrower made in accordance with the requirements set forth in Section 6.6(o).

“Permitted Cure Securities” means Equity Interests issued by Holdings that are not Disqualified Equity Interests.

“Permitted Incremental Amount” means, at any time, $25,000,000, less the aggregate amount of Incremental Term Loan Commitments established prior to such time based on usage of the Permitted Incremental Amount.

“Permitted Lien” means each Lien permitted pursuant to Section 6.2.

“Permitted Refinancing” as defined in Section 6.1(s).

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Platform” as defined in Section 10.1(d)(i).

“Pledge Agreement” means the Pledge Agreement, dated the Closing Date, made by Holdings in favor of the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent.

“PPSA” means the Personal Property Security Act (Ontario), including the regulations thereto and related Minister’s Orders, provided that if perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder or under any other Credit Document on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a jurisdiction in Canada other than the Province of Ontario, “PPSA” means the Personal Property Security Act or such other applicable legislation in effect from time to time in such other jurisdiction in Canada for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Prepayment Premium” as defined in Section 2.11(d).

“Prime Rate” means the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, such other publication that quotes a prime rate (or rate similar to the prime rate) as may be selected by the Administrative Agent.

“Process Agent” means Aireon LLC.

“Pro Forma Basis” as determined in accordance with Section 1.7.

“Projections” means the projected balance sheets, income statements and cash flow statements of Holdings and its Subsidiaries, prepared on a quarterly basis for the first year following the Closing Date and on annual basis thereafter to and including the last day of the Fiscal Year in which the latest Maturity Date occurs.

“Properly Contested” means, with respect to any obligation of any Credit Party or any Subsidiary of any Credit Party, (a) the obligation is subject to a bona fide dispute regarding amount or the Credit Party’s or Subsidiary’s liability to pay, (b) the obligation is being properly contested in good faith by appropriate proceedings diligently conducted, and (c) appropriate reserves have been established for such obligation in accordance with GAAP.

“Pro Rata Share” means, with respect to any Lender, with respect to all payments, computations and other matters relating to any Term Loan Facility, the percentage obtained by dividing (i) the Term Loan Exposure of such Lender under such Term Loan Facility by (ii) the aggregate Term Loan Exposure of all of the Lenders under such Term Loan Facility.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” means a Lender that does not wish to receive material Non-Public Information with respect to Holdings, any of its Subsidiaries or any of their Securities.

“Purchase Agreement” means that certain Securities Purchase Agreement, dated as of May 13, 2026, by and among, inter alios, the Iridium Member, as buyer, Iridium, as buyer member, Holdings, as the company, and NAV CANADA, The Irish Air Navigation Service (trading as AirNav Ireland), ENAV S.P.A, Naviair Surveillance A/S, and NATS (Services) Limited, as sellers.

“Purchase Money Indebtedness” means Indebtedness of a Person incurred for the purpose of financing all or any part of the purchase price or cost of acquisition of property or equipment acquired by such Person, or the costs of improvements to property of such Person.

“Qualified ECP Credit Party” means, in respect of any Swap Contract, each Credit Party that constitutes an “eligible contract participant” (as defined in the Commodity Exchange Act) at the time such Swap Contract is incurred.

“Quarterly Payment Date” as defined in Section 2.12(a).

“Real Estate Asset” means an interest (fee, leasehold or otherwise) in any real property.

“Recipient” means any Agent or any Lender, as applicable.

“Register” as defined in Section 10.6(c).

“Regulation D” means Regulation D of the Board of Governors, as in effect from time to time.

“Regulation FD” means Regulation FD as promulgated by the US Securities and Exchange Commission under the Securities Act and Exchange Act as in effect from time to time.

“Related Fund” means, with respect to any Lender that is a fund that invests in bank or commercial loans and similar extensions of credit, any other fund that invests in bank or commercial loans and similar extensions of credit and is advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity (or an Affiliate of such entity) that administers, advises or manages such Lender.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching, emptying or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, sediment, subsurface strata, surface water, drinking water supplies or groundwater.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Remaining Obligations” means, as of any date of determination, the Obligations that as of such date of determination are (a) Obligations under the Credit Documents that survive termination of the Credit Documents, but as of such date of determination are not due and payable and for which no claims have been made and (b) Obligations in respect of the Secured Swap Contracts.

“Removal Effective Date” as defined in Section 9.6(a).

“Required Lenders” means, as of any date of determination, one or more Lenders having or holding Term Loan Exposure representing more than 50% of the aggregate Term Loan Exposure of all of the Lenders under all Term Loan Facilities; provided that the Term Loan Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Required Prepayment Date” as defined in Section 2.15(d).

“Resignation Effective Date” as defined in Section 9.6(a).

“Restricted Payment” means (a) the declaration or payment of any dividend or other distribution, direct or indirect, on account of any Equity Interests of any Credit Party or any of its Subsidiaries, now or hereafter outstanding, (b) the making of any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of any Credit Party or any direct or indirect parent of any Credit Party, now or hereafter outstanding, (c) the making of any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Equity Interests of any Credit Party or any direct or indirect parent of any Credit Party, now or hereafter outstanding, (d) the return of any Equity Interests to any shareholders or other equity holders of any Credit Party or any of its Subsidiaries, or making any other distribution of property, assets, shares of Equity Interests, warrants, rights, options, obligations or securities thereto as such, (e) the payment of any management, consulting, monitoring or advisory fees or any other fees or expenses (including the reimbursement thereof by any Credit Party or any of its Subsidiaries) pursuant to the Organizational Documents of any Credit Party or any management, consulting, monitoring, advisory or other services agreement to any of the shareholders or other equityholders of any Credit Party or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of any Credit Party, and (f) the payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in substance or legal defeasance), sinking fund or similar payment with respect to, any Indebtedness owed by Holdings and/or its Subsidiaries to any of its Affiliates and/or any Indebtedness owed by Holdings and/or its Subsidiaries that is subordinated in right of payment of the Obligations.

“Retained Available Amount” means, as of any date of determination, for the Fiscal Years in respect of which financial statements have been delivered pursuant to Section 5.1 on or prior to such date and during which the outstanding aggregate principal amount of the Term Loans is less than $87,500,000 (commencing with the Fiscal Year in which, on January 1st of such Fiscal Year, the outstanding aggregate principal amount of the Term Loans is less than $87,500,000), a cumulative amount equal to the difference of (i) Consolidated Excess Cash Flow for each such Fiscal Year minus (ii) the amount required to be prepaid pursuant to Section 2.14(c) with respect to each such Fiscal Year and not declined by the Lenders; provided that, for any Fiscal Year in which the outstanding aggregate principal amount of the Term Loans is less than $87,500,000, such cumulative amount shall not exceed 50% of Consolidated Excess Cash Flow for such Fiscal Year, provided further that, for any Fiscal Year in which the outstanding aggregate principal amount of the Term Loans is greater than $87,500,000, the Retained Available Amount shall equal zero.

“S&P” means S&P Global Ratings, a business unit of Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions broadly restricting or prohibiting dealings with such country or territory.

“Sanctioned Person” means, at any time, any Person with whom dealings are restricted or prohibited under Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the United States (including by OFAC, the U.S. Department of State, or the U.S. Department of Commerce), the United Nations Security Council, the European Union or any of its member states, His Majesty’s Treasury, Switzerland or Canada (including the Department of Foreign Affairs, Trade and Development Canada and the Department of Public Safety and Emergency Preparedness), (b) any Person organized or resident in, or any Governmental Authority or governmental instrumentality of, a Sanctioned Country or (c) any Person 50% or more directly or indirectly owned by, otherwise controlled by, or acting for the benefit or on behalf of, any Person or Persons described in clauses (a) or (b) hereof.

“Sanctions” means economic or financial sanctions or trade embargoes or restrictive measures enacted, imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC, the U.S. Department of State, or the U.S. Department of Commerce; (b) the Canadian government; (c) the United Nations Security Council; (d) the European Union or any of its member states; (e) His Majesty’s Treasury; or (f) Switzerland.

“Secured Parties” has the meaning assigned to such term in the Security Agreement.

“Secured Swap Contract” means any Swap Contract permitted under Section 6.1 that is entered into by and between any Credit Party and any Eligible Counterparty, to the extent designated by the Borrower and such Eligible Counterparty as a “Secured Swap Contract” in writing to the Administrative Agent. The designation of any Secured Swap Contract shall not create in favor of such Eligible Counterparty any rights in connection with the management or release of Collateral or of the obligations of any Guarantor under the Credit Documents.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, and any successor statute.

“Securities and Exchange Commission” means the US Securities and Exchange Commission, or any successor thereto.

“Securitization” means a public or private offering by a Lender or any of its Affiliates or their respective successors and assigns, of Securities which represent an interest in, or which are collateralized, in whole or in part, by the Term Loans.

“Securitization Party” means any Person that is a trustee, collateral manager, servicer, backup servicer, noteholder or other security holder, secured party, counterparty to a Securitization related Swap Contract, or other participant in a Securitization.

“Security Agreement” means the Security Agreement, dated the Closing Date, made by the Credit Parties in favor of the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent.

“Shareholders Agreement” means each of the Borrower Shareholders Agreement and the Holdings Shareholders Agreement.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Loan” means a Term Loan bearing interest at a rate determined by reference to the Term SOFR other than pursuant to clause (c) of the definition of “Base Rate.”

“Solvency Certificate” means a Solvency Certificate substantially in the form of Exhibit H.

“Solvent” as defined in the Solvency Certificate.

“SPC” as defined in Section 10.6(e)(ii).

“Special Flood Hazard Area” means an area that FEMA’s current flood maps indicate has at least a one percent (1%) chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year.

“Specified Consolidated Total Leverage Ratio” means the lower of: (a) the Closing Date Consolidated Total Leverage Ratio, and (b) (i)beginning with the Fiscal Quarter ending March 31, 2026 and ending with the Fiscal Quarter ending December 31, 2026, 4.00:1.00, and (ii) beginning with the Fiscal Quarter ending March 31, 2027 and for each Fiscal Quarter thereafter, 2.75:1.00.

“Specified Default” as defined in Section 8.1(e).

“STA” means the Securities Transfer Act, 2000 (Ontario), as such legislation may be amended, renamed or replaced from time to time, and includes all regulations from time to time made under such legislation.

“Subsidiary” means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which more than 50% of (a) the outstanding Equity Interests having (in the absence of contingencies) ordinary voting power to elect a majority of the Board of Directors of such Person, (b) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (c) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person. References to a Subsidiary shall mean a Subsidiary of Holdings unless the context expressly provides otherwise.

“Super-Priority Revolver” means a super-priority revolving credit facility or other working capital facility that satisfies all of the following conditions: (a) such facility is established by a third-party commercial bank, (b) such facility may be secured, provided that the security granted meets the requirements set forth in Section 6.2(b)(ii), (c) the loans advanced under such facility rank senior or pari-passu with the Term Loans in right of payment, (d) the covenants and events of default applicable to such facility, when taken as a whole, shall not be more restrictive in any material respect than those set forth in this Agreement and the other Credit Documents (and on or prior to the effective date of any such facility, the Borrower shall deliver to the Administrative Agent a statement of an Authorized Officer stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement (it being understood that customary variations in covenants and events of default associated with borrowing base and availability concepts in an asset-based revolver shall not constitute more restrictive covenants and events of default than those set forth in the Credit Documents), (e) the guarantors of such facility include no Persons that are not Guarantors hereunder, and (f) the All-In Yield calculated for the loans advanced under such facility will not be more than the corresponding All-In Yield for the Term Loans (calculated assuming full funding of such facility during the term thereof).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” means an Initial Term Loan or an Incremental Term Loan.

“Term Loan Commitment” means a Initial Term Loan Commitment or Incremental Term Loan Commitment.

“Term Loan Exposure” means, as of any date of determination, the outstanding principal amount of the Term Loans owing to a Lender under such Term Loan Facility, plus the unfunded amount of any Lender’s Term Loan Commitment that remains outstanding under such Term Loan Facility.

“Term Loan Facility” means the Initial Term Loan Facility and any Incremental Term Loan Facilities established pursuant to Section 2.2.

“Term Loan Lender” means an Initial Term Loan Lender, an Incremental Term Loan Lender and any Lender that has a Term Loan Commitment or that holds a Term Loan.

“Term SOFR” means:

(a)            for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)            for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body;

provided that if the Term SOFR as so determined shall ever be less than 2.00%, then the Term SOFR shall be deemed to be 2.00%.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Test Period” means the most recently ended four Fiscal Quarter period for which financial statements have been delivered to the Administrative Agent pursuant to Section 5.1(a) or 5.1(b), as applicable (or with respect to periods prior to the first full Fiscal Year for which financial statements pursuant to Section 5.1(a) or 5.1(b) have been delivered, the four consecutive Fiscal Quarters of Holdings then last ended (including for periods prior to the Closing Date, any predecessor entity)).

“Trade Controls” means all applicable laws and regulations adopted by Governmental Authorities of the United States and other countries relating to import and export controls, including, without limitation, the Tariff Act of 1930, as amended; other Laws and programs administered or enforced by the U.S. Department of Commerce, U.S. International Trade Commission, U.S. Customs and Border Protection, U.S. Immigration and Customs Enforcement and their predecessor entities; the Export Controls Reform Act of 2018, as amended; the Export Administration Regulations; the Arms Export Controls Act, as amended; the International Traffic in Arms Regulations; the International Emergency Economic Powers Act, as amended; and the Trading with the Enemy Act, as amended.

“Transaction Costs” means the fees, costs and expenses incurred by Holdings and its Subsidiaries in connection with the consummation of the transactions contemplated by the Purchase Agreement and the First Amendment.

“Type of Loan” means with respect to the Term Loans, a Base Rate Loan or a SOFR Loan.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if by reason of mandatory provisions of Law, the perfection, the effect of perfection or non-perfection or the priority of the security interests of the Collateral Agent in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unrestricted Cash” means all cash and Cash Equivalents of the Credit Parties in deposit or securities accounts located in the United States subject to a Lien and a Control Agreement in favor of the Collateral Agent, which does not appear as “restricted” on the consolidated balance sheet of Holdings (unless such appearance is related to the Liens created under the Credit Documents).

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.20(g).

“Waivable Mandatory Prepayment” as defined in Section 2.15(d).

“Weighted Average Life to Maturity” means, when applied to any Class of Term Loans at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Term Loan.

“Withholding Agent” means the Borrower and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2            Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Holdings to the Lenders pursuant to Section 5.1(a), 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(d), if applicable) (except for the lack of footnotes and being subject to year-end adjustments in the case of financial statements delivered pursuant to Sections 5.1(a) and 5.1(b)); provided that financial statements and other information required to be delivered by Holdings to the Lenders pursuant to Section 5.1(a) shall only be required to be prepared generally in accordance with GAAP as in effect at the time of such preparation and otherwise consistent with past practice and on a consistent basis. If at any time any change in GAAP would affect the computation of any financial ratio or financial requirement set forth in any Credit Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent (for distribution to the Lenders) financial statements and other documents required under this Agreement which include a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements, except for any calculations otherwise permitted to be made in accordance with this Agreement to the extent not addressed in the preparation of the Historical Financial Statements. For the avoidance of doubt, (i) notwithstanding any change in GAAP after December 1, 2018 that would require lease obligations that would be treated as operating leases as of December 1, 2018 to be classified and accounted for as Capital Leases or otherwise reflected on Holdings’ consolidated balance sheet, such obligations shall continue to be excluded from the definition of Indebtedness and (ii) any lease that was entered into after the date of this Agreement that would have been considered an operating lease under GAAP in effect as of December 1, 2018 shall be treated as an operating lease for all purposes under this Agreement and the other Credit Documents, and obligations in respect thereof shall be excluded from the definition of Indebtedness.

1.3            Interpretation, Etc. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in any Credit Document), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns to the extent permitted under the Credit Documents, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Appendices, Exhibits and Schedules shall be construed to refer to Sections of, and Appendices, Exhibits and Schedules to, this Agreement, (e) any reference to any Law herein shall, unless otherwise specified, refer to such Law as amended, modified or supplemented from time to time, (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Securities, accounts and contract rights, (g) a Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or cured, (h) any Lien referred to in this Agreement or any other Credit Document as having been created in favor of any Agent, any agreement entered into by any Agent pursuant to this Agreement or any other Credit Document, any payment made by or to or funds received by any Agent pursuant to or as contemplated by this Agreement or any other Credit Document, or any act taken or omitted to be taken by any Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of the Agents and the Lenders, (i) wherever the phrase “to the knowledge of any Credit Party” or words of similar import relating to the knowledge or the awareness of any Credit Party are used in this Agreement or any other Credit Document, such phrase shall mean and refer to the actual knowledge of a senior officer of any Credit Party, (j) all covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists, and all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder, (k) all terms used in this Agreement which are defined in Article 8 or Article 9 of the UCC and which are not otherwise defined herein shall have the same meanings herein as set forth therein, and (l) unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day.

1.4            Certifications. Any certificate or other writing required hereunder or under any other Credit Document to be certified by any officer or other authorized representative of any Person shall be deemed to be executed and delivered by the individual holding such office solely in such individual’s capacity as an officer or other authorized representative of such Person and not in such officer’s or other authorized representative’s individual capacity.

1.5           Timing of Performance. Except as otherwise provided in the definition of the term “Interest Period”, when the performance of any covenant, duty or obligation (including, without limitation, any required payment of principal, interest, fees or other Obligations) under any Credit Document is required to be performed on a day which is not a Business Day, the date of such performance shall extend to the immediately succeeding Business Day.

1.6           Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Term Loans in connection with any refinancing, extension or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.

1.7           Pro Forma Calculations and Adjustments.

(a)            For purposes of calculating the compliance of any transaction with any provision hereof that requires such compliance to be on a “Pro Forma Basis,” such transaction shall be deemed to have occurred as of the first day of the most recent period of four consecutive Fiscal Quarters which precedes or ends on the date of such transaction and for which financial statements have been delivered pursuant to Section 5.1(a) or Section 5.1(b). Notwithstanding anything to the contrary herein, the financial covenant set forth in Section 6.7(a) shall be calculated in the manner prescribed by this Section 1.7; provided, that when calculating such covenant for purposes of determining actual compliance (and not pro forma compliance or compliance on a pro forma basis), the events described in this Section 1.7 that occurred subsequent to the end of the applicable period of four consecutive fiscal quarters of the Borrower shall not be given pro forma effect. For clarity, for purposes of determining Consolidated Excess Cash Flow, Consolidated Adjusted EBITDA shall not be calculated on Pro Forma Basis.

(b)            In connection with the calculation of any ratio hereunder upon giving effect to a transaction on a “Pro Forma Basis,” (i) any Investment permitted hereunder or Disposition made outside the Ordinary Course of Business shall be deemed to have occurred as of the first day of the relevant Test Period, and (ii) any Indebtedness incurred, acquired or assumed, or repaid, by Holdings or any of its Subsidiaries in connection with such transaction (or any other transaction which occurred during the relevant Test Period) (A) shall be deemed to have been incurred, acquired or assumed, or repaid, as the case may be, as of the first day of the relevant Test Period, (B) if such Indebtedness has a floating or formula rate, then the rate of interest for such Indebtedness for the applicable period for purposes of the calculations contemplated by this definition shall be determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of such calculations, (C) if any Indebtedness incurred, acquired or assumed is in the nature of a revolving credit facility or delayed draw term loan facility, the entire principal amount of such facility shall be deemed to have been drawn, and (D) Consolidated Interest Expense will be calculated on a Pro Forma Basis.

1.8           Currency Generally. For purposes of determining compliance with Section 6.1, Section 6.2 and Section 6.6 with respect to any amount of any Indebtedness, Lien or Investment in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Indebtedness, Lien or Investment is incurred or granted (so long as such Indebtedness, Lien or Investment, at the time incurred or granted, made or acquired, was permitted hereunder).

1.9           Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

1.10         Quebec Security. For purposes of any assets, liabilities or entities located in the Province of Québec and for all other purposes pursuant to which the interpretation or construction of this Agreement or any other Credit Document may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (a) “personal property” shall include “movable property”, (b) “real property” or “real estate” shall include “immovable property”, (c) “tangible property” shall include “corporeal property”, (d) “intangible property” shall include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall include a “hypothec”, “right of retention”, “prior claim”, “reservation of ownership” and a resolutory clause, (f) all references to filing, perfection, priority, remedies, registering or recording under the Uniform Commercial Code or a Personal Property Security Act shall include publication under the Civil Code of Québec, (g) all references to “perfection” of or “perfected” liens or security interest shall include a reference to an “opposable” or “set up” hypothec as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall include a “right of compensation”, (i) “goods” shall include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall include a “mandatary”, (k) “construction liens” or “mechanics, materialmen, repairmen, construction contractors or other like Liens” shall include “legal hypothecs” and “legal hypothecs in favour of persons having taken part in the construction or renovation of an immovable”, (l) “joint and several” shall include “solidary”, (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall include “ownership on behalf of another as mandatary”, (o) “easement” shall include “servitude”, (p) “priority” shall include “rank” or “prior claim”, as applicable (q) “survey” shall include “certificate of location and plan”, (r) “state” shall include “province”, (s) “fee simple title” shall include “absolute ownership” and “ownership” (including ownership under a right of superficies), (t) “accounts” shall include “claims”, (u) “legal title” shall be including “holding title on behalf of an owner as mandatary or prete-nom”, (v) “ground lease” shall include “emphyteusis” or a “lease with a right of superficies”, as applicable, (w) “leasehold interest” shall include “rights resulting from a lease”, (x) “lease” shall include a “leasing contract” and (y) “foreclosure” shall include “the exercise of hypothecary recourse”, and (z) “guarantee” and “guarantor” shall include “suretyship” and “surety”, respectively. The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement.

Section 2           LOANS

2.1             Initial Term Loans.

(a)            Term Loan Commitment. Subject to the terms and conditions hereof, each Lender severally and not jointly agrees to make, on the Closing Date, an Initial Term Loan to the Borrower in an amount equal to such Lender’s Term Loan Commitment. The Borrower may make only one borrowing under the Initial Term Loan Commitments. Each Lender’s Initial Term Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender’s Initial Term Loan Commitment on such date.

(b)            Repayments and Prepayments. Any amount of the Initial Term Loans that is subsequently repaid or prepaid may not be reborrowed.

(c)            Maturity. Subject to Sections 2.12(a) and 2.14, all amounts owed hereunder with respect to the Initial Term Loans shall be paid in full no later than the Maturity Date applicable to the Initial Term Loans.

(d)            Funding Notice. The Borrower shall deliver to the Administrative Agent a fully executed Funding Notice for the Initial Term Loans no later than 11:00 a.m. (New York City time) at least fourteen Business Days (or such shorter period agreed to by the Administrative Agent) in advance of the Closing Date and, promptly upon receipt thereof, the Administrative Agent shall notify each Lender of the proposed borrowing.

(e)            Funding of the Initial Term Loans. Each Lender shall make its Initial Term Loan available to the Administrative Agent on the Closing Date, by wire transfer of same day funds in Dollars, at the Payment Office.

(f)            Availability of Funds. Upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent shall make the proceeds of the Initial Term Loans available to the Borrower on the Closing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Initial Term Loans received by the Administrative Agent from the Lenders to be distributed in accordance with the Flow of Funds Memorandum.

2.2          Incremental Term Facilities.

(a)            Incremental Term Facility. The Borrower may, by written notice to the Administrative Agent, from time to time after the Closing Date, on one or more occasions (each, an “Incremental Facility Notice”), request one or more incremental facilities for term loans (any commitment thereunder an “Incremental Term Loan Commitment”, any loans made under such facilities, the “Incremental Term Loans”, and any such facility, an “Incremental Term Loan Facility”) in an aggregate principal amount not to exceed the Permitted Incremental Amount; provided, that, the proceeds of any such Incremental Term Loan shall be solely applied by the Credit Parties to fund Permitted Acquisitions and related transaction fees and expenses; provided, that, in no event, shall the proceeds of any Incremental Term Loans be used to make a Restricted Payment.

(b)           Right of First Refusal.

(i)	Upon the receipt of such Incremental Facility Notice by the Administrative Agent, the Administrative Agent shall deliver a copy thereof to each Lender. Such Incremental Facility Notice shall set forth the requested amount of Incremental Term Loan Commitment (which amount shall be in minimum increments of $1,000,000 and a minimum of $5,000,000 or the amount equal to the then remaining Permitted Incremental Amount) and the date on which such Incremental Term Loan Commitment is requested to become effective (which shall be not less than twenty (20) Business Days nor more than ninety (90) days after the date of such notice by the Borrower and which, in any event, must be on or prior to the Maturity Date) (such date of effectiveness, the “Incremental Facility Effective Date”), and shall offer each such Lender the opportunity to provide such Incremental Term Loan Commitment on a pro rata basis of the requested amount.

(ii)	Each such Lender shall, by notice to the Borrower and the Administrative Agent given not more than twenty (20) Business Days after the date of the Administrative Agent’s delivery of such Incremental Facility Notice from the Borrower, either agree to provide such Incremental Term Loan Commitment by all or a portion of the offered amount (each Lender so agreeing being an “Increasing Incremental Term Loan Lender”) or decline to provide such Incremental Term Loan Commitment (and any Lender that does not deliver such a notice within such period of twenty (20) Business Days shall be deemed to have declined to provide Incremental Loan Commitment). In the event that, on the twentieth (20th) Business Day after the Administrative Agent shall have delivered a notice by the Borrower pursuant to Section 2.2(b)(i), the Lenders shall have agreed pursuant to the preceding sentence to provide such Incremental Term Loan Commitment in an aggregate amount less than the amount requested by the Borrower, the Borrower may arrange for one or more banks or other entities (any such bank or other entity being called an “Augmenting Incremental Term Loan Lender”, and together with the Increasing Incremental Term Loan Lender, the “Incremental Term Loan Lenders”), which may include any Lender, to provide such Incremental Term Loan Commitment in an aggregate amount equal to the unsubscribed amount; provided that each Augmenting Incremental Term Loan Lender shall be subject to the prior written approval of the Administrative Agent (which approvals shall not be unreasonably withheld, conditioned or delayed). Any such increase may be made in an amount that is less than the increase requested by the Borrower if the Borrower is unable to arrange for, or chooses not to arrange for, Augmenting Incremental Term Loan Lenders.

(c)           Conditions to Incurrence of Incremental Term Loan Facility. Each Incremental Term Loan Facility shall become effective as of the applicable Incremental Facility Effective Date; provided that:

(i)	no Default or Event of Default shall exist on such Incremental Facility Effective Date before or after giving effect to such Incremental Term Loan Facility and the borrowings thereunder;

(ii)	the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects (except for those representations and warranties that are conditioned by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except for those representations and warranties that are conditioned by materiality or Material Adverse Effect, which shall have been true and correct in all respects) on and as of such earlier date;

(iii)	the Administrative Agent shall have received a reasonably detailed description of the use of proceeds of such Incremental Term Loan Facility; and

(iv)	on a Pro Forma Basis after giving effect to such Incremental Term Loan Facility the borrowings thereunder and application of proceeds thereof, the Consolidated Total Leverage Ratio shall not exceed the Specified Consolidated Total Leverage Ratio.

(d)            Incremental Term Loans. On any Incremental Facility Effective Date on which any Incremental Term Loan Commitments are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each Incremental Term Loan Lender shall make an Incremental Term Loan to the Borrower in an amount equal to its Incremental Term Loan Commitment, (ii) each Incremental Term Loan Lender shall become a Lender hereunder with respect to the Incremental Term Loan Commitment and the Incremental Term Loans made pursuant thereto, and (iii) the applicable Incremental Term Loan Commitments shall be effected pursuant to one or more Lender Joinder Agreements, each of which shall be recorded in the Register.

(e)            Notice to Lenders. The Administrative Agent shall notify the Lenders, promptly upon receipt of the Borrower’s notice of an Incremental Facility Effective Date, of the Incremental Term Loan Commitments and the Incremental Term Loan Lenders.

(f)            Terms – Incremental Term Loans. The terms of Incremental Term Loans shall be identical to the Initial Term Loans, subject to the following:

(i)	all Incremental Term Loans shall rank pari passu in right of payment, and rank pari passu in right of security, with the Obligations;

(ii)	as of the date of the incurrence thereof, (A) the maturity date applicable to any Incremental Term Loans shall not be earlier than the then-final scheduled maturity date of the Term Loans with the latest Maturity Date then in effect, and (B) the Weighted Average Life to Maturity of any Incremental Term Loans shall not be shorter than the Weighted Average Life to Maturity of the Class of Term Loans with the latest Maturity Date then in effect;

(iii)	Subject to clause (ii) above, the amortization schedule (if any) applicable to any such Incremental Term Loans shall be determined by the Borrower and the applicable Incremental Term Lenders;

(iv)	no Incremental Term Loan shall be (A) secured by property other than the Collateral or (B) be incurred or guaranteed by any Person other than a Credit Party;

(v)	no Incremental Term Loans may be prepaid (whether voluntarily or mandatorily) prior to repayment in full of the Obligations, unless accompanied by at least a ratable payment of the then existing Obligations;

(vi)	if the All-in-Yield in respect of any Incremental Term Loan exceeds the All-in-Yield for any existing Loan, then the Applicable Margin applicable to each such existing (if any) Loan shall be increased so that the total yield in respect of such existing Loan is equal to the total yield pertaining to such Incremental Term Loan (it being agreed that to the extent the total yield with respect to such Incremental Term Loan is greater than the total yield of such existing Loan solely as a result of a higher “floor”, then the increased interest rate applicable to each existing Loan, shall be effected solely by increasing the “floor” applicable thereto); and

(vii)	except as otherwise expressly set forth in the foregoing clauses (i) through (vi), inclusive, the pricing (including interest, fees and premiums) and redemption terms with respect such Incremental Term Loans shall be determined by the Borrowers and the lenders providing such Incremental Term Loans; provided that the other terms of any Incremental Term Loans shall be, when taken as a whole, no more favorable to the lenders or holders providing such Incremental Term Loans than those applicable to the Initial Term Loans (except to the extent (x) such terms are added in the Credit Documents for the benefit of the Lenders pursuant to an amendment hereto or thereto subject solely to the reasonable satisfaction of the Required Lenders or (y) applicable solely to periods after the latest final Maturity Date existing at the time of such incurrence); provided, further, that a certificate of the Borrower as to the satisfaction of the conditions described in this clause delivered at least ten Business Days prior to the incurrence of such Incremental Term Loans, together with a reasonably detailed description of the material terms and conditions of such Incremental Term Loans or drafts of documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements of this clause, shall be conclusive unless the Administrative Agent notifies the Borrower within such ten Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees).

(g)            Related Amendments. Each of the parties hereto hereby agrees that upon the effectiveness of any Lender Joinder Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the applicable Incremental Term Loan Commitment and the Incremental Term Loans evidenced thereby and the Administrative Agent and the Borrower may revise this Agreement and the other Credit Documents to evidence such amendments without the consent of the other Lenders as may be necessary or appropriate, in the reasonable opinion of Administrative Agent and the Borrower, to effectuate the provisions of this Section 2.2, and this Section 2.2 shall preempt and supersede any provision in Section 2.15, 2.17 or 10.5 to the contrary.

2.3          [Reserved]

2.4          [Reserved]

2.5          Pro Rata Shares; Availability of Funds.

(a)            Pro Rata Shares. All Loans shall be made, and all participations purchased, by the Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that (i) the failure of any Lender to fund any such Loan shall not relieve any other Lender of its obligation hereunder and (ii) no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Term Loan requested hereunder or purchase a participation required hereby nor shall any Term Loan Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Term Loan requested hereunder or purchase a participation required hereby.

(b)            Availability of Funds. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Credit Extension that such Lender will not make available to the Administrative Agent such Lender’s share of such Credit Extension, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with this Agreement and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Credit Extension available to the Administrative Agent, then the applicable Lender, severally, and the Borrower, jointly and severally, agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in its reasonable discretion, and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Credit Extension to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Credit Extension. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. Nothing in this Section 2.5(b) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.

2.6          Use of Proceeds.

(a)            Initial Term Loans. The proceeds of the Initial Term Loans shall be applied on the Closing Date (i) to prepay Borrower’s obligations under the Existing Credit Agreement and to make a Closing Date Restricted Payment, (ii) to cover the project’s expenses, including working capital and general corporate purposes and, (iii) to pay fees and expenses (including the Transaction Costs in an aggregate amount not to exceed $13,000,000) in connection with this Agreement and the other Credit Documents and (iv) to fund cash to the balance sheet of Holdings and its Subsidiaries in accordance with the Flow of Funds Memorandum.

(b)           Incremental Term Loans. The proceeds of the Incremental Term Loans shall be applied solely by the Credit Parties to fund Permitted Acquisitions and related transaction fees and expenses; provided, that, in no event, shall the proceeds of any Incremental Term Loans be used to make a Restricted Payment.

(c)            Margin Regulations. Holdings and its Subsidiaries shall not use any portion of the proceeds of any Credit Extension to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors.

(d)            Anti-Corruption Laws, AML and Anti-Terrorism Laws, Sanctions and Trade Controls. The Borrower shall not request any Term Loan and shall not permit any of their Subsidiaries, or any of their respective directors, officers, employees, Affiliates and agents to, use, directly or indirectly, the proceeds of any Term Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary, other Affiliate, joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or AML and Anti-Terrorism Laws, (ii) for the purpose of funding, financing or facilitating any unlawful activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (iii) in any manner that would result in the violation of any Sanctions or Trade Controls by, or the imposition of Sanctions on, any Person (including any Person participating in the transactions contemplated hereunder, whether as underwriter, advisor lender, investor or otherwise).

2.7          Evidence of Debt; Notes.

(a)            Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Indebtedness of the Borrower to such Lender hereunder, including the amounts of the Term Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Borrower, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Term Loan Commitments or the Borrower’s Obligations in respect of any applicable Loans; and provided further that, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(b)            Notes. If so requested by any Lender by written notice to the Borrower (with a copy to the Administrative Agent) at least two Business Days prior to the Closing Date, or at any time thereafter, the Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after the Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s applicable Loan.

2.8          Interest on Loans.

(a)            Interest. Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through the date of repayment thereof (whether as a result of acceleration or otherwise) at an interest rate determined for such Loan equal to (x) the Base Rate or the Term SOFR, as applicable, plus (y) the Applicable Margin for such Type of Loan.

(b)            Interest Rate Election. The basis for determining the rate of interest with respect to any Term Loan shall be selected by the Borrower and notified to the Administrative Agent pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be.

(c)            Interest Periods. In connection with SOFR Loans there shall be no more than four Interest Periods outstanding at any time. In the event the Borrower fails to specify between a Base Rate Loan or a SOFR Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a SOFR Loan) will be automatically continued as a SOFR Loan with an Interest Period of three months on the last day of then-current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event the Borrower fails to specify an Interest Period for any SOFR Loan in the applicable Funding Notice or Conversion/Continuation Notice, the Borrower shall be deemed to have selected an Interest Period of three months. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the SOFR Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing) to the Borrower and each Lender.

(d)           Computation of Interest. Interest payable under this Agreement shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Term Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a SOFR Loan, the date of conversion of such SOFR Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a SOFR Loan, the date of conversion of such Base Rate Loan to such SOFR Loan, as the case may be, shall be excluded; provided that, if a Term Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

(e)            Interest Payable. Except as otherwise set forth herein, interest on each Loan shall accrue on a daily basis and be payable in arrears (i) on each Interest Payment Date applicable to that Loan; (ii) concurrently with any payment of that Loan, including amortization payments pursuant to Section 2.12, and voluntary and mandatory prepayments, to the extent accrued on the amount being paid or prepaid; and (iii) at maturity, including final maturity.

(f)            Interest Act (Canada). For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid under any Credit Document is to be calculated on the basis of a 360-day or 365-day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365, as applicable. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

(g)            Criminal Code (Canada). If any provision of this Agreement would oblige a Canadian Credit Party to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by any applicable Law or would result in a receipt by that Lender of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable Law or so result in a receipt by that Lender of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows: (a) first, by reducing the amount or rate of interest required to be paid to the affected Lender; and (b) thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid to the affected Lender which would constitute interest for purposes of section 347 of the Criminal Code (Canada).

2.9          Conversion and Continuation.

(a)            Conversion. Subject to Section 2.18, the Borrower shall have the option to convert at any time all or any part of any Term Loan equal to $500,000 and integral multiples of $100,000 in excess of that amount from one Type of Loan to another Type of Loan (or the remaining outstanding balance if less); provided that (i) a SOFR Loan may not be converted on a date other than the expiration date of the Interest Period applicable to such SOFR Loan unless the Borrower shall pay all amounts due under Section 2.18 in connection with any such conversion and (ii) a Base Rate Loan may not be converted to a SOFR Loan during the continuance of an Event of Default described in Section 8.1(a), Section 8.1(f) or 8.1(g) (or, at the option of the Required Lenders (upon notice to the Borrower) during the continuance of any other Event of Default).

(b)            Continuation. Subject to Section 2.18, the Borrower shall also have the option, upon the expiration of any Interest Period applicable to any SOFR Loan, to continue all or any portion of such Loan equal to $500,000 and integral multiples of $100,000 in excess of that amount as a SOFR Loan (or the remaining outstanding balance if less); provided that a SOFR Loan may not be continued as a SOFR Loan during the continuance of an Event of Default described in Section 8.1(a), Section 8.1(f) or 8.1(g) (or, at the option of the Required Lenders (upon notice to the Borrower) during the continuance of any other Event of Default).

(c)            Conversion/Continuation Notice. The Borrower shall deliver a Conversion/Continuation Notice to the Administrative Agent at the Notice Office no later than 11:00 a.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least two Business Days in advance of the proposed Conversion/Continuation Date (in the case of a conversion to, or a continuation of, a SOFR Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any SOFR Loans shall be irrevocable on and after the date of receipt thereof by the Administrative Agent, and the Borrower shall be bound to effect a conversion or continuation in accordance therewith.

2.10        Default Interest. Automatically upon the occurrence and during the continuance of an Event of Default described in Section 8.1(a), Section 8.1(f) or 8.1(g) (or, at the option of the Required Lenders (upon notice to the Borrower) during the continuance of any other Event of Default), all outstanding Obligations shall bear interest (including post-petition interest in any proceeding under any Debtor Relief Law) from the date of such Event of Default, payable on demand at a rate that is 2.00% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.10 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of any Agent or any Lender.

2.11        Fees.

(a)            Closing Payments; Agent Fee. The Borrower agrees to pay to the Lenders, the Administrative Agent and the Collateral Agent all payments in the amounts and at the times separately agreed upon (the letter agreements evidencing such fees, the “Payment Letters”).

(b)            Computation and Payment of Fees. All annual fees shall be calculated on the basis of a 360-day year and the actual number of days elapsed.

(c)            Payment to Lenders. All fees payable to the Lenders pursuant to this Section 2.11 shall be paid when due to the Administrative Agent at the Payment Office and upon receipt thereof, the Administrative Agent shall promptly distribute to each Lender its Pro Rata Share thereof, as applicable.

(d)            Prepayment Premium. In the event of (i) any mandatory prepayments of any Initial Term Loan in accordance with clause (a)(i), (a)(iii), (b) or (e) of Section 2.14, (ii) any prepayment pursuant to Section 2.13, (iii) the acceleration (including as a result of the commencement of any insolvency proceeding) of all or any portion of the Obligations or (iv) any replacement of any Non-Consenting Lender pursuant to Section 2.23, in each case, for any reason, the Borrower shall be required to pay the following premiums (expressed as a percentage (or, in the case of clauses (i) and (ii) calculated based on) of (x) the sum of the outstanding principal amount of the Initial Term Loans paid or (y) in the case of an acceleration (including as a result of the commencement of any insolvency proceeding) of all or any portion of the Obligations, an amount equal to the principal amount of all Initial Term Loans outstanding immediately prior to such acceleration or (z) in the case of any replacement of any Non-Consenting Lender pursuant to Section 2.23, an amount equal to the principal amount of all Initial Term Loans held by such replaced Lender immediately prior to such replacement):

(i)	in the case of any such event during the period commencing from and after the Closing Date to the date that is on or prior to the second anniversary of the Closing Date, the Make-Whole Amount;

(ii)	in the case of any such event during the period commencing after the second anniversary of the Closing Date to the date that is on or prior to the third anniversary of the Closing Date, a premium of 3.00%;

(iii)	in the case of any such event during the period commencing after the third anniversary of the Closing Date to the date that is on or prior to the fourth anniversary of the Closing Date, a premium of 1.00%; and

(iv)	in the case of any such event after the fourth anniversary of the Closing Date, no premium shall be payable.

(each such premium referred to as the applicable “Prepayment Premium”); provided, that notwithstanding the foregoing, in the event of a voluntary prepayment of the Initial Term Loans pursuant to Section 2.13 using proceeds of the issuance of Equity Interests of Holdings, any such Prepayment Premium shall only be calculated with respect to the principal amount being prepaid less the lesser of (x) $15,000,000 and (y) the Net Cash Proceeds of such issuance of Equity Interests of Holdings. Calculation of the Prepayment Premium shall not be a duty or obligation of any Agent.

2.12        Installments and Maturity.

(a)            The principal amount of the Initial Term Loans shall be repaid in equal quarterly installments (i) beginning with the Fiscal Quarter ending December 31, 2023 and ending with the Fiscal Quarter ending September 30, 2024, in an aggregate principal amount equal to 0.25% of the aggregate principal amount of the Initial Term Loans outstanding on the Closing Date, (ii) beginning with the Fiscal Quarter ending December 31, 2024 and ending with the Fiscal Quarter ending September 30, 2025, in an aggregate principal amount equal to 1.25% of the aggregate principal amount of the Initial Term Loans outstanding on the Closing Date, (iii) beginning with the Fiscal Quarter ending December 31, 2025 and ending with the Fiscal Quarter ending September 30, 2026, in an aggregate principal amount equal to 1.875% of the aggregate principal amount of the Initial Term Loans outstanding on the Closing Date and (iv) beginning with the quarter ending December 31, 2026 and for each Fiscal Quarter thereafter, in an aggregate principal amount equal to 3.125% of the aggregate principal amount of the Initial Term Loans outstanding on the Closing Date, each of which shall be due on the last Business Day of each March, June, September and December (each, a “Quarterly Payment Date”), and a final installment payment shall be due on the Maturity Date in an amount equal to the entire remaining unpaid principal balance of the Initial Term Loans.

(b)            Notwithstanding the foregoing, (i) such installments (including the installment due on the applicable Maturity Date) shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with Section 2.15; and (ii) each Loan, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the applicable Maturity Date with respect thereto.

(c)            The principal amount of the Incremental Term Loans of any other Class shall be repaid in such scheduled installments and on such date or dates as shall be specified therefor in the applicable Lender Joinder Agreement.

2.13        Voluntary Prepayments.

(a)            Voluntary Prepayments. Subject to Section 2.11(d), with respect to any Type of Loan, the Borrower may prepay any time and from time to time, any Term Loan on any Business Day in whole or in part, in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount (or the remaining outstanding balance if less), and upon prior written notice, given to the Administrative Agent by 2:00 p.m. (New York City time) not later than the date that is three days prior to the date of such prepayment, and the Administrative Agent will promptly transmit such notice to each applicable Lender. Upon the giving of any such notice, the principal amount of the Term Loans specified in such notice shall become due and payable on the prepayment date specified therein; provided that such prepayment obligation may be conditioned on the occurrence of any subsequent event (including a Change of Control or refinancing transaction).

2.14        Mandatory Prepayments.

(a)            Dispositions; Casualty/Condemnation Events; Extraordinary Receipts. No later than ten Business Days following the date of receipt by any Credit Party of any Net Cash Proceeds in excess of $5,000,000 in the aggregate in any Fiscal Year with respect to:

(i)	any Disposition (other than any Disposition pursuant to Sections 6.9(a) through (d) and (g) through (l) thereof);

(ii)	any Casualty/Condemnation Event; or

(iii)	Extraordinary Receipts;

the Borrower shall prepay the Term Loans and/or the Term Loan Commitments shall be permanently reduced as set forth in Section 2.15(b) in an aggregate amount equal to 100% of such Net Cash Proceeds. Notwithstanding the foregoing, so long as no Default or Event of Default shall have occurred and be continuing, no prepayment shall be required with respect to the Net Cash Proceeds described in clauses (i), (ii) and (iii) above to the extent (1) the Credit Parties reinvest such Net Cash Proceeds in assets used in the business of the Credit Parties and their Subsidiaries (including, in respect of any Casualty/Condemnation Event, to repair, restore or replace the assets affected thereby) within 180 days following receipt thereof or (2) the Credit Parties have entered into a binding agreement to reinvest in compliance with the foregoing clause (1) within 180 days following the receipt thereof and the Credit Parties actually reinvest such Net Cash Proceeds within 180 days after the end of such 180-day period; provided, that: (A) such Net Cash Proceeds shall be reinvested in a Credit Party, and (B) the Borrower shall deliver a restoration plan, restoration budget and corresponding narrative report to the Administrative Agent and the Required Lenders prior to reinvesting Net Cash Proceeds for purposes of rebuilding, repairing, restoring or replacing property affected by a Casualty/Condemnation Event.

(b)            Issuance of Indebtedness. On the date of the incurrence of any Indebtedness by Holdings or any of its Subsidiaries (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.1), the Borrower shall prepay the Term Loans and/or the Term Loan Commitments shall be permanently reduced as set forth in Section 2.15(b) in an aggregate amount equal to 100% of the net cash proceeds received from such incurrence.

(c)            Consolidated Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow (i) for the period commencing with the Fiscal Year ending 2024 or (ii) any Fiscal Year thereafter, the Borrower shall, no later than (I) five Business Days after the earlier of (A) the date of delivery of the financial statements for the Fiscal Years ended 2024 and 2025 pursuant to Section 5.1(b)(i) and (B) the date that the financial statements for the Fiscal Years ended 2024 and 2025 are required to be delivered pursuant to Section 5.1(b)(i) or (II) one hundred eighty (180) days after the end of each Fiscal Year thereafter, commencing with the Fiscal Year ending 2026 (the “ECF Prepayment Date”), prepay the Term Loans as set forth in Section 2.15(b) in an aggregate amount equal to (i) the Applicable ECF Percentage of such Consolidated Excess Cash Flow, minus (ii) voluntary prepayments of the Term Loans made during the applicable Fiscal Year or during the period commencing on the day after the end of the applicable Fiscal Year and ending on the ECF Prepayment Date; provided that, solely to the extent that, after giving effect to any prepayment pursuant to this clause (c), Unrestricted Cash would be less than $20,000,000, the Borrower shall be permitted to satisfy the obligations under this clause (c) by applying only the portion of such prepayment amount that would not result in Unrestricted Cash being less than $20,000,000.

(d)            [Reserved]

(e)            Change of Control. Immediately upon the occurrence of a Change of Control, the Borrower shall prepay 100% of the principal amount of the Term Loans and all other Obligations then outstanding.

(f)            Prepayment Certificate. Not less than three Business Days prior to any prepayment of the Term Loans pursuant to Sections 2.14(a) through 2.14(e), the Borrower shall deliver to the Administrative Agent notice of such prepayment. In the event that the Borrower shall subsequently determine that the actual amount received exceeded the amount set forth in such notice, the Borrower shall promptly make an additional prepayment of the Term Loans and/or the Term Loan Commitments shall be permanently reduced in an amount equal to such excess.

2.15        Application of Prepayments.

(a)            Application of Voluntary Prepayments. Any prepayment of any Term Loan pursuant to Section 2.13(a) shall be applied to each Class of Term Loans on a pro rata basis and, within each such Class, to the scheduled installments of principal thereof as directed by the Borrower (and absent any such direction, in direct order of maturity); provided, that (i) any Class of Incremental Term Loans may specify that one or more other Classes of Term Loans may be prepaid prior to such Class of Incremental Term Loans and (ii) no prepayment of Term Loans may be directed to a later maturing Class of Term Loans without at least a pro rata repayment of any related earlier maturing Classes.

(b)            Application of Mandatory Prepayments. Subject to Section 2.15(d), any amount required to be paid pursuant to Sections 2.14(a) through 2.14(e) shall be applied to each Class of Term Loans on a pro rata basis, and within each such Class, to the remaining installments (including the final installment at maturity) of principal thereof on a pro rata basis; provided, that (i) any Class of Incremental Term Loans may specify that one or more other Classes of Term Loans may be prepaid prior to such Class of Incremental Term Loans and (ii) no prepayment of Term Loans may be directed to a later maturing Class of Term Loans without at least a pro rata repayment of any related earlier maturing Classes.

(c)            Application of Prepayments to Types of Loans. With respect to the prepayment of any Class of Loans, such prepayment of the Term Loans shall be applied first to Base Rate Loans to the full extent thereof before application to SOFR Loans.

(d)            Waivable Mandatory Prepayment. Anything contained herein to the contrary notwithstanding, in the event the Borrower are required to make any mandatory prepayment (a “Waivable Mandatory Prepayment”) of the Term Loans, not less than three Business Days prior to the date (the “Required Prepayment Date”) on which the Borrower are required to make such Waivable Mandatory Prepayment, the Borrower shall notify the Administrative Agent of the amount of such prepayment, and the Administrative Agent will promptly thereafter notify each Lender holding outstanding Term Loans of the amount of such Lender’s Pro Rata Share of such Waivable Mandatory Prepayment and such Lender’s option to refuse such amount. Each such Lender may exercise such option by giving written notice to the Borrower and the Administrative Agent of its election to do so on or before the first Business Day prior to the Required Prepayment Date (it being understood that any Lender which does not notify the Borrower and the Administrative Agent of its election to exercise such option on or before the first Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option). Any such refused amounts shall first be offered ratably to each Lender that has not elected to refuse its Waivable Mandatory Prepayment (it being understood that any Lender that does not notify the Borrower and the Administrative Agent of its election to exercise such right of first offer by 10:00 a.m. on the Required Prepayment Date shall be deemed, as of such date, not to exercise such option), and to the extent not accepted by such Lenders, shall be permitted to be retained by the Borrower (such retained amounts, the “Declined Proceeds”).

2.16        General Provisions Regarding Payments.

(a)            Payments Due. All payments by the Borrower of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to the Administrative Agent not later than 2:00 p.m. (New York City time) on the date due at the Payment Office; for purposes of computing interest and fees, funds received by the Administrative Agent after that time on such due date shall be deemed to have been paid by the Borrower on the next succeeding Business Day and shall be subject to Section 2.16(g).

(b)            Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may (but shall be under no obligation to) assume that the Borrower have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in its reasonable business judgment.

(c)            Payments to Include Interest. In addition to amounts required to be paid pursuant to Sections 2.11(a) and (d), all payments in respect of the principal amount of any Term Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Term Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest then due and payable before application to principal.

(d)            Distribution of Payments. The Administrative Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees payable with respect thereto, to the extent received by the Administrative Agent.

(e)            Affected Lender. Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any SOFR Loans, the Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(f)            Payment Due on Non-Business Day. Subject to the provisos set forth in the definition of “Interest Period”, whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder.

(g)            Non-Conforming Payment. In the event any payment by or on behalf of the Borrower hereunder is not made in same day funds prior to 2:00 p.m. (New York City time), the Administrative Agent may deem such payment to be a non-conforming payment and if so, shall give prompt written notice thereof to the Borrower and each applicable Lender (which notice may be provided by email). Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate otherwise applicable thereto from the date such amount was due and payable until the date such amount is paid in full.

2.17        Ratable Sharing. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Term Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Term Loans and accrued interest thereon or other such obligations greater than its Pro Rata Share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Term Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this Section 2.17 shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Term Loans to any assignee or Participant. Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.

2.18        Making or Maintaining SOFR Loans.

(a)            Illegality or Impracticability of SOFR Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto, absent manifest error) that the making, maintaining or continuation of its SOFR Loans has become unlawful as a result of compliance by such Lender in good faith with any Law (or would conflict with any treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), then, and in any such event, the affected Lenders shall each be an “Affected Lender” and it shall on that day give written notice (which may be made by e-mail) to the Borrower and the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each other Lender). If the Administrative Agent receives a notice from any Lender pursuant to the preceding sentence, then (1) the obligation of such Lender to make Loans as, or to convert Loans to, SOFR Loans shall be suspended until such notice shall be withdrawn by each Affected Lender, (2) to the extent such determination by the Affected Lender relates to a SOFR Loan then being requested by Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, such Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) such Lender’s obligations to maintain their respective outstanding SOFR Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by Law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a SOFR Loan then being requested by the Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the Borrower shall have the option, to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving written notice to the Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission the Administrative Agent shall promptly transmit to each other Lender).

(b)            Booking of SOFR Loans. Any Lender may make, carry or transfer SOFR Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

2.19        Increased Costs; Capital Adequacy.

(a)            Increased Costs Generally. If any Change in Law shall:

(i)	impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii)	subject any Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) with respect to this Agreement or any Term Loan made by it, its Term Loan Commitments or other obligations hereunder, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)	impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Term Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Term Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)            Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Term Loan Commitments of such Lender or the Term Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)            Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 2.19(a) or 2.19(b) and delivered to the Borrower, shall be conclusive so long as it reflects a reasonable basis for the calculation of the amounts set forth therein and does not contain any manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten days after receipt thereof.

(d)            Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.19 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.19 for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

2.20        Taxes; Withholding, Etc.

(a)            Defined Terms. For purposes of this Section 2.20, the term “applicable Law” includes FATCA.

(b)            Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.20) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)            Payment of Other Taxes. The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)            Indemnification by the Credit Parties. The Credit Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.20) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)            Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any interest, penalties and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.20(e).

(f)            Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 2.20, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)            Status of Lenders.

(i)	Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.20(g)(ii)(A), 2.20(g)(ii)(B) and 2.20(g)(ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)	Without limiting the generality of the foregoing:

(A)	any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)	any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)	in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed copies of IRS Form W-8BEN or IRS Form W-8BENE establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN or IRS Form W-8BENE establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)	executed copies of IRS Form W-8ECI;

(3)	in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BENE; or

(4)	to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BENE, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;

(C)	any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)	if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)            Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.20 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)             Survival. Each party’s obligations under Section 2.19 and this Section 2.20 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Term Loan Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

2.21        Obligation to Mitigate. If any Lender requests compensation under Section 2.19, or requires the Borrower to pay additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.20, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Term Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate or reduce amounts payable pursuant to Section 2.19 or 2.20, as the case may be, in the future, and (b) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment requested by the Borrower.

2.22        Defaulting Lenders.

(a)            Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)	Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 10.5.

(ii)	Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Term Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if (x) such payment is a payment of the principal amount of any Term Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 3 were satisfied or waived, such payment shall be applied solely to pay the Term Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Term Loans of such Defaulting Lender until such time as all Loans are held by the Lenders in accordance with their Pro Rata Shares of the Term Loan Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b)            Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Term Loans to be held by the Lenders in accordance with their Pro Rata Shares of the Term Loan Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; provided further that, except to the extent otherwise expressly agreed by the affected parties in writing, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

2.23        Replacement of Lenders. If any Lender requests compensation under Section 2.19, or if the Borrower are required to pay additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.20 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.21, or if any Lender is an Affected Lender, a Defaulting Lender or a Non-Consenting Lender, then, other than with respect to a Non-Consenting Lender that is the Administrative Agent or an Affiliate or Related Fund of the Administrative Agent, the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent (which shall be given within sixty days after such Lender requests such amount or becomes a Defaulting Lender or Non-Consenting Lender, as the case may be), require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.6), all of its interests, rights and obligations under this Agreement and the related Credit Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a)            the Administrative Agent shall have received the assignment fee (if any) specified in Section 10.6(b)(ii);

(b)           such Lender shall have received payment of an amount equal to the outstanding principal of its Term Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents;

(c)            in the case of any such assignment resulting from a claim for compensation under Section 2.19 or payments required to be made pursuant to Section 2.20, such assignment will result in a reduction in such compensation or payments thereafter;

(d)           such assignment does not conflict with applicable Law; and

(e)            in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

Notwithstanding anything to the contrary contained herein:

(i)	no Lender shall be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply; and

(ii)	any Lender being replaced pursuant to this Section 2.23 shall execute and deliver an Assignment and Assumption with respect to such Lender’s Term Loan Commitments; provided that the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the Register.

Section 3          CONDITIONS PRECEDENT

3.1            Conditions to Effective Date. This Agreement shall become effective on the date on which the following conditions precedent have been satisfied (such date, the “Effective Date”):

(a)            Credit Agreement. The Administrative Agent shall have received a copy of this Agreement (together with the schedules and exhibits thereto, if any), duly executed and delivered by each applicable Credit Party.

(b)            Secretary’s Certificate and Attachments. The Administrative Agent shall have received a duly executed certificate from the secretary, assistant secretary or another officer of each Credit Party, together with all applicable attachments, certifying as to the following:

(i)	Organizational Documents. Attached thereto is a copy of each Organizational Document of such Credit Party and, to the extent applicable, certified as of a recent date by the appropriate governmental official, if applicable, each dated the Effective Date or a recent date prior thereto.

(ii)	Signature and Incumbency. Set forth therein are the signature and incumbency of the officers or other authorized representatives of such Credit Party executing the Credit Documents to which it is a party.

(iii)	Resolutions. Attached thereto are copies of resolutions of the Board of Directors of such Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Effective Date, certified as of the Effective Date as being in full force and effect without modification or amendment.

(iv)	Good Standing Certificates. Attached thereto is a good standing certificate (or, if applicable, such other comparable certificate) from the applicable Governmental Authority of such Credit Party’s (x) jurisdiction of incorporation, organization or formation and (y) any applicable jurisdiction described in Section 4.1(c), each dated a recent date prior to the Effective Date.

(c)            “Know-Your-Customer”, Etc. The Administrative Agent shall have received not less than three Business Days prior to the Effective Date all documentation and other information required under AML and Anti-Terrorism Laws and applicable “know-your-customer” Laws.

(d)            Beneficial Ownership Certification. The Administrative Agent shall have received at least three Business Days prior to the Effective Date, in respect of each Credit Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Credit Party.

(e)            Funding Notice and Flow of Funds Memorandum. The Administrative Agent shall have received a fully executed and delivered Funding Notice in accordance with Section 2.1(d), together with a flow of funds memorandum attached thereto with respect to the transactions contemplated by the Credit Documents to occur as of the Closing Date (the “Flow of Funds Memorandum”). The Flow of Funds Memorandum shall evidence payments of all fees and expenses in connection with this Agreement and the transactions contemplated hereby.

(f)            ISED Spectrum License. The Administrative Agent shall have received a copy of the ISED Spectrum License that is in full force and effect as of the Effective Date.

3.2          Conditions to Credit Extension on the Closing Date. The obligation of each Lender to make a Term Loan on the Closing Date is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before the Closing Date, each to the satisfaction of the Administrative Agent and the Lenders in their sole discretion and, as to any agreement, document or instrument specified below, each in form and substance satisfactory to the Administrative Agent and the Required Lenders, except to the extent that any of the following conditions precedent are permitted to be satisfied following the Closing Date as set forth in Section 5.15 and on Schedule 5.15:

(a)            Credit Documents. The Administrative Agent shall have received each of the following Credit Documents (together with the schedules and exhibits thereto, if any), duly executed and delivered by each applicable Credit Party:

(i)	the Pledge Agreement;

(A)	proper financing statements (Form UCC-1 or the equivalent) authorized for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Pledge Agreement;

(B)	all of the Pledged Collateral, if any, referred to in the Pledge Agreement and then owned by Holdings together with executed and undated endorsements for transfer in the case of Pledged Collateral constituting certificated securities and all other documents and instruments required to perfect the security interest of the Collateral Agent in the Collateral;

(C)	certified copies of a recent date of requests for information or copies (Form UCC-1), or equivalent reports as of a recent date, listing all effective financing statements that name Holdings as debtor, together with copies of such financing statements; and

(D)	equity interests certificate of the Borrower (accompanied by undated instruments of transfer duly executed in blank).

(ii)	the Security Agreement;

(A)	proper financing statements (Form UCC-1 or the equivalent) authorized for filing under the UCC and filings with the United States Patent and Trademark Office and United States Copyright Office or other appropriate filing offices of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Security Agreement;

(B)	all of the Pledged Collateral, if any, referred to in the Security Agreement and then owned by such Credit Party together with executed and undated endorsements for transfer in the case of Pledged Collateral constituting certificated securities and all other documents and instruments required to perfect the security interest of the Collateral Agent in the Collateral; and

(C)	certified copies of a recent date of requests for information or copies (Form UCC-1), or equivalent reports as of a recent date, listing all effective financing statements that name the Borrower or any other Credit Party as debtor, together with copies of such financing statements.

(iii)	the Intellectual Property Security Agreement (as defined in the Security Agreement);

(iv)	the Iridium Direct Agreement;

(v)	each Note requested by a Lender in accordance with Section 2.7(b), if any;

(vi)	the Canadian Security Agreement;

(A)	evidence of filing of PPSA financing statements in applicable jurisdictions as may be necessary to perfect the security interests purported to be created by the Canadian Security Agreement;

(B)	all of the Pledged Collateral, if any, referred to in the Canadian Security Agreement and then owned by such Credit Party together with executed and undated endorsements for transfer in the case of Pledged Collateral constituting certificated securities and all other documents and instruments required to perfect the security interest of the Collateral Agent in the Collateral; and

(C)	a notice of security interest to be filed with the Canadian Intellectual Property Office, as applicable;

(vii)	the Canadian Subsidiary Share Pledge Agreement;

(A)	evidence of filing of PPSA financing statements in applicable jurisdictions as may be necessary to perfect the security interests purported to be created by the Canadian Subsidiary Share Pledge Agreement; and

(B)	all of the Pledged Collateral, if any, referred to in the Canadian Subsidiary Share Pledge Agreement and then owned by such Credit Party together with executed and undated endorsements for transfer in the case of Pledged Collateral constituting certificated securities and all other documents and instruments required to perfect the security interest of the Collateral Agent in the Collateral;

(viii)	each Control Agreement; and

(ix)	the Payment Letters.

(b)           Secretary’s Certificate and Attachments. The Administrative Agent shall have received a duly executed certificate from the secretary, assistant secretary or another officer of each Credit Party, together with all applicable attachments, certifying as to the following:

(i)	Organizational Documents. Attached thereto is a copy of each Organizational Document of such Credit Party and, to the extent applicable, certified as of a recent date by the appropriate governmental official, if applicable, each dated the Closing Date or a recent date prior thereto.

(ii)	Signature and Incumbency. Set forth therein are the signature and incumbency of the officers or other authorized representatives of such Credit Party executing the Credit Documents to which it is a party.

(iii)	Resolutions. Attached thereto are copies of resolutions of the Board of Directors of such Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date as being in full force and effect without modification or amendment.

(iv)	Good Standing Certificates. Attached thereto is a good standing certificate (or, if applicable, such other comparable certificate) from the applicable Governmental Authority of such Credit Party’s (x) jurisdiction of incorporation, organization or formation and (y) any applicable jurisdiction described in Section 4.1(c), each dated a recent date prior to the Closing Date.

(c)            Solvency Certificate. The Administrative Agent shall have received a duly executed Solvency Certificate.

(d)            Opinions of Counsel to Credit Parties. The Administrative Agent and its counsel shall have received duly executed copies of the favorable written opinion of (i) Hogan Lovells US LLP, counsel for the Credit Parties, and (ii) Stewart McKelvey, as Canadian counsel for the Credit Parties, in each case, in form and substance reasonably satisfactory to the Administrative Agent, dated as of the Closing Date (and each Credit Party hereby instructs such counsel to deliver such opinions to the Agents and the Lenders).

(e)            Fees and Expenses. The Borrower shall have paid to the Administrative Agent and the Collateral Agent the fees payable to each such Person on the Closing Date referred to in Section 2.11(c) to the extent due and payable on the Closing Date and the reasonable and documented out of pocket expenses of each such Person referred to in Section 10.2(a) to the extent due and payable on the Closing Date and invoiced at least three Business Days prior to the Closing Date.

(f)             Representations and Warranties. As of the Closing Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects (except for those representations and warranties that are conditioned by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the Closing Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except for those representations and warranties that are conditioned by materiality or Material Adverse Effect which shall have been true and correct in all respects) on and as of such earlier date.

(g)            Closing Date Refinancing. The Administrative Agent shall have received evidence that, substantially concurrently with the Closing Date, (a) the loans advanced under the Existing Credit Agreement have been fully prepaid and all obligations thereunder have been fully paid, discharged and terminated (including an executed payoff letter) (other than any obligations contemplated to remain outstanding pursuant to the terms of the relevant payoff letter, contingent obligations in the nature of indemnities or similar obligations) and (b) all Liens and other security arrangements created pursuant to, or securing the foregoing, have been released in respect of the facilities established pursuant to the Existing Credit Agreement (including any UCC-3 termination statements or other applicable termination statements).

(h)            Material Adverse Effect. Since December 31, 2022, there shall have not occurred any Material Adverse Effect.

(i)             No Default. No Default or Event of Default shall exist at the time of, or result from, such funding or issuance of the Term Loans.

(j)             Closing Date Certificate. The Administrative Agent shall have received a duly executed Closing Date Certificate, dated the Closing Date, and signed by a Responsible Officer of each of Holdings and Borrower.

(k)            Financial Statements. On or prior to the Closing Date, the Administrative Agent shall have received (i) the audited 2020, 2021 and 2022 consolidated financial statements of Holdings and its Subsidiaries (the “Audited Financial Statements”), which comprise the consolidated balance sheet as of December 31, 2020, December 31, 2021 and December 31, 2022, and the related combined statements of operations, changes in members’ equity, and cash flows for the year then ended, and the related notes to the combined financial statements, and (ii) the unaudited consolidated balance sheet of Holdings and its Subsidiaries as of the fiscal quarters ended on March 31, 2023 and June 30, 2023 and the related statements of operations and cash flows of Holdings and its Subsidiaries. The financial statements referred to in clauses (i) and (ii) of this Section 3.2(k) shall be prepared in accordance with U.S. GAAP subject in the case of the unaudited financial statements to changes resulting from audit and normal year-end audit adjustments and to the absence of certain footnotes.

(l)             Insurance. On or prior to the Closing Date, the Administrative Agent shall have received certificates of insurance and accompanying endorsements complying with the requirements of Section 5.5, in form and substance reasonably satisfactory to the Administrative Agent.

(m)           Effective Date. The Effective Date shall have occurred or shall occur simultaneously with the Closing Date.

(n)           Closing Date. The Closing Date shall occur on or before the “Closing Date” specified in the Funding Notice delivered pursuant to Section 3.1(e).

(o)            Letter of Direction. On or prior to the Closing Date, the Administrative Agent shall have received a letter of direction authorizing the Administrative Agent to make the transfers set forth in the Flow of Funds Memorandum delivered pursuant to Section 3.1(e).

Without limiting the generality of the provisions of Section 9.3(e), for purposes of determining compliance with the conditions specified in this Section 3.2, each Lender that has funded the Term Loans shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto. Each Lender that has funded its pro rata share of the Term Loans shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter sent by any Credit Party or the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

3.3          Conditions to Credit Extensions occurring after the Closing Date. The obligation of each Lender to make any Credit Extension on any Credit Date other than the Closing Date is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before the date of such Credit Extension, each to the satisfaction of the Administrative Agent and the Lenders in their sole discretion and, as to any agreement, document or instrument specified below, each in form and substance satisfactory to the Administrative Agent and the Required Lenders:

(a)            Representations and Warranties. As of the date of such Credit Extension, after giving effect to the making of such Credit Extension and the application of proceeds thereof, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects (except for those representations and warranties that are conditioned by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except for those representations and warranties that are conditioned by materiality or Material Adverse Effect which shall have been true and correct in all respects) on and as of such earlier date.

(b)            No Default or Event of Default. As of such Credit Date, after giving effect to the applicable Credit Extension and the application of proceeds thereof, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute a Default or an Event of Default.

Section 4          REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders and each Agent to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrant to the Lenders and the Agents, on the Closing Date and on each Credit Date, as follows (it being understood and agreed that the representations and warranties made on the Closing Date are also deemed to be made concurrently with the consummation of the transactions contemplated by this Agreement to occur on the Closing Date):

4.1          Organization; Required Power and Authority; Qualification. Each of Holdings and its Subsidiaries

(a)            is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization,

(b)            has all requisite corporate (or equivalent) power and authority to own and operate its properties, to lease the property it operates as lessee, and to carry on its business as now conducted and as proposed to be conducted, and

(c)            is qualified to do business and in good standing in every other jurisdiction not described in clause (a) above where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified, in good standing or having the requisite corporate (or equivalent) power and authority to operate, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

4.2          Equity Interests and Ownership. The Equity Interests of each of the Borrower and its Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on Schedule 4.2, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement (including preemptive rights) to which Holdings or any of its Subsidiaries is a party, and all issued and outstanding Equity Interests of each Subsidiary of Holdings are free and clear of all Liens other than those in favor of the Collateral Agent. Schedule 4.2 correctly sets forth the ownership interest of Holdings and its Subsidiaries in their respective Subsidiaries as of the Closing Date, after giving effect to the transactions contemplated by this Agreement to occur on the Closing Date.

4.3          Due Authorization. Each Credit Party has full right, power and authority to enter into this Agreement and the other Credit Documents executed by it, to make the borrowings herein provided for (with respect to the Borrower), to issue its Notes (with respect to the Borrower), to grant to the Collateral Agent the Liens described in the Collateral Documents executed by such Credit Party, and to perform all of its obligations hereunder and under the other Credit Documents executed by it. The execution, delivery and performance by each Credit Party of each Credit Document to which each Credit Party is or will be a party have been duly authorized, executed, and delivered by such Person.

4.4          No Conflict. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate any of the Organizational Documents of Holdings or any of its Subsidiaries or otherwise require any approval of any stockholder, member or partner of Holdings or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date; (b) violate any material provision of any material Law, judgment, injunction, order or decree applicable to or otherwise binding on Holdings or any of its Subsidiaries; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of the Collateral Agent on behalf of the Secured Parties); (d) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, or otherwise require any approval or consent of any Person under, any Contractual Obligation of Holdings or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date or except where any such conflict, breach, default or the failure obtain any such approval or consent, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect; or (e) result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties except where any such default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

4.5          Governmental Consents. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, authorization, consent, license or exemption from, or filing or registration with, or notice to, or other action to, with or by, any Governmental Authority, nor any approval or consent of, or notice to, any other Person, except (a) such as have been obtained and are in full force and effect, (b) for filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Collateral Agent for filing and/or recordation, as of the Closing Date or (c) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.6          Binding Obligation. Each Credit Document is the legal, valid and binding obligation of such Credit Party that is a party thereto, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

4.7          Historical Financial Statements. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects and taken as a whole, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to the lack of footnotes and changes resulting from audit and normal year-end adjustments.

4.8          Projections. On and as of the Closing Date, the Projections are based on good faith estimates and assumptions made by the management of Holdings that were believed to be reasonable at the time made and on the Closing Date; provided that the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material, and that Holdings makes no representation that such projections will be realized.

4.9          No Material Adverse Change. On and as of the Closing Date, no event or change has occurred that has caused or evidences, or that could reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect.

4.10        Adverse Proceedings; Commercial Tort Claims. There are no Adverse Proceedings, individually or in the aggregate, (a) that purports to affect or pertain to any Credit Document or the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any Governmental Authority, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. As of the Closing Date, none of the Credit Parties or their respective Subsidiaries holds any commercial tort claims in respect of which a claim has been filed in a court of law or a written notice by an attorney has been given to a potential defendant, except as set forth on Schedule 4.10.

4.11        Payment of Taxes. All federal, state, provincial, territorial, local and foreign income, and all other material Tax returns, reports and statements of Holdings and its Subsidiaries required to be filed by any of them have been timely filed or caused to be timely filed, and all federal, state, provincial, territorial, local and foreign income and other material Taxes upon Holdings and its Subsidiaries which are due and payable have been duly and timely paid when due and payable, other than any Tax being Properly Contested.

4.12        Title. Each of Holdings and its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for Permitted Liens and except where the failure to have such title or other interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.13        Real Estate Assets. Schedule 4.13 is a complete and correct list as of the Closing Date of all Real Estate Assets.

4.14        Environmental Matters. Neither Holdings nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any Environmental Claim or outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim or any Hazardous Materials Activity, in each case which individually or in the aggregate has had or could reasonably be expected to have, a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state Law that individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect. There are no and have been, no conditions, occurrences, or Hazardous Materials Activities that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect. Except as could not reasonably be expected to have a Material Adverse Effect, neither Holdings nor any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of Holdings’ or any of its Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent, that individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect. No event or condition has occurred or is occurring with respect to Holdings or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity that individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect. Each of Holdings, each of its Subsidiaries, and each of their respective Facilities and operations are in compliance with all applicable Environmental Laws, except for any noncompliance that, individually or in the aggregate has not had, or could not reasonably be expected to have, a Material Adverse Effect.

4.15        [Reserved].

4.16        Investment Company Regulation. Neither Holdings nor any of its Subsidiaries is an “investment company”, a company “controlled” by an “investment company”, a “subsidiary” of an “investment company”, or an “affiliated person” or “promoter” of, or “principal underwriter” of or for, an “investment company”, in each case, within the meaning of the Investment Company Act of 1940, as amended.

4.17        Margin Stock. Neither Holdings nor any of its Subsidiaries is or will be engaged in the business of purchasing or carrying any Margin Stock or extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of any Credit Extension made to or for the benefit of any Credit Party will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors.

4.18        Employee Matters. Except, in each case, as could not reasonably be expected to result in a Material Adverse Effect, (a) neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice; (b) the hours worked and payments made to employees and independent contractors have not been in violation of the Fair Labor Standards Act or other applicable Law, (c) there is no unfair labor practice complaint pending against Holdings or any of its Subsidiaries or, to the knowledge of any Credit Party, threatened against any of them before the National Labor Relations Board or any Governmental Authority, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is pending against Holdings or any of its Subsidiaries or, to the knowledge of any Credit Party, threatened against any of them, (d) there is no strike, labor dispute, lockout, slowdown or work stoppage in existence or threatened involving Holdings or any of its Subsidiaries, (e) to the knowledge of any Credit Party, no union representation question existing with respect to the employees of Holdings or any of its Subsidiaries and (f) to the knowledge of any Credit Party, no union organization activity, labor organization, works council or similar representation proceedings (including collective bargaining or similar agreement) that is taking place.

4.19        Employee Benefit Plans. Except, in each case, as could not reasonably be expected to result in a Material Adverse Effect: (a) with respect to each Employee Benefit Plan and Foreign Pension Plan, Holdings and its Subsidiaries are in compliance with all applicable Laws, including the provisions and requirements of ERISA and the Code, and have performed all their obligations under each Employee Benefit Plan and Foreign Pension Plan; (b) each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS indicating that such Employee Benefit Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter which could reasonably be expected to cause such Employee Benefit Plan to lose its qualified status; (c) no liability to the PBGC (other than required premium payments due but not delinquent) has been or is expected to be incurred by any ERISA Party, (d) no ERISA Event has occurred or is reasonably expected to occur, (e) no ERISA Party is in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan and (f) neither Holdings nor any of its Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan.

4.20        Certain Fees. No broker’s, finder’s or investment banker’s fee or commission will be payable with respect to the loan transactions contemplated hereby except as payable to the Agents and the Lenders or reflected in the sources and uses for the disbursements of the Term Loans advanced hereunder.

4.21        Solvency. (a) The Credit Parties are and, upon the making of any Term Loan on any date on which this representation and warranty is made, will be, taken as a whole, Solvent, and no transfer of property is being made by any Credit Party and no obligation is being incurred by any Credit Party in connection with the transactions contemplated by this Agreement or the other Credit Documents with the intent to hinder, delay or defraud either present or future creditors of such Credit Party and (b) upon the making of any Term Loan and on any date on which this representation and warranty is made, no Canadian Credit Party is or will be an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada).

4.22        Material Contracts. Set forth on Schedule 4.22 is a complete and accurate list as of the Closing Date of all Material Contracts of each Credit Party, showing the parties and subject matter thereof and amendments and modifications thereto. Each such Material Contract (a) is in full force and effect and is binding upon and enforceable against each Credit Party that is a party thereto and, to the best knowledge of such Credit Party, all other parties thereto in accordance with its terms, and (b) is not in default due to the action of any Credit Party or, to the best knowledge of any Credit Party, any other party thereto.

4.23        Compliance with Laws.

(a)            Generally. The Credit Parties and their respective Subsidiaries are in compliance, in all material respects, with all applicable material laws, statutes, regulations and orders of, and all applicable material restrictions imposed by, all Governmental Authorities (including in respect of the conduct of their businesses and the ownership of their property, including all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business and property currently owned, leased, managed or operated, or to be acquired, by such Person), except such noncompliance as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b)            AML and Anti-Terrorism Laws; Anti-Corruption Laws, Sanctions and Trade Controls. For the past five years, Holdings and its Subsidiaries have conducted their business in compliance in all material respects with applicable Anti-Corruption Laws, AML and Anti-Terrorism Laws, Sanctions and Trade Controls and have not engaged in any activity that could result in any Person, including but not limited to any party to this Agreement, becoming a Sanctioned Person. None of (i) Holdings, any of its Subsidiaries or any of their respective directors or officers, or, to the knowledge of Holdings or any of its Subsidiaries, any of their respective employees or Affiliates, or (ii) to the knowledge of Holdings or any of its Subsidiaries, any agent of Holdings, any of its Subsidiaries or other Affiliate that will act in any capacity in connection with or benefit from the credit facility established hereby, (A) is a Sanctioned Person, or (B) is in violation of applicable AML and Anti-Terrorism Laws, Anti-Corruption Laws, Sanctions or Trade Controls in any material respect.

4.24        Disclosure. None of the Credit Documents or any other documents, certificates or written statements furnished to any Agent or the Lenders by or on behalf of Holdings or any of its Subsidiaries for use in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, taken as a whole and as subsequently supplemented, not materially misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Credit Parties to be reasonable at the time made, it being recognized by the Agents and the Lenders that such projections as to future events are not to be viewed as facts, that actual results during the period or periods covered by any such projections may differ from the projected results, that such differences may be material, and that the Credit Parties make no representation that such projections will be realized.

4.25        Collateral. The security interest of the Collateral Agent in the Collateral granted under the applicable Collateral Document executed by a Credit Party, together with such filings and other actions required to be taken hereby or by the applicable Collateral Documents (including the delivery to the Collateral Agent of any Collateral required to be delivered pursuant to the applicable Collateral Documents), constitutes a valid, First Priority security interest in and continuing Lien (subject to Permitted Liens and subject to each Intercreditor Agreement) on all of such Credit Party’s right, title and interest in, to and under the Collateral described therein, and upon the proper filing of an appropriate UCC or PPSA financing statement on such Credit Party in the applicable filing office, such security interest granted by such Credit Party shall be perfected to the extent a security interest may be perfected by the filing of a UCC or PPSA financing statement, as applicable.

4.26        Use of Proceeds. The proceeds of the Term Loans are intended to be and shall be used solely for the purposes set forth in and permitted by Section 2.6.

4.27        No Default. No Default or Event of Default has occurred and is continuing.

4.28        Insurance. Each of the Credit Parties and each of their respective Subsidiaries maintains the insurance and required services and financial assurance as required by Section 5.5. All such insurance is in full force and effect. Schedule 4.28 sets forth a true and complete listing of such insurance, including issuers, coverages and deductibles, maintained by each Credit Party and each of their respective Subsidiaries on the Closing Date.

4.29        Jurisdiction of Organization; Chief Execution Office; Etc.. Schedule 4.29 lists each Credit Party’s jurisdiction of organization, legal name, chief executive office, principal or sole place of business and registered office (if applicable) as of the Closing Date.

4.30        Deposit Accounts and Other Accounts. Schedule 4.30 lists all banks and other financial institutions at which any Credit Party maintains deposit, securities, commodities, futures or other accounts as of the Closing Date, and such Schedule 4.30 correctly identifies the name, address and any other relevant contact information reasonably requested by Administrative Agent with respect to each depository, the name in which the account is held and the complete account number therefor.

4.31        Nature of Business. (a) No Credit Party is engaged in any business other than as permitted by Section 6.12 and (b) other than as permitted by Section 6.13, Holdings does not have any liabilities (other than liabilities arising under the Credit Documents), own any assets (other than the Equity Interests of the Borrower) or engage in any operations or business (other than the ownership of the Borrower).

4.32        Intellectual Property. Except as set forth on Schedule 4.32 and except to the extent the following could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Credit Party owns or licenses or otherwise has the right to use all Intellectual Property rights that are necessary for the operation of their respective businesses, and, to the knowledge of each Credit Party, without infringement upon or conflict with the rights of any other Person with respect thereto. Set forth on Schedule 4.32 is a complete and accurate list as of the Closing Date of each item of registered Intellectual Property owned by each Credit Party. No Intellectual Property now employed, or now contemplated to be employed, by any Credit Party infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Credit Parties, threatened, except for such infringements and conflicts which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.33        Indebtedness. Set forth on Schedule 6.1 is a true and complete list, solely as of the Closing Date, of all Indebtedness of each Credit Party and each of its Subsidiaries in an amount exceeding $1,000,000 outstanding immediately prior to the Closing Date that is to remain outstanding immediately following the Closing Date and such Schedule accurately sets forth the aggregate principal amount of such Indebtedness as of the Closing Date (to the extent such principal amount can be quantified as of such date).

4.34        Beneficial Ownership Certification. As of the Closing Date, the information included in the Beneficial Ownership Certification delivered by the Borrower to the Administrative Agent on or before the Closing Date is true and correct in all material respects.

4.35        ISED Matters.

(a)            As of the Closing Date, Schedule 4.35 lists any material ISED Spectrum License and the Credit Party that is the licensee of that ISED Spectrum License.

(b)            Except as set forth on Schedule 4.35 or as otherwise would not result in a Material Adverse Effect, the operation of the business of the Credit Parties complies with the Canadian Radiocommunications Act and regulations made thereunder.

(c)            The ISED Spectrum License is held in the name of a Credit Party. The ISED Spectrum License that has been issued is in full force and effect. Except as set forth on Schedule 4.35, there are no proceedings or complaints pending or, to each Credit Party’s best knowledge, threatened against a Credit Party with respect to the ISED Spectrum License that would result in a Material Adverse Effect.

4.36        Export Control Approvals. As of the Closing Date, other than as set forth in Schedule 4.36, no export control authorizations or consents would be required in the event of an ownership change.

4.37        Existing Shareholder Loan Agreement. As of the Closing Date, (a) all obligations of the Credit Parties under the Existing Shareholder Loan Agreement have been fully paid and discharged, (b) all guarantees and/or liens relating thereto have been released and/or terminated, and (c) all Loan Documents (as such term is defined in the Existing Shareholder Loan Agreement) have terminated and are of no further force or effect (except with respect to terms thereof that expressly survive repayment of obligations thereunder).

Section 5          AFFIRMATIVE COVENANTS

So long as any Term Loan Commitment is in effect and until payment in full of all Obligations (other than Remaining Obligations), each Credit Party shall, and shall cause each of its Subsidiaries to:

5.1           Financial Statements and Other Reports and Notices. Deliver to the Administrative Agent and the Lenders:

(a)            Quarterly Financial Statements. As soon as available, and in any event within: (i) 60 days after the end of each of the first three Fiscal Quarters, and (ii) 90 days after the end of the fourth Fiscal Quarter, in each case, of each Fiscal Year, beginning with the Fiscal Quarter ending September 30, 2023, the consolidated balance sheets of Holdings and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders’ equity and cash flows of Holdings and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter prepared by the Credit Parties in accordance with GAAP subject to normal year-end audit adjustments and the absence of footnotes, and setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with (x) a Financial Officer Certification, certifying that such financial statement fairly present in all material respects in accordance with GAAP the financial condition of Holdings and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes and (y) a Narrative Report with respect thereto.

(b)            Annual Financial Statements. As soon as available, and in any event within 180 days after the end of each Fiscal Year, (i) for each of the Fiscal Years ended December 31, 2023, December 31, 2024 and December 31, 2025, (A) the consolidated balance sheets of Holdings and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of Holdings and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto and such Narrative Report shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP, and (B) with respect to such consolidated financial statements a report thereon of Ernst & Young or a “big-four” nationally recognized accounting firm or another independent certified public accountants of recognized national or regional standing selected by the Borrower and reasonably satisfactory to the Administrative Agent, which report shall be unqualified as to going concern and scope of audit (other than solely with respect to, or resulting solely from an upcoming maturity date under the Term Loan Facility occurring within one year from the time such report is delivered or any prospective inability to satisfy the Financial Performance Covenant) and (ii) with respect to each Fiscal Year thereafter, commencing with the Fiscal Year ending December 31, 2026, (x) the consolidated balance sheets of the Parent and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of the Parent and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, all in reasonable detail, and (y) with respect to such consolidated financial statements a report thereon of KPMG LLP or a “big-four” nationally recognized accounting firm or another independent certified public accountants of recognized national or regional standing selected by the Parent, which report shall be unqualified as to going concern and scope of audit (other than solely with respect to, or resulting solely from an upcoming maturity date under Indebtedness of the Parent or any of its Subsidiaries occurring within one year from the time such report is delivered or any prospective inability to satisfy financial maintenance covenants under any agreement governing Indebtedness of the Parent or any of its Subsidiaries); provided, that the obligations referred to in this clause (ii) may be satisfied by furnishing the Parent’s Form 10-K, filed with the Securities and Exchange Commission (and the public filing of such report with the Securities and Exchange Commission shall constitute delivery under this Section 5.1(b)(ii)).

(c)            Compliance Certificate. Together with each delivery of financial statements of Holdings and its Subsidiaries pursuant to Sections 5.1(a) and 5.1(b)(i), beginning with the Fiscal Quarter ending December 31, 2023, a duly executed and completed Compliance Certificate, (i) stating that such Authorized Officer has no knowledge of, the occurrence during the period covered by such statements, of a Default or Event of Default or, if a Default or Event of Default has occurred, a detailed description of the Default or Event of Default, the period of existence thereof, and any material actions the Borrower are taking and propose to take with respect to such Default or Event of Default, (ii) showing (in reasonable detail and with appropriate calculations, computations and attaching reasonable supporting documentation) the Credit Parties’ compliance with the Financial Performance Covenant (as therein provided) and (iii) in the case of financial statements delivered pursuant to Section 5.1(b)(i) (or, commencing with the Fiscal Year ending December 31, 2026, in the case of the financial statements delivered for the fourth Fiscal Quarter of any Fiscal Year pursuant to Section 5.1(a)), attaching the calculation of the Consolidated Excess Cash Flow (which shall be calculated in reasonable detail and with appropriate calculations, computations and attaching reasonable supporting documentation).

(d)            Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of Holdings and its Subsidiaries delivered pursuant to Section 5.1(a) or 5.1(b) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation in reasonable detail.

(e)            Accountants’ Report. If requested by the Administrative Agent, copies of all final management letters submitted by the independent certified public accountants referred to in Section 5.1(b) in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of Holdings and its Subsidiaries made by such accountants and the management’s responses thereto.

(f)            [Reserved].

(g)            Notices. Promptly upon (and in any event within (x) three, in the case of clause (i) below, or (y) five, in the cases of clauses (ii) through (xiv) below, Business Days of) any Authorized Officer of any Credit Party obtaining knowledge of any of the following, a certificate of an Authorized Officer of Borrower specifying the nature and period of existence thereof, and what action the Credit Parties have taken, are taking and propose to take with respect thereto:

(i)	any Default or Event of Default;

(ii)	the threat in writing or commencement of any Adverse Proceeding (including any settlement or proposed settlement or judgment) (x) in which the amount of damages claimed is $5,000,000 (or its equivalent in another currency or currencies) or more, or which could otherwise reasonably be expected to have a Material Adverse Effect, (y) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (z) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Credit Document;

(iii)	the occurrence of any ERISA Event that could reasonably be expected to have a Material Adverse Effect;

(iv)	any Release required to be reported to any Governmental Authority under any applicable Environmental Laws or any Environmental Claim that, individually or in the aggregate, could reasonably be expected to have Material Adverse Effect;

(v)	any remedial action taken by Holdings or any other Person in response to (A) any Hazardous Materials Activities the existence of which could reasonably be expected to result in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (B) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to have Material Adverse Effect;

(vi)	the occurrence of any casualty to (or any other matters affecting the value, enforceability or collectability of) any Collateral with an aggregate value in excess of $5,000,000 (whether or not covered by insurance, the value of which being determined immediately prior to giving effect to such casualty);

(vii)	except, in each case, as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, any pending audit with respect to any federal, state, local or other tax returns of any Credit Party;

(viii)	any cancellation or intent of any Credit Party or insurance company not to renew any of a portion of its insurance policies which results or would result in a material reduction in insurance coverage (it being understood and agreed that any net reduction in insurance coverage by any amount in excess of $5,000,000 shall be deemed to be material);

(ix)	except, in each case, as could not reasonably be expected to result in a Material Adverse Effect, any notice of any violation received by any Credit Party or any Subsidiary thereof from any Governmental Authority;

(x)	except, in each case, as could not reasonably be expected to result in a Material Adverse Effect, any pending or threatened labor controversy or dispute that has resulted in, or threatens to result in, a strike, walkout or other work action against any Credit Party or any Subsidiary thereof or the expiration of any labor contract;

(xi)	any attachment, judgment, lien, levy or order exceeding $5,000,000 that has been assessed against any Credit Party or any Subsidiary thereof;

(xii)	reissuance, issuance, renewal, suspension, nonrenewal, nonissuance, termination or revocation of any material permit or license (including the ISED Spectrum License) other than in accordance with its terms;

(xiii)	any actual indefinite suspension, termination, default, material delay, event of force majeure or waiver under any Material Contract; and

(xiv)	any event or change that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect (including any violation or asserted violation of any applicable Law (including ERISA, the Fair Labor Standards Act of 1938, or any Environmental Laws)).

(h)            Other Indebtedness. (i) Within five Business Days of execution and delivery thereof, executed copies of any amendment, modification, consent or waiver in respect of any Material Indebtedness of Holdings or any of its Subsidiaries and (ii) promptly after receipt thereof, copies of each notice of default or event of default and any other material notice received by Holdings or any of its Subsidiaries with respect to any such Material Indebtedness.

(i)            Certification of Public Information. If documents or notices required to be delivered pursuant to this Section 5.1 or otherwise are being distributed through the Platform, not post on that portion of the Platform designated for Public Lenders any document or notice that any Credit Party has indicated contains Non-Public Information. Upon the request of the Administrative Agent, each Credit Party agrees to clearly designate all information provided to the Administrative Agent by or on behalf of a Credit Party which is suitable to make available to Public Lenders. If a Credit Party has not indicated whether a document or notice delivered pursuant to this Section 5.1 contains Non-Public Information, the Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material Non-Public Information with respect to Holdings, its Subsidiaries and any of the Securities.

(j)            [Reserved].

(k)            Other Information. (i) Promptly upon their becoming available, copies of all regular and periodic reports and all registration statements and prospectuses, if any, filed by Holdings or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission and (ii) such other information and data with respect to Holdings or any of its Subsidiaries as from time to time may be reasonably requested by the Administrative Agent or any Lender.

Notwithstanding anything to the contrary in any Credit Document, no Credit Party shall be required to furnish to the Administrative Agent or any Lender any information (i) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by law, fiduciary duty or third-party contractual obligations (to the extent not created in contemplation of such Person’s obligations under this Section 5.1), (ii) that constitutes non-financial trade secrets or non-financial proprietary information or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.

5.2            Existence. Except as otherwise permitted under Section 6.8 or 6.9, (a) do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and, except, in each case, as could not reasonably be expected to result in a Material Adverse Effect, its franchises (other than as set forth below), rights and privileges, authority to do business in its jurisdiction of organization, material licenses, material patents, material trademarks, material copyrights and other material proprietary rights, and (b) become or remain duly qualified and in good standing in each jurisdiction in which its business makes such qualification necessary, except to the extent that the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

5.3            Payment of Taxes and Claims. Pay all applicable income Taxes and other material Taxes, assessments and governmental charges and levies imposed upon it before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by applicable Law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such Tax or claim need be paid if it is being Properly Contested.

5.4            Maintenance of Properties; Permits.

(a)            Maintain or cause to be maintained, its property, plant and equipment and all its other properties which are necessary or useful in the proper conduct of its business in good repair, working order and condition, normal wear and tear and casualty and condemnation excepted, and make all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto so that at all times such property, plant, equipment and other properties are reasonably preserved and maintained, and comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder, except, in each case, where the failure to do so could not be reasonably expected to have a Material Adverse Effect.

(b)            Obtain and maintain in full force and effect (or, where appropriate, renew prior to expiration), and timely take all material steps required to renew, all material permits and licenses required to be obtained by or on behalf of a Credit Party under applicable law that is required for the ownership and operation of the business of such Credit Party.

5.5            Insurance. Maintain or cause to be maintained, with financially sound and reputable insurers, such insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Holdings and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons engaged in similar businesses, in each case in such amounts, with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for companies similar to Parent and its Subsidiaries, but in any event, as required by Law.

5.6          Books and Records. Keep proper books of record and accounts in which full, true and correct entries in conformity in all material respects with GAAP shall be made of all material dealings and transactions in relation to its business and activities.

5.7           Inspections. Permit each of the Administrative Agent, any Lender and any authorized representatives designated by the Administrative Agent or any Lender to visit and inspect any of the properties of Holdings and its Subsidiaries (subject to the rights of lessees or sublessees thereof and subject to any restrictions or limitations in the applicable lease, sublease or other written occupancy arrangement pursuant to which the Holdings or any Subsidiary is a party), and to discuss its affairs, finances and accounts with its directors, managers and officers, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested and, solely with respect to the Administrative Agent and any authorized representatives designated by it, at the Credit Parties’ expense; provided; further that, so long as no Default or Event of Default has occurred and is continuing, the Credit Parties shall only be obligated to reimburse the Administrative Agent, any such Lender and any such authorized representative, collectively, for the reasonable and documented out of pocket expenses of one such visit and inspection in any 12 month period. The parties hereto acknowledge that this Section 5.7 is subject to the last paragraph in Section 5.1.

5.8           Lenders Meetings. Upon the reasonable request of the Administrative Agent or the Required Lenders, participate in a telephonic meeting of the Agents and the Lenders, which request shall not be made, absent the continuance of an Event of Default more frequently than quarterly.

5.9          Compliance with Laws.

(a)            Generally. Comply, in all material respects, with all applicable material laws, statutes, regulations and orders of, and all applicable material restrictions imposed by, all Governmental Authorities (including in respect of the conduct of their businesses and the ownership of their property, including all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business and property currently owned, leased, managed or operated, or to be acquired, by such Person), except such noncompliance as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b)            Anti-Corruption Laws, AML and Anti-Terrorism Laws, Sanctions and Trade Controls. Comply in all material respects with all applicable Anti-Corruption Laws, AML and Anti-Terrorism Laws, Sanctions and Trade Controls, and not engage in any activity that could result in any Person, including any party to this Agreement, being in violation of Sanctions or Trade Controls or becoming a Sanctioned Person.

5.10         Environmental. Promptly take any and all actions necessary to (a) cure any actual or alleged violation of applicable Environmental Laws by such Person or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (b) make an appropriate response to any Environmental Claim against such Person or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.11        Subsidiaries. Promptly, and in any event within ninety (90) days (or such longer period as may be acceptable to the Administrative Agent), after the date any Person becomes, directly or indirectly, a Subsidiary of Holdings (other than (x) an Immaterial Subsidiary or (y) an Excluded Subsidiary) or ceases to be an Immaterial Subsidiary or Excluded Subsidiary, the Borrower shall:

(a)            Notice to Administrative Agent. Send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Holdings, and (ii) all of the data required to be set forth in Schedules 4.2 and 4.29 with respect to all Subsidiaries of Holdings, and such written notice shall be deemed to supplement Schedules 4.2 and 4.29 for all purposes hereof;

(b)            Counterpart Agreement. Cause such Subsidiary to become a Guarantor hereunder by executing and delivering to the Administrative Agent and the Collateral Agent a Counterpart Agreement;

(c)            Corporate Documents. Take all such corporate (or equivalent) actions, and execute and deliver, or cause to be executed and delivered, all such applicable documents, instruments, agreements and certificates as are similar to those described in Section 3.2(b);

(d)            Collateral Documents. Deliver all such applicable documents, instruments, agreements and certificates as are similar to those described in Section 3.2(a) and take all of the actions necessary (or requested) by the Collateral Agent, for the benefit of the Secured Parties, under the Security Agreement (but subject to any limitations set forth therein) in the Equity Interests of such Subsidiary and in all of the personal property of such Subsidiary; and

(e)            Joinder Agreement. Cause such Subsidiary to become a Grantor under the Security Agreement by executing and delivering to the Collateral Agent a Joinder Agreement (as such term is defined in the Security Agreement).

Notwithstanding anything to the contrary set forth herein or in any of the other Credit Documents, with respect to Liens granted by a Credit Party in Equity Interests issued by any Excluded Subsidiary, such Credit Party shall not be required to, (i) enter into any Collateral Document governed by the laws of any jurisdiction other than a jurisdiction in which a Credit Party is organized for the purpose of granting such Liens, (ii) create such Liens under the laws of any jurisdiction other than a jurisdiction in which a Credit Party is organized, or (iii) perfect such Liens under the laws of any jurisdiction other than a jurisdiction in which a Credit Party is organized.

5.12        Material Real Estate Assets.

(a)            With respect to any Material Real Estate Asset, within 60 days of the acquisition thereof (or such later date as may be agreed by the Administrative Agent in its sole discretion), the applicable Credit Party shall execute and/or deliver, or cause to be executed and/or delivered, to the Administrative Agent, for each Material Real Estate Asset, the following, each in form and substance reasonably satisfactory to the Administrative Agent:

(i)	a fully executed and acknowledged Mortgage in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may reasonably deem necessary or desirable in order to create a valid and enforceable First Priority Lien (subject only to Permitted Liens) on the Mortgaged Property described therein in favor of the Collateral Agent;

(ii)	an A.L.T.A. lender’s title insurance policy issued by a title insurer reasonably satisfactory to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent and in an amount at least equal to 110% of the fair market value of such Mortgaged Property as reasonably determined by the Borrower or such lesser amount as reasonably determined by the Administrative Agent, but in no event less than the fair market value of such Mortgaged Property, insuring that the Mortgage is a valid and enforceable First Priority Lien on the respective property, free and clear of all defects, encumbrances and Liens other than Permitted Liens;

(iii)	if reasonably requested by the Administrative Agent, then current A.L.T.A. surveys in respect of such Mortgaged Property, certified to the Administrative Agent by a licensed surveyor or an update to an existing A.L.T.A. survey or an existing A.L.T.A. survey with a “no change” affidavit sufficient to allow the issuer of the lender’s title insurance policy to issue such policy without a survey exception;

(iv)	(A) a completed “Life of Loan” standard flood hazard determination form as to any improved Mortgaged Property, (B) if the improvements located on a Mortgaged Property are located in a Special Flood Hazard Area, a notification to the Borrower (a “Flood Notice”) and (if applicable) notification to the Borrower that flood insurance coverage under the NFIP is not available because the community in which the Mortgaged Property is located does not participate in the NFIP, and (C) if the Flood Notice is required to be given (x) documentation evidencing the Borrower’s receipt of the Flood Notice (e.g., a countersigned Flood Notice) and (y) evidence of Flood Insurance has been obtained;

(v)	a PZR Zoning Report, or equivalent zoning report or municipal zoning letter, providing that the continued operation of the properties and assets as currently conducted conforms with all applicable zoning and building laws, rules or regulations or a zoning endorsement to the Administrative Agent’s title policy;

(vi)	if requested by the Administrative Agent, an opinion of local counsel in each state in which such Mortgaged Property is located with respect to the enforceability of the form of Mortgage to be recorded in such state and such other matters as are customary and as the Administrative Agent may reasonably request; and

(vii)	if reasonably requested by the Administrative Agent, a Phase I environmental site assessment and/or any other non-invasive environmental assessment prepared by a qualified firm reasonably acceptable to the Required Lenders, in form and substance reasonably satisfactory to the Administrative Agent.

(b)            In addition to the obligations set forth in Section 5.12(a), within 45 days after written notice from the Administrative Agent to the Borrower that any Mortgaged Property which was not previously located in an area designated as a Special Flood Hazard Area has been redesignated as a Special Flood Hazard Area, the Credit Parties shall obtain Flood Insurance.

(c)            From time to time, if the Administrative Agent reasonably determines that obtaining appraisals is necessary in order for the Administrative Agent or any Lender to comply with applicable laws or regulations, and at any time if an Event of Default shall have occurred and be continuing, the Administrative Agent may, or may require the Borrower to, in either case at the Borrower’s expense, obtain appraisals in form and substance and from appraisers reasonably satisfactory to the Administrative Agent stating the then current fair market value of any Material Real Estate Asset of any Credit Party.

5.13        Use of Proceeds. Use the proceeds of any Credit Extension solely in accordance with Section 2.6.

5.14        Further Assurances. At any time or from time to time upon the request of the Administrative Agent, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent or the Collateral Agent may reasonably request in order to (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or Collateral Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents. In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as the Administrative Agent or the Collateral Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by substantially all of the assets of Holdings and its Subsidiaries and all of the outstanding Equity Interests of each Subsidiary of Holdings (subject to Excluded Asset and other limitations contained in the Credit Documents with respect to Foreign Subsidiaries).

5.15        Post-Closing Obligations. Execute and deliver the documents, and complete the tasks, in each case, as set forth on Schedule 5.15 within the applicable time limits specified on such schedule, or in each case, such later date as may be agreed by the Administrative Agent in its sole discretion. To the extent any representation and warranty would not be true or any provision of any covenant would be breached solely because the actions required by this Section 5.15 are not taken on the Closing Date, the respective representation and warranty shall be required to be true and correct with respect to such action, or the respective covenant complied with, only at the time the respective action is taken (or was required to be taken) in accordance with this Section 5.15.

5.16        ERISA Compliance. Do and cause each of its ERISA Affiliates to do, each of the following: (a) maintain each Employee Benefit Plan in compliance with the applicable provisions of ERISA, the Code and other federal or state Law; (b) cause each Employee Benefit Plan that is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Pension Plan or Multiemployer Plan; except, in each case, to the extent a failure to do so could not reasonably be expected to result in a Material Adverse Effect.

5.17        ESG Policy.

(a)            The Borrower shall establish a formal environmental, social and governance policy that is approved by the Board of Directors of Holdings prior to the twelve month anniversary of the Closing Date on terms consistent with prudent industry practice for companies of a similar size and type of business as the Borrower.

(b)            Not later than the date on which annual audited financial statements are required to be delivered pursuant to Section 5.1(b), the Borrower shall deliver to the Administrative Agent a duly completed ESG Questionnaire.

5.18        Canadian Pension Plans.

(a)            For each existing, or hereafter adopted, Canadian Pension Plan and Canadian Benefit Plan, each Canadian Credit Party will, in a timely fashion, comply with and perform in all material respects all of its obligations under and in respect of such Canadian Pension Plan or Canadian Benefit Plan, including under any funding agreements and all applicable Laws (including any fiduciary, funding, investment and administration obligations), unless any failure to so comply or perform could not reasonably be expected to have a Material Adverse Effect.

(b)            All employer or employee payments, contributions or premiums required to be remitted, paid to or in respect of each Canadian Pension Plan or Canadian Benefit Plan shall be paid or remitted by each Canadian Credit Party in a timely fashion in accordance with the terms thereof, any funding agreements and all applicable Laws, unless any failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.19        AAI Agreement.        Borrower will exercise commercially reasonable efforts to modify the AAI Agreement to permit collateral assignment of such agreement to the Borrower’s lenders or other creditors.

Section 6          NEGATIVE COVENANTS

So long as any Term Loan Commitment is in effect and until payment in full of all Obligations (other than Remaining Obligations), no Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly:

6.1           Indebtedness. Create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, or otherwise permit to exist, any Indebtedness, except:

(a)            the Obligations;

(b)            Indebtedness that may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal, bid or similar obligations (but not with respect to letters of credit) or in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, in each case, to the extent incurred in the Ordinary Course of Business;

(c)            Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the Ordinary Course of Business; provided that such Indebtedness is extinguished within ten (10) Business Days after its incurrence;

(d)            endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the Ordinary Course of Business;

(e)            Indebtedness arising as a direct result of judgments, orders, awards or decrees against Borrower or any of its Subsidiaries, in each case, not constituting an Event of Default;

(f)            Indebtedness representing any Taxes to the extent such Taxes are not yet delinquent or are being Properly Contested;

(g)            Indebtedness of the Borrower and its Subsidiaries under Swap Contracts incurred in the Ordinary Course of Business or to hedge interest rate risk and not in each case for speculative purposes;

(h)            Indebtedness existing on the date hereof; provided that such Indebtedness will only be permitted under this Section 6.1(h) if listed on Schedule 6.1 (and, in each case, any Permitted Refinancing thereof);

(i)            Indebtedness of Borrower or any of its Subsidiaries (other than Aireon Belgium) with respect to Capital Leases and Purchase Money Indebtedness (and, in each case, any Permitted Refinancing thereof), in each case, to acquire any assets if each of the following conditions is satisfied: (i) the total outstanding amount of Purchase Money Indebtedness and obligations in respect of Capital Leases incurred by the Borrower and its Subsidiaries does not, as of any date, exceed an aggregate amount equal to $2,000,000, (ii) such Purchase Money Indebtedness and obligations in respect of Capital Leases will be unsecured or will not be secured by any of the Collateral other than the specific property acquired or leased (except for additions and accessions to such assets, replacements and products thereof and customary security deposits); provided that individual financings of assets provided by one lender may be cross collateralized to other financings of assets provided by such lender, (iii) the principal amount of such obligations in respect of Capital Leases or Purchase Money Indebtedness will not, at the time of the incurrence thereof, exceed the value of the property so acquired or leased, and (iv) such Indebtedness is incurred prior to or within 270 days after the acquisition, construction, lease or improvement of the applicable asset;

(j)            [reserved];

(k)            guaranties of Indebtedness and obligations permitted under this Section 6.1; provided that if such Indebtedness is subordinated to the Obligations, such guaranty shall be subordinated to the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(l)            a Super-Priority Revolver incurred by the Borrower in an aggregate amount not to exceed $20,000,000;

(m)            Indebtedness consisting of (i) treasury management services (including treasury, depository, credit, debit card, electronic funds transfer, automated clearinghouse transactions, return items, overdrafts and interstate depository network services) and (ii) other demand deposit or operating account relationships, foreign exchange facilities and merchant services;

(n)            to the extent constituting Indebtedness, the Iridium Hosting Cost Reimbursement Obligations;

(o)            other Indebtedness incurred by the Borrower or its Subsidiaries in an aggregate principal amount at any time outstanding not to exceed $5,000,000;

(p)            bank guarantees or letter of credit arrangements issued pursuant to the requirements of commercial contracts in the Ordinary Course of Business;

(q)            to the extent constituting Indebtedness, earnout obligations or other similar contingent acquisition consideration in connection with a Permitted Acquisition that are unsecured; provided, however, that in the case of such earnout obligations or other similar contingent acquisition consideration that either individually or in aggregate is in excess of $10,000,000, such obligations shall be subject to subordination terms prohibiting the payment thereof at any time that a Default or Event of Default exists hereunder or would result from the payment thereof;

(r)            Indebtedness incurred or assumed pursuant to or in connection with a Permitted Acquisition, provided that (i) in the case of assumed Indebtedness, such Indebtedness was not incurred in anticipation or contemplation of such Permitted Acquisition and (ii) immediately after giving effect to such Permitted Acquisition and the incurrence or assumption of such Indebtedness, the Credit Parties shall be in compliance with the Financial Performance Covenant on a Pro Forma Basis; and

(s)            Indebtedness issued, incurred or otherwise obtained by the Borrower or its Subsidiaries (including by means of the extension or renewal of existing Indebtedness) (each, a “Permitted Refinancing”) in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or part, any Indebtedness referenced in Section 6.1(h), 6.1(j), 6.1(l), 6.1(r) or this Section 6.1(s) (it is being understood and agreed that the Term Loans advanced under this Agreement shall not be exchanged, extended, renewed, replaced, retired or refinanced, in whole or part pursuant to a Permitted Refinancing); provided that:

(i)	such Indebtedness shall not have a greater principal amount than the principal amount (or accreted value, if applicable) of the Indebtedness being extended, renewed, replaced, repurchased, retired or refinanced thereby plus accrued interest, fees, premiums (if any) and penalties thereon and other reasonable amounts paid, and fees and expenses associated with the extension, renewal, replacement, repurchase, retirement or refinancing plus an amount equal to any existing commitments unutilized thereunder;

(ii)	the Indebtedness being extended, renewed, replaced, repurchased, retired or refinanced thereby shall be repaid, repurchased, retired, defeased or satisfied and discharged, and all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, on the date such Indebtedness is issued, incurred or obtained;

(iii)	such Indebtedness shall not at any time be incurred or guaranteed by any Person other than a Person that is an obligor or guarantor of the Indebtedness being extended, renewed, replaced, repurchased, retired or refinanced thereby;

(iv)	if secured, such Indebtedness shall not be secured by property other than property securing the Indebtedness being extended, renewed, replaced, repurchased, retired or refinanced thereby, and, if applicable, any after-acquired property that is affixed or incorporated into such assets and the proceeds and products thereof;

(v)	such Indebtedness (A) shall have a final scheduled maturity date no earlier than the then-final scheduled maturity date of the Indebtedness being extended, renewed, replaced, repurchased, retired or refinanced thereby and (B) shall have a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, renewed, replaced, repurchased, retired or refinanced thereby (excluding the effects of nominal amortization in the amount of no greater than one percent per annum of the original stated principal amount of such Indebtedness on the date of incurrence thereof); and

(vi)	except as otherwise expressly set forth herein, the other terms of such Indebtedness (other than pricing) shall be, when taken as a whole, no more favorable to the lenders or holders providing such Indebtedness than those applicable to the Term Loans (except to the extent (A) such terms are added in the Credit Documents for the benefit of the Lenders pursuant to an amendment reasonably acceptable to the Administrative Agent or (B) applicable solely to the periods after the latest Maturity Date existing at the time of such incurrence).

The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.1. The principal amount of any non-interest-bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of Holdings dated such date prepared in accordance with GAAP.

6.2           Liens. Directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien that names it or any of its Subsidiaries as debtor or any of the Collateral as collateral, with respect to any such property, asset, income or profits under the Uniform Commercial Code of any state or under any similar recording or notice statute, or sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof) except:

(a)            Liens in favor of the Collateral Agent for the benefit of the Secured Parties granted pursuant to any Credit Document;

(b)            each of the following Liens, excluding any such Lien imposed by any section of ERISA:

(i)	Liens securing the Obligations;

(ii)	Liens securing a Super-Priority Revolver in an aggregate principal amount not to exceed $20,000,000 in the aggregate at any one time outstanding solely to the extent (i) such secured Super-Priority Revolver is subject to an intercreditor agreement providing for the subordination of the Liens securing the Obligations to the first priority lien position of the lien securing the Super-Priority Revolver on customary terms that are reasonably acceptable to the Required Lenders, and (ii) the collateral granted to the Super-Priority Revolver is identical to the Collateral granted hereunder;

(iii)	Liens for Taxes not required to be paid pursuant to Section 5.3 and statutory Liens for Taxes not yet due and payable;

(iv)	statutory or common law Liens of landlords, sub-landlords, bailees, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors, workers or other like Liens incurred in the Ordinary Course of Business or other customary Liens (other than in respect of Indebtedness) in favor of landlords in the Ordinary Course of Business, so long as, in each case, such Liens (A) do not in the aggregate materially detract from the value of the property of Holdings and its Subsidiaries, taken as a whole, and do not materially impair the use thereof in the operation of the business of such companies, taken as a whole and (B) do not secure obligations that are past due (except to the extent Properly Contested);

(v)	Liens (other than Liens imposed by ERISA) consisting of (A) pledges or deposits in the Ordinary Course of Business and securing obligations that are not past due in connection with workers’ compensation, social security or similar laws or unemployment and (B) pledges and deposits in the Ordinary Course of Business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings or any of its Subsidiaries;

(vi)	Liens consisting of pledges or deposits to secure the performance of bids, trade contracts, utilities, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the Ordinary Course of Business, so long as (A) any Liens that secure surety bonds attach only to the contracts and associated properties in respect of which such surety bonds are posted and, as to any other properties, such Liens are junior to the Liens in favor of the Collateral Agent on the same properties that constitute Collateral under the Collateral Documents, and (B) no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(vii)	covenants, conditions, easements, rights-of-way, building codes, restrictions (including zoning restrictions), encroachments, licenses, protrusions and other similar encumbrances and minor title defects or survey matters incurred in the Ordinary Course of Business, in each case affecting Real Estate Assets, that are not substantial in amount, are not for the payment of money, that do not in the aggregate materially interfere with the ordinary conduct of the business of Holdings and its Subsidiaries, taken as a whole, and that do not materially detract from the value of such Real Estate Assets, and any Liens, encumbrances or similar items set forth in any title policy issued to and accepted by the Administrative Agent or the Collateral Agent in connection any Real Estate Assets pledged under the Credit Documents;

(viii)	Liens in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the Ordinary Course of Business;

(ix)	Liens in favor of a banking or other financial institution arising as a matter of Law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institutions general terms and conditions and do not secure Indebtedness for borrowed money;

(x)	(A) any interest or title of a lessor, sub-lessor, licensor or sub-licensor under leases, subleases, licenses or sublicenses entered into by Holdings or any of its Subsidiaries in the Ordinary Course of Business or not otherwise materially interfering with Holdings’ or any of its Subsidiaries’ business taken as a whole and (B) licenses, sublicenses, leases or subleases with respect to any assets granted to third Persons in the Ordinary Course of Business or not otherwise materially interfering with Holdings’ or any of its Subsidiaries’ business taken as a whole;

(xi)	Liens that are contractual rights of set-off or rights of pledge (A) relating to the establishment of depository relations with banks or other deposit-taking financial institutions and not given in connection with the issuance of Indebtedness, or (B) relating to pooled deposit or sweep accounts of Holdings or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the Ordinary Course of Business of Holdings or any of its Subsidiaries;

(xii)	[Reserved];

(xiii)	ground leases in respect of Real Estate Assets on which facilities owned or leased by Holdings or any of its Subsidiaries are located;

(xiv)	(A) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies, and (B) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of Holdings and its Subsidiaries, taken as a whole;

(xv)	Liens arising from precautionary Uniform Commercial Code financing statement or similar filings;

(xvi)	Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(xvii)	Liens deemed to exist in connection with investments in repurchase agreements meeting the requirements of Cash Equivalents;

(xviii)	Liens on cash or Cash Equivalents securing obligations under Swap Contracts permitted hereunder;

(xix)	Liens consisting solely of an agreement to Dispose of property or assets permitted by this Agreement; and

(xx)	Liens in favor of any Credit Party securing intercompany Indebtedness permitted hereunder;

(c)            Liens existing on the Closing Date; provided that any Lien shall only be permitted to the extent such Lien is listed on Schedule 6.2 and any modifications, replacements, renewals, restructurings, refinancings or extensions thereof; provided further that (i) the Lien does not extend to any additional property other than after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 6.1(h) and proceeds and products thereof and (ii) the replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens, to the extent constituting a Permitted Refinancing of Indebtedness permitted by Section 6.1(s);

(d)            Liens (i) securing judgments or orders for the payment of money not constituting an Event of Default under Section 8.1(h), and (ii) arising out of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings for which adequate reserves have been made;

(e)            Liens securing Indebtedness permitted pursuant to Section 6.1(i) and subject to the limitations on Liens set forth therein;

(f)            Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary at the time such Subsidiary is acquired pursuant to a Permitted Acquisition; provided that (x) any Indebtedness that is secured by such Liens is permitted to exist under Section 6.1, and (y) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of the Credit Parties and their Subsidiaries;

(g)            Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of the Subsidiaries in the Ordinary Course of Business;

(h)            Liens deemed to exist in connection with Investments in repurchase agreements under Section 6.6 and reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts maintained in the Ordinary Course of Business and not for speculative purposes;

(i)            Liens on cash collateral or other deposits in respect of letters of credit or bank guaranties entered into in the Ordinary Course of Business; and

(j)            other Liens not specifically listed above which secure obligations not exceeding $5,000,000 in the aggregate at any one time outstanding.

6.3           Payments and Prepayments of Indebtedness.

(a)            Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any (x) Indebtedness that is subordinated to the Obligations in right of payment or lien and (y) any Indebtedness described in clause (a) of the definition thereof exceeding $2,500,000 in the aggregate that is unsecured, except, in each case, to the extent permitted under and subject to the terms of any Intercreditor Agreement applicable to such Indebtedness:

(i)	the conversion or exchange of any Indebtedness to Equity Interests (other than Disqualified Equity Interests) of Holdings;

(ii)	repayments, redemptions, purchases, defeasances and other payments in respect of any Indebtedness;

(iii)	required payments of regularly scheduled payments of interest and fees;

(iv)	any Permitted Refinancing of such Indebtedness;

(v)	payments when due in relation to any earnouts or other contingent acquisition consideration incurred pursuant to Section 6.1(q); provided, however, that before and after giving effect to such payment, no Default or Event of Default shall exist and the Credit Parties shall be in compliance with the Financial Performance Covenant on a Pro Forma Basis, and

(vi)	payments of intercompany Indebtedness permitted under Section 6.1; or

(b)            pay any fees, expenses, mandatory payments or any other type of payments to Iridium unless permitted and in accordance with the Iridium Direct Agreement.

6.4            Restricted Payments. Declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Payment except that, without duplication:

(a)            each Subsidiary of Borrower may make Restricted Payments to Borrower or any Subsidiary of Borrower that is a direct parent of such Subsidiary;

(b)            Holdings may make Restricted Payments payable solely in the Equity Interests (other than Disqualified Equity Interests) of Holdings to the holders of its existing Equity Interests;

(c)            the Borrower may make Restricted Payments to Holdings and Holdings may in turn make Restricted Payments to its equity holders or the applicable payee thereof, the proceeds of which shall be used solely:

(i)	to pay franchise Taxes (other than franchise Taxes imposed in lieu of income Taxes) and other fees, Taxes (other than income Taxes) and expenses of Holdings or its Subsidiaries required to maintain its corporate existence; or

(ii)	to pay Holdings’ costs and expenses incurred in the Ordinary Course of Business and other corporate overhead costs and expenses (including administrative, legal, audit, accounting and similar expenses provided by third parties, which may include Affiliates of Holdings), incurred in the Ordinary Course of Business, including those of any direct or indirect parent, and attributable or related to the ownership or operations of the Holdings and its Subsidiaries;

(d)            to the extent constituting Restricted Payments, Holdings, the Borrower and their Subsidiaries may enter into and consummate transactions permitted by any provision of Section 6.3(c), 6.6 and 6.8 (other than a merger or consolidation of Holdings and the Borrower) or 6.11;

(e)            the Borrower may make Restricted Payments to Holdings and Holdings may in turn make Restricted Payments to its equity holders or the applicable payee thereof in an aggregate outstanding amount for all such payments not to exceed the Retained Available Amount, provided that no Default or Event of Default shall have occurred and be continuing or would result therefrom; provided further that, on a Pro Forma Basis after giving effect to any such payment, the Credit Parties shall be in compliance with the Financial Performance Covenant;

(f)            the Credit Parties may make the Closing Date Restricted Payment on the Closing Date in accordance with the Closing Date funds flow memorandum approved by the Required Lenders; and

(g)            Borrower may make Restricted Payments to Iridium (i) in accordance with the Iridium Direct Agreement and (ii) to reimburse costs and expenses incurred by Iridium in connection with payroll for former employees of the Borrower who are transferred to Iridium.

6.5          Burdensome Agreements. Create or otherwise cause or suffer to exist or become effective any Contractual Obligation (other than the Credit Documents and documents subject to an Intercreditor Agreement) that encumbers or restricts the ability of Holdings or any of its Subsidiaries, directly or indirectly, to:

(a)            permit any Subsidiary that is not a Credit Party to make Restricted Payments to (directly or indirectly) or to make or repay loans or advances, or transfer any of its property or assets to, to any Credit Party or to guarantee the Obligations of any Credit Party under the Credit Documents; or

(b)            create, incur or permit to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, or that requires the grant of any security for an obligation if security is granted for another obligation;

provided that, notwithstanding anything herein to the contrary, this Section 6.5 shall not apply to Contractual Obligations that:

(i)	are customary restrictions that arise in connection with any (x) Permitted Lien described in Section 6.2(b)(xvi) or 6.2(e) and relate to the property subject to such Lien or (y) provisions in joint venture agreements that restrict the transfer of ownership interests in the relevant partnership, limited liability company or other Person;

(ii)	are customary restrictions on leases, subleases, licenses or contemplated by asset sale, merger, amalgamation, purchase or other similar agreements not prohibited hereby so long as such restrictions relate to the property interest, rights or the assets subject thereto;

(iii)	are customary provisions restricting subletting, transfer or assignment of any lease governing a leasehold interest of Holdings or any of its Subsidiaries;

(iv)	are customary provisions restricting assignment or transfer of any agreement entered into in the Ordinary Course of Business;

(v)	arise in connection with cash or other deposits permitted under Sections 6.2 and 6.6 and limited to such cash or deposit, including any deposit account or securities account in which such deposit is held;

(vi)	are restrictions regarding licensing or sublicensing by Holdings and its Subsidiaries of intellectual property in the Ordinary Course of Business;

(vii)	are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Subsidiary;

(viii)	are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 6.1 but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness and the proceeds and products thereof;

(ix)	comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 6.1(i), to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(x)	comprise restrictions imposed by any agreement governing Indebtedness entered into after the Closing Date and permitted under Section 6.1 that are, taken as a whole, in the good faith judgment of the Borrower (which shall, upon request, furnish to the Administrative Agent a certificate of an Authorized Officer certifying as such), not materially more restrictive with respect to the Borrower or any Subsidiary than customary market terms for Indebtedness of such type ((and, in any event, are not materially more restrictive, taken as a whole, than the restrictions contained in this Agreement (it being understood that, with respect to any Super-Priority Revolver permitted hereunder, customary variations in covenants and events of default associated with borrowing base and availability concepts in an asset-based revolver shall not constitute more restrictive covenants and events of default than those set forth in the Credit Documents)), so long as the Borrower shall have determined in good faith that such restrictions will not adversely affect its obligation or ability to make any payments required hereunder; or

(xi)	arise in connection with any Disposition permitted by Sections 6.8 or 6.9 and relate solely to the assets or Person subject to such Disposition.

6.6           Investments. Make or own any Investment in any Person except Investments in or constituting:

(a)            cash and Cash Equivalents;

(b)            promissory notes, securities and other non-cash consideration received in connection with Dispositions permitted by Section 6.9;

(c)            accounts receivable arising and trade credit granted in the Ordinary Course of Business, and payable or dischargeable in accordance with customary terms;

(d)            Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors in the Ordinary Course of Business, or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors;

(e)            Investments made in the Ordinary Course of Business consisting of negotiable instruments held for collection in the Ordinary Course of Business and lease, utility and other similar deposits in the Ordinary Course of Business;

(f)            Investments in Swap Contracts permitted under Section 6.1;

(g)            (i) advances, loans or extensions of credit by Holdings in compliance with applicable Laws to officers, non-affiliated members of the Board of Directors, and employees of Holdings or any of its Subsidiaries (A) used to purchase the Equity Interests of Holdings; provided that any such advance, loan or extension of credit shall be non-cash, and (B) in the Ordinary Course of Business for travel, entertainment or relocation, out of pocket or other business-related expenses, with respect to this subclause (B), in an aggregate amount outstanding not to exceed $500,000, and (ii) advances of payroll payments to employees of the Credit Parties in the Ordinary Course of Business and Investments made pursuant to employment and severance arrangements of officers and employees of the Credit Parties in the Ordinary Course of Business and transactions pursuant to stock option plans and employee benefit plans and arrangements in the Ordinary Course of Business;

(h)            Investments existing on the date hereof or made pursuant to legally binding written contracts in existence on the date hereof, in each case, set forth on Schedule 6.6 and any modification, replacement, renewal, reinvestment or extension of any of the foregoing; provided that the amount of any Investment permitted pursuant to this Section 6.6(h) is not increased from the amount of such Investment on the Closing Date except pursuant to the terms of such Investment as of the Closing Date or as otherwise permitted by another clause of this Section 6.6;

(i)             [Reserved];

(j)             [Reserved];

(k)            Guarantees constituting Indebtedness permitted by Section 6.1 to the extent such Indebtedness is incurred by a Credit Party (other than Holdings)

(l)             Investments made (i) by a Credit Party to or in another Credit Party (other than Holdings), (ii) by a non-Credit Party Subsidiary to or in another non-Credit Party Subsidiary or (iii) by a Credit Party to or in a non-Credit Party Subsidiary; provided that any such Investments made by a Credit Party pursuant to this clause (iii) shall not at any time exceed, together with the aggregate consideration for all Permitted Acquisitions made by Excluded Subsidiaries of the Borrower pursuant to Section 6.6(o) below and the aggregate consideration for all Permitted Acquisitions of non-wholly owned Targets pursuant to Section 6.6(o)(iii) below, the Non-Credit Party Investment Basket;

(m)            Investments of any Person existing at the time such Person becomes a Subsidiary of the Borrower or consolidates, amalgamates or merges with the Borrower or any Subsidiary (including in connection with a Permitted Acquisition), so long as such Investments were not made in contemplation of such Person becoming a Subsidiary or of such merger or amalgamation;

(n)            Investments funded using (x) the Retained Available Amount or (y) the proceeds of an issuance of Equity Interests (other than Disqualified Equity Interests) of Holdings (or any direct or indirect parent thereof);

(o)            Permitted Acquisitions, so long as the acquisition is by the Borrower (or a Subsidiary of the Borrower) of a Person or substantially all of the assets of a Person (such Person or assets, a “Target”); provided, that the following requirements are satisfied:

(i)	the business of the Target is substantially similar to the business of the Credit Parties, including a business reasonably related thereto or constituting a reasonable extension thereof;

(ii)	the Target is located in a member country of the Organization for Economic Co-operation and Development;

(iii)	the Target becomes a Subsidiary of the Borrower; provided that in the case of an acquisition of a Subsidiary (or assets that will be held by a Subsidiary) that would constitute an Excluded Subsidiary, such transaction shall be permitted pursuant to this Section 6.6(o) solely to the extent that the aggregate consideration funded by the Credit Parties that is attributable to the acquisition of Excluded Subsidiaries in reliance on this Section 6.6(o) shall not exceed, together with Investments outstanding pursuant to Section 6.6(l)(iii) above, the Non-Credit Party Investment Basket;

(iv)	any Target that would not constitute an Excluded Subsidiary once acquired shall only be acquired by the Borrower or a Subsidiary of the Borrower that is not an Excluded Subsidiary;

(v)	no Default or Event of Default shall have occurred and be continuing immediately prior and after giving effect to the consummation of such Permitted Acquisition; and

(vi)	the Administrative Agent is notified in writing at least five (5) Business Days prior to the signing of a binding agreement with respect to any such Permitted Acquisition.

(p)            other Investments in an amount not to exceed $5,000,000 in the aggregate at any time outstanding.

Notwithstanding the foregoing, in no event shall Holdings or any of its Subsidiaries (1) make any Investment which results in or facilitates in any manner any Restricted Payment not otherwise permitted under the terms of Section 6.4 or (2) make any Investment in an Excluded Subsidiary other than pursuant to Sections 6.6(l)(ii), 6.6(l)(iii), 6.6(n), 6.6(o) or 6.6(p),

6.7           Financial Performance Covenant.

(a)            Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio as of the last day of any Fiscal Quarter to exceed 5.00:1.00.

6.8           Fundamental Changes. Merge, dissolve, liquidate, consolidate or amalgamate with or into another Person, or Dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

(a)            any Subsidiary of Holdings may be merged or amalgamated with or into any Credit Party (other than Holdings), or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any Credit Party (other than Holdings); provided that, in the case of such a merger or amalgamation, such Credit Party shall be the continuing or surviving Person or shall become a Credit Party concurrent with the consummation of such transaction (and in the case of a merger, amalgamation, liquidation or disposition between the Borrower and a Guarantor, the Borrower shall be the continuing or surviving Person or the transferee, as applicable, or such continuing or surviving Person or the transferee, as applicable, shall become the Borrower hereunder concurrent with such merger, amalgamation, liquidation or disposition);

(b)            any Subsidiary of Holdings that is not a Credit Party may be merged or amalgamated with or into any Subsidiary of Holdings, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to another Subsidiary of Holdings; provided that, in the case of a merger, amalgamation, liquidation or disposition between a Subsidiary of Holdings that is not a Credit Party and a Credit Party, such Credit Party shall be the continuing or surviving Person or the transferee, as applicable;

(c)            any Subsidiary of Holdings may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or another Subsidiary of the Borrower; provided that if the transferor in such a transaction is a Credit Party, then (i) the transferee must be a Credit Party or (ii) such Investment must be a permitted Investment in a Subsidiary which is not a Credit Party in accordance with Section 6.6;

(d)            any merger or continuance where the sole purpose of which is to reincorporate or reorganize a Credit Party in another jurisdiction in the United States or Canada; provided, that, the Borrower shall provide at least ten Business Days’ advance written notice of such merger to the Collateral Agent and each Credit Party shall take all actions necessary (or reasonably requested by the Collateral Agent) to grant and to perfect a First Priority Lien in favor of the Collateral Agent, for the benefit of the Secured Parties, under the Collateral Documents (but subject to any limitations sets forth therein) in the Equity Interests of such Credit Party and in all of the personal property of such Credit Party, and, to the extent reasonably requested by the Required Lenders, deliver such other documents, instruments, agreements, certificates or legal opinions in connection therewith;

(e)            so long as no Default exists or would result therefrom, the Borrower may merge or consolidate with any other Person (other than Holdings and any direct or indirect parent of Holdings) in order to effect Investments permitted pursuant to Section  6.6; provided that the Borrower shall be the continuing or surviving Person;

(f)            so long as no Default exists or would result therefrom, Holdings may merge or consolidate with any other Person (other than any direct or indirect parent of Holdings, the Borrower and any of the Borrower’s Subsidiaries); provided that Holdings shall be the continuing or surviving Person;

(g)            so long as no Default exists or would result therefrom, any Subsidiary of Holdings may merge, amalgamate or consolidate with any other Person (other than Holdings and any direct or indirect parent of Holdings) in order to effect an Investment permitted pursuant to Section  6.6; provided that the continuing or surviving Person shall be the Borrower or a Subsidiary of the Borrower, which together with each of its Subsidiaries, shall have complied with the applicable requirements of Section 5.11; provided, further, that, in the case of a merger, amalgamation or consolidation between a Subsidiary of Holdings that is not a Credit Party and a Credit Party, such Credit Party shall be the continuing or surviving Person or such Subsidiary that is not a Credit Party shall become a Credit Party upon the consummation thereof; and

(h)            so long as no Default exists or would result therefrom, a merger, amalgamation, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 6.9.

6.9          Dispositions. Sell, lease or sub-lease (as lessor or sublessor), sell and leaseback, assign, convey, license (as licensor or sublicensor), transfer or otherwise dispose to, or exchange any property with (any of the foregoing, a “Disposition”), any Person, in one transaction or a series of transactions, of all or any part of Holdings’ or any of its Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, including the Equity Interests of any Subsidiary of Holdings, except:

(a)            Dispositions of cash and Cash Equivalents in the Ordinary Course of Business or otherwise to the extent not prohibited under this Agreement;

(b)            Dispositions of inventory and goods held for sale in the Ordinary Course of Business;

(c)            the sale or discount, in each case without recourse and in the Ordinary Course of Business, by Holdings or any of its Subsidiaries of accounts receivable or notes receivable arising in the Ordinary Course of Business, but only in connection with the compromise or collection thereof or in connection with the bankruptcy or reorganization of the applicable account debtors and dispositions of any securities received in any such bankruptcy or reorganization;

(d)            Dispositions of used, worn out, obsolete or surplus equipment by Holdings or any of its Subsidiaries and Dispositions of property no longer used or useful in the conduct of the business of Holdings and any of its Subsidiaries;

(e)            Dispositions of assets subject to a Casualty/Condemnation Event so long as the Net Cash Proceeds thereof, if any, are applied as required by Section 2.14(a);

(f)            Dispositions of other assets (other than Equity Interests (it being understood that this provision shall not prohibit Holdings from issuing additional Equity Interests)); provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Event of Default exists), no Event of Default shall have occurred and be continuing or would result therefrom, (ii) the consideration shall not be less than the fair market value of the assets subject to such Disposition, (iii) at least 75% of the consideration shall be paid in cash at the time of the Disposition, (iv) the Net Cash Proceeds thereof, when aggregated with the Net Cash Proceeds of all other Dispositions made in accordance with this clause (f) are not in excess of (x) $2,500,000 in any calendar year and (y) $10,000,000 in the aggregate during the term of this Agreement and (v) the applicable Net Cash Proceeds shall be applied as required by Section 2.14(a);

(g)            the license or sublicense of Intellectual Property in the Ordinary Course of Business;

(h)            the lapse or abandonment in the Ordinary Course of Business of any registrations or applications for registration of any immaterial intellectual property, and the lapse or abandonment of, or termination of any license or sub-license for, Intellectual Property to the extent such lapse, abandonment or termination does not affect any Intellectual Property necessary for, or material to, the conduct of the Credit Parties’ business;

(i)            licenses and sublicenses, in each case to the extent they are non-exclusive, and leases or subleases granted to third parties, in each case, (i) in the Ordinary Course of Business and not interfering in any material respect with the business of the Credit Parties or (ii) made in connection with the settlement of litigation or other claims with respect to infringement on any Credit Party’s or any Subsidiary’s rights to Intellectual Property;

(j)            the surrender or waiver of contractual rights or the settlement, release or surrender of contract or tort claims in the Ordinary Course of Business;

(k)            Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(l)            Dispositions permitted by Sections 6.4, 6.6 and 6.8 and Liens permitted by Section 6.2;

(m)            Dispositions of property pursuant to sale-leaseback transactions; provided that the Net Cash Proceeds thereof are applied in accordance with Section 2.14(a); and

(n)            Dispositions of assets acquired in a Permitted Acquisition in an amount not to exceed 20% of the aggregate consideration paid in connection with such Permitted Acquisition provided that the Net Cash Proceeds thereof are applied in accordance with Section 2.14(a).

Notwithstanding the foregoing, in no event shall Holdings or any of its Subsidiaries make any Dispositions to a Subsidiary that is not a Credit Party unless such Disposition constitutes an Investment permitted pursuant to Section 6.6.

6.10        Investment Company Act. Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an “investment company” or a company “controlled” by an “investment company” not entitled to an exemption within the meaning of such Act.

6.11        Transactions with Affiliates. Enter into, renew, extend, be a party to or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Holdings, whether or not in the Ordinary Course of Business, involving aggregate consideration in excess of $1,000,000; provided that the foregoing restriction shall not apply to:

(a)            any transaction solely between or among Credit Parties (other than Holdings) or any entity that becomes a Credit Party as a result of such transaction;

(b)            reasonable and customary indemnities provided to officers, employees and members of the Board of Directors of the Credit Parties, and reasonable and customary fees paid to, members of the Board of Directors of the Credit Parties;

(c)            reasonable and customary employment, compensation and severance arrangements for officers and other employees of the Credit Parties entered into in the Ordinary Course of Business and transactions pursuant to stock option plans and employee benefit plans and arrangements;

(d)            Restricted Payments to the extent permitted under Section 6.4 and Investments to the extent permitted under Section 6.6;

(e)            transactions pursuant to agreements, instruments or arrangements in existence on the Closing Date and set forth in Schedule 6.11 or any amendment thereto (so long as any such amendment is not adverse to the Lenders in any material respect as compared to the applicable agreement as in effect on the Closing Date);

(f)            the issuance and sale of Equity Interests by Holdings to the extent not otherwise prohibited under the terms of this Agreement;

(g)            the entering into of any tax sharing agreement or arrangements and any payments permitted by Section 6.4(c)(i);

(h)            transactions entered into from and after the Closing Date with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the Ordinary Course of Business and otherwise in compliance with the terms of this Agreement, which are fair to the Credit Parties in the reasonable determination of the Board of Directors or the senior management of Holdings, and are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and

(i)            transactions entered into from and after the Closing Date in the Ordinary Course of Business on terms substantially as favorable to a Credit Party as would be obtainable by such Credit Party at the time in a comparable arm’s-length transaction with a Person other than an Affiliate.

6.12        Conduct of Business. Engage in any business other than (a) the businesses engaged in thereby on the Closing Date and businesses reasonably complementary, related or ancillary thereto or reasonable extensions thereof and (b) such other lines of business as may be consented to by the Required Lenders.

6.13        Permitted Activities of Holdings. Notwithstanding anything to the contrary contained herein, Holdings shall not:

(a)            incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than the Obligations, the Super-Priority Revolver, any obligation under any Credit Document and any obligation to redeem Equity Interests issued by Holdings under the Holdings Shareholder Agreement;

(b)            create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it other than Liens securing the Obligations and Permitted Liens;

(c)            directly or indirectly sell or otherwise dispose of any Equity Interests owned by Holdings in the Borrower;

(d)            create or acquire any direct Subsidiary or make or own any direct Investment in any Person other than in the Borrower and cash and Cash Equivalents; or

(e)            engage in any business or activity or own any material assets other than, in each case, (i) its ownership of the Equity Interests of the Borrower and activities incidental thereto, including payment of dividends and other amounts in respect of its Equity Interests, in each case, not prohibited pursuant to this Agreement, (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) the performance of its obligations as a Guarantor, (iv) financing activities, including the issuance of Equity Interests and other securities, incurrence of debt, payment of dividends, making contributions to the capital of its Subsidiaries and guaranteeing the obligations of its Subsidiaries in each case solely to the extent permitted hereunder, (v) if applicable, participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and the Borrower and their Subsidiaries, (vi) making of any Restricted Payments permitted to be made by Holdings pursuant to this Agreement, (vii) executing, delivering and the performance of rights and obligations under the Credit Documents to which it is a party or other documents to which it is a party that are subject to an Intercreditor Agreement, (viii) purchasing Equity Interests (to the extent not constituting Disqualified Equity Interests) of the Borrower, (ix) making capital contributions to the Borrower, (x) holding any cash or property received in connection with Restricted Payments made by the Borrower in accordance with Section 6.4 pending application thereof by Holdings, (xi) providing indemnification to officers, managers and directors and (xii) any activities incidental or reasonably related to the foregoing (including entry into employment agreements and performance of its obligations thereunder).

6.14        Iridium Agreements; Organizational Documents.

(a)            amend, modify or otherwise change or waive of any of its rights or obligations under any Iridium Agreement, without the prior written consent of Administrative Agent (at the direction of the Required Lenders), except any such agreements, instruments, arrangements, amendments, modifications, changes or waivers that do not violate the terms of the Iridium Direct Agreement; or

(b)            amend, modify or otherwise change (or otherwise permit the amendment, modification or other changes to) any of its Organizational Documents (including by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it), except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (b) that either individually or in the aggregate could not reasonably be expected to be adverse in any material respect to the Agents or the Lenders.

6.15        Fiscal Year; Tax Status.

(a)            change the tax status or tax reporting treatment of any Credit Party in any jurisdiction where such Credit Party operates in a manner that is adverse to the Secured Parties; or

(b)            change its Fiscal Year-end from December 31 or method for determining Fiscal Quarters.

6.16        Canadian Defined Benefit Plan. With respect to any Canadian Credit Party, (a) contribute to or assume an obligation to contribute to any Canadian Defined Benefit Plan, without the prior written consent of the Administrative Agent, or (b) acquire an interest in any Person if such Person sponsors, administers, maintains or contributes to or has any liability in respect of any Canadian Defined Benefit Plan, or at any time in the five-year period preceding such acquisition has sponsored, administered, maintained, or contributed to a Canadian Defined Benefit Plan, without the prior written consent of the Administrative Agent.

6.17        [Reserved].

6.18        Change in Legal Name or Jurisdiction. Change its legal name or jurisdiction of organization unless: (a) such Credit Party provides written notice to the Administrative Agent and Collateral Agent no later than ten (10) Business Days (or such shorter period of time as the Administrative Agent, acting at the direction of the Required Lenders, may agree) prior to such change, (b) the Administrative Agent (acting at the direction of the Required Lenders) provides prior written consent in case of a change in jurisdiction of organization to a jurisdiction that is outside of the United States or Canada, and (c) each Credit Party shall take all actions necessary (or reasonably requested by the Collateral Agent) to grant and to perfect a First Priority Lien in favor of the Collateral Agent, for the benefit of the Secured Parties, under the Collateral Documents (but subject to any limitations sets forth therein) in the Equity Interests of such Credit Party and in all of the personal property of such Credit Party, and, to the extent reasonably requested by the Required Lenders, deliver such other documents, instruments, agreements, certificates or legal opinions in connection therewith.

6.19        DB Collateral Account. Permit cash or Cash Equivalents on deposit in the Borrower’s bank account numbered 118010300002 established at Deutsche Bank - New York to exceed the amount required to cash collateralize letters of credit and bank guaranties issued by Deutsche Bank or its affiliates.

Section 7          GUARANTY

7.1            Guaranty of the Obligations. Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to the Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a), but excluding, with respect to any Guarantor at any time, Excluded Swap Obligations with respect to such Guarantor at such time) (collectively, the “Guaranteed Obligations”).

7.2            Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors times (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state Law; provided that, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 7.2), minus (b) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third-party beneficiary to the contribution agreement set forth in this Section 7.2.

7.3           Payment by Guarantors. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of the Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantors will upon demand pay, or cause to be paid, in cash, to the Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for the Borrower’s becoming the subject of a proceeding under any Debtor Relief Law, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Borrower for such interest in such proceeding) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

7.4           Liability of Guarantors Absolute. Each Guarantor agrees that its obligations under this Section 7 are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations (other than Remaining Obligations). In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a)            this Guaranty is a guaranty of payment when due and not of collectability;

(b)            this Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(c)            the Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between the Borrower and any Beneficiary with respect to the existence of such Event of Default;

(d)            the obligations of each Guarantor hereunder are independent of the obligations of the Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of the Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor to enforce this Guaranty whether or not any action is brought against the Borrower or any of such other guarantors and whether or not the Borrower is joined in any such action or actions;

(e)            payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid when due. Without limiting the generality of the foregoing, if the Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(f)            any Beneficiary, upon such terms as it deems appropriate, without notice or demand (except to the extent notice is required to be provided hereunder, in any other Credit Document or under applicable Law) and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its reasonable discretion may determine consistent herewith or with the applicable Swap Contract or security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (but so long as such sale is in accordance with applicable Law), and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against the Borrower or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents or the Swap Contracts; and

(g)            this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations (other than Remaining Obligations) or unless the obligations of the Guarantors are reduced or terminated by the Administrative Agent and applicable Beneficiaries in accordance with the terms of this Agreement), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or the Swap Contracts, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Swap Contracts, or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Swap Contract, or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents, any of the Swap Contracts or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Holdings or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which the Borrower may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

7.5           Waivers by Guarantors. Each Guarantor hereby waives, to the extent permitted by applicable Law, for the benefit of the Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against the Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from the Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of the Borrower or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations (other than Remaining Obligations); (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to gross negligence, fraud, bad faith or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction; (e) (i) any principles or provisions of Law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Swap Contracts or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to the Borrower and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by Law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

7.6            Guarantors’ Rights of Subrogation, Contribution, Etc. Until the Guaranteed Obligations (other than Remaining Obligations) shall have been paid in full, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against the Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against the Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against the Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations (other than Remaining Obligations) shall have been paid in full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against the Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against the Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations (other than Remaining Obligations) shall not have been finally and paid in full, such amount shall be held in trust for the Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to the Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof and of the other Credit Documents.

7.7          Subordination of Other Obligations. Any Indebtedness of the Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to the Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

7.8          Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

7.9          Authority of Guarantors or Borrower. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or the Borrower or the officers, members of the Board of Directors or any agents acting or purporting to act on behalf of any of them.

7.10        Financial Condition of the Borrower. Any Credit Extension may be made to the Borrower or continued from time to time, and any Swap Contracts may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of the Borrower at the time of any such grant or continuation or at the time such Swap Contract is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of the Borrower. Each Guarantor has adequate means to obtain information from the Borrower on a continuing basis concerning the financial condition of the Borrower and its ability to perform its obligations under the Credit Documents and the Swap Contracts, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of the Borrower now known or hereafter known by any Beneficiary.

7.11        Bankruptcy, Etc.

(a)            So long as any Guaranteed Obligations (other than Remaining Obligations) remain outstanding, no Guarantor shall, without the prior written consent of the Administrative Agent acting pursuant to the instructions of the Required Lenders, commence or join with any other Person in commencing any proceeding under any Debtor Relief Law against the Borrower or any other Guarantor. The obligations of the Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrower or any other Guarantor or by any defense which the Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b)            Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve the Borrower of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay the Administrative Agent, or allow the claim of the Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c)            In the event that all or any portion of the Guaranteed Obligations are paid by the Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

7.12        Discharge of Guaranty Upon Sale of Guarantor. If all of the Equity Interests of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such sale or disposition.

7.13        Keepwell Agreement. Each Qualified ECP Credit Party, jointly and severally, hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by any other Credit Party hereunder to honor all of such Credit Party’s obligations under this Agreement in respect of Swap Contracts (provided that each Qualified ECP Credit Party shall only be liable under this Section 7.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.13, or otherwise under this Agreement, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Credit Party under this Section 7.13 shall remain in full force and effect until all of the Guaranteed Obligations and all other amounts payable under this Agreement shall have been paid in full and all Term Loan Commitments have terminated or expired or been cancelled. Each Qualified ECP Credit Party intends that this Section 7.13 constitute, and this Section 7.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

7.14        Maximum Liability. It is the desire and intent of the Guarantor Subsidiaries and the Secured Parties that this Guaranty shall be enforced against the Guarantor Subsidiaries to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, Federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor Subsidiary under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor Subsidiary’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantor Subsidiaries or the Secured Parties, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor Subsidiary’s “Maximum Liability”). Each Guarantor Subsidiary agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Guarantor Subsidiary without impairing this Guaranty or affecting the rights and remedies of the Secured Parties hereunder; provided that nothing in this sentence shall be construed to increase any Guarantor Subsidiary’s obligations hereunder beyond its Maximum Liability.

Section 8           EVENTS OF DEFAULT

8.1           Events of Default. The occurrence of any one or more of the following conditions or events shall constitute an “Event of Default”:

(a)            Failure to Make Payments When Due. Failure by the Borrower to pay when due any principal of any Term Loan, whether at stated maturity, by acceleration, by mandatory prepayment or otherwise, or within three (3) Business Days after the date when due, to pay any interest on any Term Loan or any fee or any other amount due hereunder or under any other Credit Document; or

(b)            Default in Other Agreements. (i) Failure of Holdings or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of any Material Indebtedness beyond the applicable grace period, if any, provided therefor; or (ii) breach or default by Holdings or any of its Subsidiaries with respect to any other term of any Material Indebtedness or any loan agreement, mortgage, indenture or other agreement relating to such Material Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of such Material Indebtedness (or a trustee on behalf of such holder or holders), to cause, such Material Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder; provided further that such failure is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Term Loan Commitments or acceleration of the Term Loans pursuant to Section 8.2; or

(c)            Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in any of Sections 5.2 (as it relates to the existence of the Borrower), 5.13, 5.15 or 6 (subject to Section 8.4 in the case of Section 6.7); or

(d)            Breach of Representations, Etc. Any representation, warranty or certification made or deemed made by any Credit Party or the Parent in any Credit Document (or any document delivered pursuant to a Credit Document) at any time given by such Credit Party or the Parent in writing pursuant hereto or thereto or in connection herewith or therewith shall be incorrect or misleading in any material respect (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) as of the date made or deemed made (or if any such representation, warranty or certification relates to an earlier date, as of such earlier date); or

(e)            Other Defaults Under Credit Documents. Any Credit Party or the Parent shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other subsection of this Section 8.1, and such default (the “Specified Default”) shall not have been remedied or waived within: (i) 10 days in the case of a Specified Default relating to Section 5.1(a), (b), or (c), and (ii) 30 days in the case of any Specified Default other than a Specified Default relating to Section 5.1(a), (b), or (c), in each case of (i) and (ii), after the earlier of (A) an Authorized Officer of any Credit Party having actual knowledge of such default or (B) receipt by the Borrower of written notice from the Administrative Agent of such default; or

(f)            Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Holdings or any of its Subsidiaries or the Parent in an involuntary case under any Debtor Relief Law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state Law; or (ii) an involuntary case shall be commenced against Holdings or any of its Subsidiaries or the Parent under any Debtor Relief Law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, receiver and manager, monitor, interim receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings or any of its Subsidiaries or the Parent, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Holdings or any of its Subsidiaries or the Parent for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Holdings or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days without having been dismissed, bonded or discharged; or

(g)            Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) Holdings or any of its Subsidiaries or the Parent shall have an order for relief entered with respect to it or shall commence a voluntary case under any Debtor Relief Law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such Law, or shall consent to the appointment of or taking possession by a receiver, receiver and manager, trustee or other custodian for all or a substantial part of its property; or Holdings or any of its Subsidiaries or the Parent shall make any assignment for the benefit of creditors; (ii) Holdings or any of its Subsidiaries or the Parent shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; (iii) the Board of Directors of Holdings or any of its Subsidiaries or the Parent (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or (iv) the institution of any filing, application or proceeding against or in respect of any Canadian Credit Party seeking to adjudicate it an insolvent person, seeking a bankruptcy order under the Bankruptcy and Insolvency Act (Canada), seeking to institute proceedings against it under the Companies’ Creditors Arrangement Act (Canada) or the Winding Up and Restructuring Act (Canada), or seeking any relief under any corporations legislation involving the compromise, settlement, adjustment or arrangement of debt; or

(h)            Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving in any individual or aggregate proceeding at any time an amount in excess of $5,000,000 (in each case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has not denied coverage, and taking into account any deductibles) shall be entered or filed against Holdings or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 45 days (or in any event later than 5 days prior to the date of any proposed sale thereunder); or

(i)            Employee Benefit Plans. (i) There shall occur one or more ERISA Events which individually or in the aggregate results in or could reasonably be expected to result in a Material Adverse Effect; (ii) there exists any fact or circumstance that results in the imposition of a Lien pursuant to Section 430(k) of the Code or Section 303(k) or 4068 of ERISA on the assets of Holdings or its Subsidiaries which individually or in the aggregate results in or could reasonably be expected to result in a Material Adverse Effect; or (iii) any obligation of a Canadian Credit Party under any Canadian Pension Plan is not satisfied by such Canadian Credit Party and such failure to satisfy such obligation would have or would be reasonably expected to have a Material Adverse Effect; or

(j)            Change of Control. A Change of Control shall occur; or

(k)            Guaranties, Parent Guaranty, Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) any material provision of the Guaranty for any reason, other than the payment in full of all Obligations (other than Remaining Obligations), shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder in writing (other than as a result of the sale or transfer of such Guarantor or as a result of any other transaction permitted hereunder), (ii) any material provision of the Parent Guaranty for any reason, other than the payment in full of all Obligations (other than Remaining Obligations) shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or the Parent shall repudiate its obligations thereunder in writing, or (iii) any material provision of this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the payment in full of the Obligations (other than Remaining Obligations) in accordance with the terms hereof), or shall be declared null and void, or the Collateral Agent shall not have or shall cease to have a valid and perfected Lien on Collateral having a value in excess of $5,000,000 purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason, (iii) any Credit Party shall contest in writing the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by the Lenders, under any Credit Document to which it is a party, or (iv) any Credit Party shall contest in writing the validity or perfection of any Lien on Collateral having a value in excess of $5,000,000 purported to be covered by the Collateral Documents.

8.2           Acceleration. (a) Upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, and (b) upon the occurrence and continuance of any other Event of Default, at the request of (or with the consent of) the Required Lenders, upon notice to the Borrower by the Administrative Agent:

(i)	the aggregate principal of all Loans, all accrued and unpaid interest thereon, all fees and all other Obligations under this Agreement and the other Credit Documents, shall become due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Credit Party; and

(ii)	the Administrative Agent may (and at the direction of the Required Lenders, shall), and may (and at the direction of the Required Lenders, shall) cause the Collateral Agent to, exercise any and all of its other rights and remedies under applicable Law (including the UCC and the PPSA) or at equity, hereunder and under the other Credit Documents.

It is understood and agreed that if the Term Loans are accelerated or otherwise become due prior to the Maturity Date, including without limitation as a result of any Event of Default set forth in clause (f) or (g) of Section 8.1 (including the acceleration of claims by operation of law), the prepayment premium set forth in Section 2.11(d) that would have been payable if the Term Loans were optionally prepaid pursuant to Section 2.13 on such date of acceleration will also automatically be due and payable and shall constitute part of the Obligations with respect to the Term Loans, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits as a result thereof. Any such prepayment premium payable shall be presumed to be the liquidated damages sustained by each Lender as the result of the early prepayment and each of the Credit Parties agrees that it is reasonable under the circumstances currently existing. EACH OF THE CREDIT PARTIES EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING AMOUNTS IN CONNECTION WITH ANY SUCH ACCELERATION, ANY RESCISSION OF SUCH ACCELERATION OR THE COMMENCEMENT OF ANY PROCEEDING UNDER DEBTOR RELIEF LAWS. Each of the Credit Parties expressly agrees (to the fullest extent it may lawfully do so) that: (A) the prepayment premium set forth in Section 2.11(d) is reasonable and is the product of an arm’s-length transaction between sophisticated business people, ably represented by counsel; (B) the prepayment premium set forth in Section 2.11(d) shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between Lenders and the Credit Parties giving specific consideration in this transaction for such agreement to pay such the prepayment premium set forth in Section 2.11(d); and (D) the Credit Parties shall be estopped hereafter from claiming differently than as agreed to in this paragraph. Each of the Credit Parties expressly acknowledges that its agreement to pay such the prepayment premium set forth in Section 2.11(d) to Lenders as herein described is a material inducement to Lenders to enter into this Agreement.

8.3            Application of Payments and Proceeds. After the acceleration of the principal amount of any of the Term Loans in accordance with Section 8.2, or at the election of the Administrative Agent or the Required Lenders during the continuance of any Event of Default, all payments and proceeds in respect of any of the Obligations received by any Agent or any Lender under any Credit Document, including any proceeds of any sale of, or other realization upon, all or any part of the Collateral, shall be applied as follows:

first, to all fees, costs, indemnities, liabilities, obligations and expenses (other than principal and interest) incurred by or owing to the Administrative Agent or the Collateral Agent with respect to this Agreement, the other Credit Documents or the Collateral and which are payable by the Credit Parties and the Parent under the Credit Documents;

second, to all fees, costs, indemnities, liabilities, obligations and expenses (other than principal and interest) incurred by or owing to any Lender with respect to this Agreement, the other Credit Documents or the Collateral and which are payable by the Credit Parties and the Parent under the Credit Documents;

third, to all accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts);

fourth, to the principal amount of the Obligations;

fifth, to Obligations owing to any Eligible Counterparty in respect of any Secured Swap Contract permitted by the terms of this Agreement;

sixth, to any other Indebtedness or obligations of any Credit Party or the Parent owing to the Administrative Agent, the Collateral Agent or any Lender under the Credit Documents; and

seventh, to the Borrower or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.

In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category. Each Credit Party irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by the Administrative Agent or the Collateral Agent from or on behalf of any Credit Party, and, as between each Credit Party on the one hand and the Administrative Agent, the Collateral Agent and the other Secured Parties on the other, the Administrative Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as the Administrative Agent may deem advisable notwithstanding any previous application by the Administrative Agent.

8.4           Cure Right.

(a)            Notwithstanding anything to the contrary contained in Sections 8.1 and 8.2, in the event that the Credit Parties fail to comply with the Financial Performance Covenant as of the end of any Fiscal Quarter, until the expiration of the fifteenth day subsequent to the date the Compliance Certificate for such Fiscal Quarter is required to be delivered pursuant to Section 5.1(c) (the “Cure Expiration Date”), Holdings shall have the right to issue Permitted Cure Securities for cash (the amount thereof, the “Cure Amount”), so long as such cash is promptly contributed to the capital of the Borrower as common equity (the “Cure Right”); provided that (i) no more than five Cure Rights may be exercised after the Closing Date, (ii) no more than two Cure Rights may be exercised during any four consecutive Fiscal Quarters and (iii) no Cure Amount shall exceed the amount necessary to cause compliance with the Financial Performance Covenant for the period then ended.

(b)            Upon receipt by the Borrower of the cash proceeds of any capital contribution referred to in Section 8.4(a), Consolidated Adjusted EBITDA for the Fiscal Quarter as to which such Cure Right is exercised (the “Cure Right Fiscal Quarter”) shall be deemed to have been increased by the Cure Amount in determining the Financial Performance Covenant for such Cure Right Fiscal Quarter and for any subsequent period that includes such Cure Right Fiscal Quarter; provided that (i) no increase in Consolidated Adjusted EBITDA on account of the exercise of any Cure Right shall be applicable for any other purpose under this Agreement or any other Credit Document, including determining of any applicable margin or fee or the availability or amount of any covenant basket, carve-out or compliance on a Pro Forma Basis with the Financial Performance Covenant; (ii) the prepayment of the Term Loans with the proceeds of any Cure Amount shall be disregarded in determining the Financial Performance Covenant for the applicable Cure Right Fiscal Quarter, and (iii) no Cure Amount shall be “netted” in the determination of Indebtedness for the calculation of any leverage ratio (including the Financial Performance Covenant) in any period that includes the Cure Right Fiscal Quarter.

(c)            If after giving effect to the recalculations set forth in Section 8.4(b) the Credit Parties shall then be in compliance with the Financial Performance Covenant, the Credit Parties shall be deemed to have satisfied the requirements of such covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Event of Default with respect to any such covenant that had occurred shall be deemed cured for all purposes of this Agreement and the other Credit Documents; provided that neither the Administrative Agent nor any Lender may exercise any rights or remedies under Section 8.2 or under any other Credit Documents solely on the basis of any actual or purported Event of Default for failure to comply with the Financial Performance Covenant until and unless the Cure Expiration Date has occurred without the Cure Amount having been received and designated; provided further that, at any time a Financial Performance Covenant Event of Default shall have occurred and be continuing, notwithstanding the delivery by the Borrower of written notice stating its intention to cure such Financial Performance Covenant Event of Default, no Lender shall be required to make any extension of credit hereunder until the Cure Amount is actually received by the Borrower and the proceeds of the Cure Amount received by the Borrower are delivered to the Administrative Agent.

Section 9           AGENTS

9.1           Appointment and Authority.

(a)            Each of the Lenders hereby irrevocably appoints GLAS USA LLC to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Each of the Lenders hereby irrevocably appoints GLAS AMERICAS LLC to act on its behalf as the Collateral Agent hereunder and under the other Credit Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as expressly set forth in Sections 9.6(a) and 9.6(b), the provisions of this Section 9.1 are solely for the benefit of the Agents and the Lenders, and neither Holdings nor any of its Subsidiaries shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to an Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. The duties of each of the Administrative Agent and the Collateral Agent under the Credit Documents are solely mechanical and administrative in nature. Each Lender irrevocably authorizes the Administrative Agent and the Collateral Agent to execute and deliver each Intercreditor Agreement and to take such action, and to exercise the powers, rights and remedies granted to the Administrative Agent and the Collateral Agent thereunder and with respect thereto.

(b)            Whenever in the administration of the Credit Documents the Administrative Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Administrative Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon instructions from the Required Lenders.

(c)            The Administrative Agent may request that the Required Lenders or other parties deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to the Credit Documents.

(d)            Money held by the Administrative Agent in trust hereunder need not be segregated from other funds except to the extent required by law. The Administrative Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing.

9.2           Rights as a Lender. The Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own Securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, Holdings or any of its Subsidiaries or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.

9.3           Exculpatory Provisions.

(a)            No Agent shall have any duties or obligations except those expressly set forth herein and in the other Credit Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, no Agent:

(i)	shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii)	shall have any duty to take any discretionary action or exercise any discretionary powers, and all discretionary rights and powers expressly contemplated hereby or by the other Credit Documents shall require that such Agent exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents); provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Credit Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii)	(x) shall, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and (y) shall be liable for the failure to disclose, any information relating to any Credit Party or any of their respective Affiliates that is communicated to or obtained by the Person serving as an Agent or any of its Affiliates in any capacity.

(b)            No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.5 and Sections 8.1, 8.2 and 8.3), or (ii) in the absence of its own bad faith, fraud, gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. No Agent shall be deemed to have knowledge of any Default or Event of Default unless and until notice describing such Default is given to such Agent in writing by the Borrower or a Lender.

(c)            No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Section 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.

(d)            No Agent is obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

(e)            No Agent shall be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Default or Event of Default or to make any disclosures with respect to the foregoing, or (ii) have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided).

(f)            In no event shall any Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes, pandemics or epidemics, or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

9.4           Reliance by Agent. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Term Loan, that by its terms must be fulfilled to the satisfaction of a Lender, each Agent may presume that such condition is satisfactory to such Lender unless such Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Each Agent may consult with legal counsel (who may be counsel for the Credit Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.5           Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section shall apply to any such sub agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Term Loans and Term Loan Commitments as well as activities as such Agent. No Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Agent acted with bad faith, fraud, gross negligence or willful misconduct in the selection of such sub-agents.

9.6           Resignation of the Agents; Removal.

(a)            Each Agent may resign at any time by notifying the Lenders and the Borrower, no later than 30 days prior to the effective date of such resignation. Each Agent may be removed upon 30 days’ prior notice (the “Removal Effective Date”) by the Required Lenders. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor (in consultation with the Borrower). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Agent, which shall be a financial institution with an office in New York, New York having a combined capital and surplus that is not less than $500,000,000; provided that in no event shall any such successor Administrative Agent be an Affiliate of any Credit Party. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date, or such removal shall become effective in accordance with such notice on the Removal Effective Date, as applicable.

(b)            With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents, (except that in the case of any Collateral held by the Collateral Agent on behalf of the Secured Parties, the retiring the Collateral Agent shall continue to hold such Collateral until such time as a successor Collateral Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided for above. Upon the acceptance of a successor’s appointment as an Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Section 9.6 and Sections 10.2 and 10.3 shall continue in effect for the benefit of such retiring Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as an Agent.

9.7           Non-Reliance on Agents and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon either Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder. Without limiting the foregoing, each Lender acknowledges and agrees that neither such Lender, nor any of its respective Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the PATRIOT Act or the regulations thereunder, including the regulations contained in 31 C.F.R. 1020.220 (as hereafter amended or replaced, the “CIP Regulations”), or any other AML and Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Credit Parties, their Affiliates or their agents, the Credit Documents or the transactions hereunder or contemplated hereby: (a) any identity verification procedures, (b) any recordkeeping, (c) comparisons with government lists, (d) customer notices or (e) other procedures required under the CIP Regulations or such other Laws.

9.8           Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party or the Parent, the Administrative Agent (irrespective of whether the principal of any Term Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)            to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.11, 10.2 and 10.3) allowed in such judicial proceeding; and

(b)            to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

(c)            and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.11, 10.2 and 10.3.

9.9           Collateral Documents and Guaranty.

(a)            The Secured Parties irrevocably authorize the Collateral Agent, at its option and in its discretion,

(i)	to release any Lien on any property granted to or held by the Collateral Agent under any Credit Document

(x)	upon termination of all Term Loan Commitments and payment in full of all Obligations (other than Remaining Obligations),

(y)	that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Credit Documents, or

(z)	subject to Section 10.5, if approved, authorized or ratified in writing by the Required Lenders;

(ii)	to subordinate any Lien on any property granted to or held by the Collateral Agent under any Credit Document to the holder of any Lien on such property that is permitted by Sections 6.2(e), 6.2(f), 6.2(g), or 6.2(i); and

(iii)	to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Credit Documents.

The Collateral Agent shall be entitled to request written instructions, or clarification of any instruction, from the Required Lenders (or, if the relevant Credit Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Collateral Agent may refrain from acting unless and until it receives those written instructions or that clarification. In the absence of written instructions, Collateral Agent, as applicable, may act (or refrain from acting) as it considers to be in the best interests of the Lenders. Upon request by the Collateral Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.9(a). Upon the occurrence of any of the events specified in Sections 9.9(a)(i)(x), 9.9(a)(i)(y) and 9.9(a)(iii), at the Borrower’s request and sole cost and expense, the Collateral Agent shall execute and deliver to the Borrower such documentation as the Borrower may reasonably request in writing to release the applicable Lien and/or release the applicable Guarantor, as the case may be. In connection with any such request by the Borrower, the Collateral Agent may request, and if requested by the Collateral Agent, the Borrower shall deliver a written certificate of an Authorized Officer certifying that the applicable transaction is permitted under the Credit Documents (and the Collateral Agent may conclusively rely on any such certificate without further inquiry and shall have no liability to any Secured Party or other Person for any inaccuracy or misrepresentation contained therein).

(b)            Anything contained in any of the Credit Documents to the contrary notwithstanding, each Credit Party, the Parent, the Administrative Agent, the Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty or the Parent Guaranty, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Credit Documents may be exercised solely by the Administrative Agent or the Collateral Agent, as applicable, for the benefit of the Secured Parties in accordance with the terms hereof and thereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by the Collateral Agent for the benefit of the Secured Parties in accordance with the terms thereof, and (ii) in the event of a foreclosure or similar enforcement action by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition (including pursuant to section 363(k), section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), the Collateral Agent (or any Lender, except with respect to a “credit bid” pursuant to section 363(k), section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code,) may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.

(c)            Neither the Administrative Agent nor the Collateral Agent shall be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Credit Party or the Parent in connection therewith, and neither the Administrative Agent nor the Collateral Agent shall be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. The Agent shall not be bound to examine or inquire into or be liable for any defect or failure in the right or title of the grantors to all or any of the assets whether such defect or failure was known to the Agent or might have been discovered upon examination or inquiry and whether capable of remedy or not. No Agent shall have responsibility for or liability with respect to monitoring compliance of any other party to the Credit Documents or any other document related hereto or thereto. No Agent has any duty to monitor the value or rating of any Collateral on an ongoing basis.

(d)            No Secured Swap Contract will create (or be deemed to create) in favor of any Eligible Counterparty that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Credit Documents except as expressly provided in Section 8.3 and Section 10.5(d)(iii). By accepting the benefits of the Collateral, such Eligible Counterparty shall be deemed to have appointed the Collateral Agent as its agent and agreed to be bound by the Credit Documents as a Secured Party, subject to the limitations set forth in this Section (d).

(e)            Notwithstanding anything to the contrary contained herein, the Collateral Agent may from time to time during the existence and continuance of an Event of Default make such disbursements and advances (“Agent Advances”) which the Collateral Agent reasonably deems necessary to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, or to enhance the likelihood or maximize the amount of repayment by the Borrower of the Obligations (including, without limitation, to the extent deemed necessary or desirable by the Collateral Agent, the funding of payroll obligations and/or the payment of lease obligations). The Agent Advances shall be repayable on demand, shall be Obligations hereunder, shall be secured by the Collateral and shall bear interest at a rate per annum equal to the rate then applicable to Term Loans that are SOFR Loans. Notwithstanding anything to the contrary contained in Section 10.5, to the extent deemed necessary or appropriate by the Collateral Agent, the Collateral Agent may reduce the Term Loan Commitments on a dollar-for-dollar basis with the amount of Agent Advances made hereunder without the further consent of any Person. The Collateral Agent shall notify each Lender and the Borrower in writing of each such Agent Advance, which notice shall include a description of the purpose of such Agent Advance. Each Lender agrees that it shall make available to the Collateral Agent, upon the Collateral Agent’s demand, in immediately available funds, the amount equal to such Lender’s Pro Rata Share of each such Agent Advance. If such funds are not made available to the Collateral Agent by such Lender, the Collateral Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to the Collateral Agent, at the Federal Funds Effective Rate for three (3) Business Days and thereafter at the Base Rate.

(f)            Notwithstanding anything in the Credit Documents to the contrary, the Collateral Agent shall have no responsibility for the preparation, filing or recording of any instrument, document or financing statement or for the perfection or maintenance of any security interest created hereunder.

(g)            In the event that, following a foreclosure in respect of any Mortgaged Property, the Collateral Agent acquires title to any portion of such Mortgaged Property or takes any managerial action of any kind in regard thereto in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Agent’s sole discretion may cause the Agent to be considered an “owner or operator” under the provisions of CERCLA or otherwise cause the Agent to incur liability under CERCLA or any other Federal, state or local law, the Agent reserves the right, instead of taking such action, to either resign as Agent or arrange for the transfer of the title or control of the asset to a court-appointed receiver.

9.10        [Reserved]

9.11        Certain ERISA Matters.

(a)            Each Lender (x) represents and warrants, as of the date such Person became a Lender Party hereto, to, and (y) covenants, from the date such Person became a Lender Party hereto to the date such Person ceases being a Lender Party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:

 (i)            such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loan Commitments, the Credit Documents or this Agreement,

(ii)            the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loan Commitments, the Credit Documents and this Agreement,

(iii)            (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Term Loan Commitments, the Credit Documents, and this Agreement, (C) the entrance into, participation in, administration of and performance of the Term Loan Commitments, the Credit Documents and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loan Commitments, the Credit Documents and this Agreement, or

(iv)            such other representation, warranty and covenant as may be agreed in writing between the Administrative agent, in its sole discretion, and such Lender.

(b)            In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender Party hereto, to, and (y) covenants, from the date such Person became a Lender Party hereto to the date such Person ceases being a Lender Party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Term Loan Commitments, the Credit Documents and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related hereto or thereto).

9.12        Erroneous Payments.

(a)            If the Administrative Agent (x) notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its reasonable discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof) (provided, that, the Administrative Agent may not make any such demand under this clause (a) with respect to an Erroneous Payment unless such demand is made within 5 Business Days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 9.12 and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)            Without limiting immediately preceding clause (a), each Lender, Secured Party or any Person who has received funds on behalf of a Lender or Secured Party (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Bank or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i)	it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)	such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.12(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 9.12(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 9.12(a) or on whether or not an Erroneous Payment has been made.

(c)            Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Credit Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party under any Credit Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d)

(i)	In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(ii)	Subject to Section 10.6 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.

(e)            The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, Issuing Bank or Secured Party, to the rights and interests of such Lender, Issuing Bank or Secured Party, as the case may be) under the Credit Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Credit Parties’ Obligations under the Credit Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Credit Party; provided that this Section 9.12 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.

(f)            To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(g)            Each party’s obligations, agreements and waivers under this Section 9.12 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations or any portion thereof) under any Credit Document.

9.13        Quebec Security. For the purposes of the grant of security under the laws of the Province of Quebec which may now or in the future be required to be provided by any Credit Party, the Administrative Agent is hereby irrevocably authorized and appointed by each of the Lenders hereto to act as hypothecary representative (within the meaning of Article 2692 of the Civil Code of Quebec) for all present and future Lenders (in such capacity, the “Hypothecary Representative”) in order to hold any hypothec granted under the laws of the Province of Québec and to exercise such rights and duties as are conferred upon the Hypothecary Representative under the relevant deed of hypothec and applicable Laws (with the power to delegate any such rights or duties). The execution prior to the date hereof by the Administrative Agent in its capacity as the Hypothecary Representative of any deed of hypothec or other security documents made pursuant to the laws of the Province of Québec, is hereby ratified and confirmed. Any person who becomes a Lender or successor Administrative Agent shall be deemed to have consented to and ratified the foregoing appointment of the Administrative Agent as the Hypothecary Representative on behalf of all Lenders, including such person and any Affiliate of such person designated above as a Lender. For greater certainty, the Administrative Agent, acting as the Hypothecary Representative, shall have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in favor of the Administrative Agent in this Agreement, which shall apply mutatis mutandis. In the event of the resignation of the Administrative Agent (which shall include its resignation as the Hypothecary Representative) and appointment of a successor Administrative Agent, such successor Administrative Agent shall also act as the Hypothecary Representative, as contemplated above.

Section 10        MISCELLANEOUS

10.1        Notices.

(a)            Notices Generally. Except as provided in Section 10.1(b) (or as otherwise expressly permitted to be made by email), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by e-mail in accordance with Section 10.1(b) if to an Agent, to it at its address as set forth on Appendix B, or if to a Lender, to it at its address set forth in its Administrative Questionnaire. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices delivered through electronic communications, to the extent provided in Section 10.1(b), shall be effective as provided in Section 10.1(b).

(b)            Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)            Change of Address, Etc. Any party hereto may change its address for notices and other communications hereunder by notice to the other parties hereto.

(d)            Platform.

(i)	Each Credit Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, IntraLinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii)	The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Credit Party, the Parent, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Credit Party’s, the Parent’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material that any Credit Party or the Parent provides to the Administrative Agent pursuant to any Credit Document or the transactions contemplated therein which is distributed to the Administrative Agent or any Lender by means of electronic communications pursuant to this Section 10.1, including through the Platform.

10.2        Expenses. The Borrower shall pay, on the Closing Date and thereafter, within 20 days of a written demand therefor

(a)            all reasonable and documented out of pocket expenses incurred by the Lenders, the Agents and their respective Affiliates (including the fees, charges and disbursements of (x) one primary outside legal counsel for the Agents and (y) one primary counsel for the Lenders and, if necessary or appropriate, one local counsel in each relevant jurisdiction), in connection with the syndication of the Term Loans and Term Loan Commitments, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and

(b)            all reasonable and documented out of pocket expenses incurred by any Agent or any Lender (limited to, in the case of legal expenses, the fees, charges and disbursements of (x) one primary outside legal counsel for the Agents and, if necessary or appropriate, one local counsel in each relevant jurisdiction, (y) one primary outside legal counsel for the Lenders and, if necessary or appropriate, one local counsel in each relevant jurisdiction, and (z) solely in the case of an actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction to the affected persons similarly situated, taken as a whole) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Credit Documents, including its rights under this Section 10.2, or (B) in connection with the Term Loans made hereunder, including all such reasonable and documented out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

10.3        Indemnity; Certain Waivers.

(a)            Indemnification by Borrower. The Borrower shall indemnify each Agent (and any sub-agent thereof), each Lender and each Related Party of any of the foregoing Persons and each of their respective Affiliates and officers, directors, employees, agents, advisors and other representatives (each of the foregoing being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable and documented out-of-pocket expenses (including the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel for any Indemnitee, limited to (x) one counsel for the Agents and (y) solely in the case of an actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction to the affected persons similarly situated, taken as a whole), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including Holdings or any of its Subsidiaries) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Term Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or threatened Release of Hazardous Materials on, under, to or from any property at any time owned, leased or operated by Holdings or any of its Subsidiaries or any of their predecessors, or any environmental liability or Environmental Claim related in any way to Holdings or any of its Subsidiaries or any of their predecessors or any of their current, future or former Facilities or operations, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Holdings or any of its Subsidiaries, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not (x) as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties or (y) a dispute solely among Indemnitees (other than any claim against an Agent in its capacity as such) that does not arise from any act or omission by Holdings or its Subsidiaries. This Section 10.3(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(b)            Reimbursement by Lenders. To the extent that the Borrower for any reason fail to indefeasibly pay any amount required under Section 10.2 or Section 10.3(a) to be paid by it to an Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to such Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against an Agent (or any such sub-agent) or against any Related Party of any of the foregoing acting for such Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this Section 10.3(b) are subject to the provisions of Section 10.12.

(c)            Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any Indemnitee or any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages), including, but not limited to, lost profits, even if such loss or damage was foreseeable or it has been advised of the likelihood of such loss or damage and regardless of the form of action, arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby.

(d)            Payments. All amounts due under Sections 10.2 and 10.3 shall be payable promptly (and in any event, within 20 days) after written demand therefor and the provision of reasonable documentation and calculations of such amounts.

(e)            Survival. Each party’s obligations under Sections 10.2 and 10.3 shall survive the termination of the Credit Documents and payment of the obligations hereunder.

10.4        Set-Off. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender or any such Affiliate, to or for the credit or the account of any Credit Party against any and all of the obligations of such Credit Party now or hereafter existing under this Agreement or any other Credit Document to such Lender or their respective Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Credit Document and although such obligations of such Credit Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section 10.4 are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.5        Amendments and Waivers.

(a)            Required Lenders’ Consent. Subject to the additional requirements of Sections 10.5(b), 10.5(c) and 10.5(d), no amendment or waiver of any provision of this Agreement, and no consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed (x) in the case of an amendment, consent or waiver to cure any ambiguity, omission, defect or inconsistency or granting a new Lien for the benefit of the Agents and the Lenders or extending an existing Lien over additional property, by the Agents and the Borrower, (y) in the case of any other waiver or consent, by the Required Lenders (or by the Administrative Agent or the Collateral Agent, as applicable, with the consent of the Required Lenders) and (z) in the case of any other amendment, by the Required Lenders (or by the Administrative Agent or the Collateral Agent, as applicable, with the consent of the Required Lenders) and each Credit Party or, if applicable, the Parent, that is party to the underlying Credit Document, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)            Affected Lenders’ Consent. Without prejudice to, and in addition to, any consents required under Section 10.5(a), no amendment, modification, termination or waiver of any term or condition of any Credit Document, or consent to any departure by any Credit Party or the Parent therefrom, shall:

(i)	extend the scheduled final maturity of any Term Loan or Term Loan Commitment without the written consent of the Lender holding such Term Loan or Term Loan Commitment;

(ii)	reduce the principal amount of any Term Loan without the written consent of the Lender holding such Loan;

(iii)	increase the Term Loan Commitment of any Lender without the written consent of such Lender; provided that no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Term Loan Commitment of any Lender;

(iv)	waive, reduce or postpone any scheduled repayment (but not mandatory or voluntary prepayment) of the principal amount of any Term Loan without the written consent of the Lender holding such Loan;

(v)	subject to Section 10.25, reduce the rate of interest on any Term Loan (other than any waiver of any increase in the interest rate applicable to any Term Loan pursuant to Section 2.10 and changes in the calculation of the Consolidated Total Leverage Ratio that may indirectly affect pricing) without the written consent of the Lender holding such Loan;

(vi)	reduce any fee or premium payable under any Credit Document without the written consent of the Lender that is entitled to receive such fee or premium;

(vii)	extend the time for payment of any interest on any Term Loan without the written consent of the Lender holding such Loan; or

(viii)	extend the time for payment of any fee or premium payable under any Credit Document without the written consent of the Lender that is entitled to receive such fee or premium.

(c)            Consent of all Lenders. Without the written consent of all Lenders, no amendment, modification, termination or waiver of any term or condition of any Credit Document, or consent to any departure by any Credit Party or the Parent therefrom, shall:

(i)	amend, modify, terminate or waive any term or condition of this Section 10.5 or the definition of “Eligible Assignee”;

(ii)	amend, modify, terminate or waive any term or condition of this Agreement or any other Credit Document that expressly provides that the consent of all Lenders is required;

(iii)	amend, modify, terminate or waive any provision of the definition of “Required Lenders”, the definition of “Pro Rata Share” or of Section 2.17, Section 8.3 or any other provision that would result in a modification of the pro rata sharing provisions or the application of payments and proceeds; provided that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Credit Agreement as in effect on the Closing Date may be included in the determination of “Required Lenders” or “Pro Rata Share” on substantially the same basis as the Term Loan Commitments and the Term Loans are included on the Closing Date;

(iv)	release or subordinate the Liens of the Secured Parties in all or substantially all of the Collateral, or release all or substantially all of the value of the Guaranties or subordinate the rights or claims of the Beneficiaries with respect thereto, in each case, except as expressly provided in the Credit Documents as in effect on the Closing Date; provided that, in connection with a “credit bid” undertaken by the Collateral Agent at the direction of the Required Lenders pursuant to section 363(k), section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code or other sale or disposition of assets in connection with an enforcement action with respect to the Collateral permitted pursuant to the Credit Documents as in effect on the Closing Date, only the consent of the Required Lenders will be needed for such release; or

(v)	consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document (except as expressly provided in the Credit Documents).

(d)            Other Consents. Without prejudice to, and in addition to, any consents required under Section 10.5(a), no amendment, modification, termination or waiver of any term or condition of any Credit Document, or consent to any departure by any Credit Party or the Parent therefrom, shall:

(i)	alter the required application of any payments, repayments or prepayments as between Classes of Loans pursuant to Section 2.15 without the consent of Lenders holding more than 50% of the aggregate Term Loan Exposure of all Lenders, as applicable, of each Class of Loans which is being allocated a lesser repayment or prepayment as a result thereof; provided that Required Lenders may waive, in whole or in part, any prepayment so long as the application, as between Classes, of any portion of such prepayment which is still required to be made is not altered;

(ii)	amend, modify, terminate or waive any provision of Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent; or

(iii)	amend, modify or waive any provision of any Credit Document so as to alter the ratable treatment of Obligations arising under the Credit Documents, Obligations arising under Secured Swap Contracts, or the definition of “Eligible Counterparty,” “Obligations,” “Swap Contract,” “Secured Swap Contract,” or “Secured Obligations” (as defined in any applicable Collateral Document), in each case, in a manner adverse to any Eligible Counterparty with Obligations then outstanding without the written consent of any such Eligible Counterparty.

(e)            Intercreditor Arrangements. No Lender consent is required for the Administrative Agent to enter into, or to effect any amendment, modification or supplement to any Intercreditor Agreement for the purpose of adding the holders of any Indebtedness permitted hereby (or their representative) that is permitted to be secured by the Collateral as a party thereto and otherwise causing such Indebtedness to be subject thereto as contemplated by the terms of such Intercreditor Agreement (it being understood that any such amendment or supplement may make such other changes to such Intercreditor Agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing so long as such other changes are not adverse, in any material respect (taken as a whole), to the interests of the Lenders); provided that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Credit Document without the prior written consent of the Administrative Agent.

(f)            Guarantees and Collateral Documents. Guarantees, collateral security documents and related documents executed by the Credit Parties, the Parent or the Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities, omissions, mistakes or defects or (iii) to cause such guarantee, collateral security documents and related documents to be consistent with this Agreement and the other Credit Documents.

(g)            Execution of Amendments, Etc. The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of, and with the consent of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party or the Parent in any case shall entitle any Credit Party or the Parent to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender and other Beneficiary at the time outstanding, each future Lender and other Beneficiary and, if signed by a Credit Party or the Parent, on such Credit Party or the Parent.

10.6        Successors and Assigns; Participations.

(a)            Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.6(b), (ii) by way of participation in accordance with Section 10.6(d), or (iii) by way of pledge or assignment of a security interest subject to Section 10.6(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.6(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)            Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and/or obligations under this Agreement (including all or a portion of its Term Loan Commitment and/or the Term Loans at the time owing to it); provided that each such assignment shall be subject to the following conditions:

(i)	Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Term Loan or the Term Loan Commitment assigned, except that this clause (i) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate facilities on a non-pro rata basis or from assigning Loans separate from Term Loan Commitments within the same facility;

(ii)	Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with all forms, certificates or other evidence each assignee is required to provide pursuant to Section 2.20(g) and a processing and recordation fee of $3,500; provided that (A) the Administrative Agent may, in its sole discretion, elect to waive or reduce such processing and recordation fee in the case of any assignment, (B) the Credit Parties are not responsible for payment of such processing and recordation fee of $3,500, and (C) such processing and recordation fee shall not be payable if such assignment is being made an Eligible Assignee of the type described in clauses (a) through (d) of the definition of “Eligible Assignee”. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

(iii)	No Assignment to Holdings. No such assignment shall be made to Holdings or any of its Subsidiaries;

(iv)	No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person);

(v)	No Assignment to Competitors. No such assignment shall be made to any Competitor;

(vi)	No Assignment to Defaulting Lenders. No such assignment shall be made to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof;

(vii)	Consent of Borrower. The prior written consent of the Borrower shall be required for an assignment by a Lender to any Person (other than an Eligible Assignee of the type described in clauses (a) through (d) of the definition thereof); provided that (A) no such consent of the Borrower shall be required while an Event of Default described in Sections 8.1(a), 8.1(f) or 8.1(g) exists and (B) such consent shall not be unreasonably withheld, delayed or conditioned, and shall be deemed to have been given unless the Borrower shall have objected to such appointment by written notice to the Administrative Agent within ten Business Days after having received notice thereof; and

(viii)	Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this Section 10.6, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.6(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.19, 2.20, 10.2 and 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.6(d).

(c)            Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary of the Borrower, shall maintain at the Payment Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Term Loan Commitments of, and principal amounts (stated interest) of the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)            Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or Holdings or any of its Subsidiaries or any of their respective Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Term Loan Commitment and/or the Term Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.3(b) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 10.5(b) or 10.5(c) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.19 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 10.6; provided that such Participant agrees to be subject to the provisions of Sections 2.19 and 2.20 as if it were an assignee under Section 10.6(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.17 as though it were a Lender. Each Lender that sells a participation pursuant to this Section 10.6 shall maintain a register on which it records the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s participation interest with respect to the Term Loans and the Term Loan Commitments (each, a “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of a participation with respect to such Loans or Term Loan Commitments for all purposes under this Agreement, notwithstanding any notice to the contrary. In maintaining the Participant Register, such Lender shall be acting as a non-fiduciary agent of the Borrower solely for purposes of applicable US federal income tax law and undertakes no duty, responsibility or obligation to the Borrower (in no event shall such Lender be a fiduciary of the Borrower for any purpose, except that such Lender shall maintain the Participant Register; provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Term Loan Commitments, Term Loans, or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish in connection with a Tax audit that such Term Loan Commitment, Term Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or, if different, under Sections 871(h) or 881(c) of the Code). A Participant shall not be entitled to receive any greater payment under Section 2.19 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant (except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation) unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.20 unless such Participant agrees to comply with Section 2.20 as though it were a Lender (it being understood that the documentation required under Section 2.20(g) shall be delivered to the participating Lender). For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)            Certain Pledges; SPCs.

(i)	Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(ii)	Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Term Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Term Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (A) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 2.19 and 2.20), (B) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable and (C) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Credit Document, remain the lender of record hereunder. The making of a Term Loan by an SPC hereunder shall utilize the applicable Term Loan Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (1) with notice to, but without prior consent of the Borrower and the Administrative Agent, and with the payment of a processing fee of $3,500 to the Administrative Agent, assign all or any portion of its right to receive payment with respect to any Term Loan to the Granting Lender and (2) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC.

(f)            Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.7        Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

10.8        Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.19, 2.20, 10.2 and 10.3 and the agreements of the Lenders set forth in Sections 2.17, 9.3(b) and 9.6 shall survive the payment of the Term Loans and the termination hereof.

10.9        No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

10.10      Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to the Administrative Agent or any Lender (or to the Administrative Agent, on behalf of the Lenders), or any Agent or any Lender enforces any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.11      Severability. In case any provision in or obligation hereunder or under any other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.12      Obligations Several; Independent Nature of the Lenders’ Rights. The obligations of the Lenders hereunder are several and no Lender shall be responsible for the obligations or Term Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by the Lenders pursuant hereto or thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.13      Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

10.14      Governing Law. This Agreement and the other Credit Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Credit Document (except, as to any other Credit Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

10.15      Consent to Jurisdiction. Each of the Credit Parties and the Parent irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Credit Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Credit Document shall affect any right that each Agent, any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against any Credit Party, the Parent or their respective properties in the courts of any jurisdiction. Each of the Credit Parties and the Parent irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Credit Document in any court referred to herein. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.1. The Canadian Sub hereby irrevocably appoints the Process Agent, with an office on the date hereof at 8484 Westpark Dr., Suite #300, McLean, VA 22102, as its agent to receive on its behalf and on behalf of its property, service of copies of the summons and complaint and any other process that may be served in any such action or proceeding. Service upon the Process Agent shall be deemed to be personal service on the Canadian Sub and shall be legal and binding upon the Canadian Sub for all purposes notwithstanding any failure to mail copies of such legal process to the Canadian Sub, or any failure on the part of the Canadian Sub to receive the same. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law. The Process Agent hereby accepts such appointment by the Canadian Sub and agrees that it will maintain an office in the United States at all times, and will provide the Administrative Agent with prompt written notice of any change of its address. The Process Agent hereby agrees that it will promptly forward to the Canadian Sub any summons, notice, complaint or other legal process that it receives in connection with its appointment as Canadian Sub’s process agent.

10.16      WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.16.

10.17      Confidentiality. Each of the Agents and each of the Lenders (each, a “Lender Party”) shall keep confidential information regarding Holdings and its Subsidiaries and their business provided to any Lender Party in connection with the negotiation, execution, delivery and administration, of Credit Documents, it being understood and agreed by the Credit Parties that, in any event, each Lender Party (a) may make disclosures of such information (i) to its Affiliates and to such Lender Party’s and its Affiliates’ respective limited partners, employees, legal counsel, independent auditors and other experts or agents and advisors or to such Lender Party’s current or prospective funding sources and to other Persons authorized by such Lender Party to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17 (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential, the disclosing Lender Party shall be liable for any breach of this Section 10.17 by such Persons); (ii) to any actual or potential assignee, transferee, Participant or Securitization Party of any rights, benefits, interests and/or obligations under this Agreement or to any direct or indirect contractual counterparties (or the professional advisors thereto) in swap or derivative transactions related to the Obligations (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and shall be required to agree in writing to keep such information confidential on terms substantially similar to this Section 10.17 or otherwise acceptable to the Borrower); (iii) to any rating agency in connection with rating Holdings or its Subsidiaries or the Term Loans and/or the Term Loan Commitments; (iv) as required or requested by any regulatory authority purporting to have jurisdiction over such Lender Party or its Affiliates (including any self-regulatory authority, such as the NAIC); provided that, unless prohibited by applicable Law or court order, each Lender Party shall make reasonable efforts to notify the Borrower of any request by such regulatory authority (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender Party by such regulatory authority) for disclosure of any such non-public information prior to the actual disclosure thereof; (iv) to the extent required by order of any court, governmental agency or representative thereof or in any pending legal or administrative proceeding, or otherwise as required by applicable Law or judicial process; provided that, unless prohibited by applicable Law or court order, each Lender Party shall make reasonable efforts to notify the Borrower of such required disclosure prior to the actual disclosure of such non-public information; (v) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (vi) for purposes of establishing a “due diligence” defense, (vii) with the consent of the Borrower, or (viii) to the extent such information (A) becomes publicly available other than as a result of a breach of this Section10.17, (B) becomes available to such Lender Party or any of its Affiliates on a non-confidential basis from a source other than a Credit Party, or (C) is independently developed by such Lender Party; and (b) may disclose the existence of this Agreement and the information about this Agreement to market data collectors and similar services providers to the lending industry (including for league table designation purposes) and to service providers to such Lender Party in connection with the administration and management of this Agreement and the other Credit Documents.

10.18      Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable Law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Term Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Term Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the stated rates of interest set forth in this Agreement had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury Laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Term Loans made hereunder or be refunded to the Borrower.

10.19      No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

10.20      Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

10.21      Integration. This Agreement and the other Credit Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

10.22      No Fiduciary Duty. Each Agent, each Lender and their respective Affiliates (collectively, the “Lender Affiliated Parties”), may have economic interests that conflict with those of the Credit Parties, and each Credit Party acknowledges and agrees (a) nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Lender Affiliated Parties and each Credit Party, its stockholders or its Affiliates; (b) the transactions contemplated by the Credit Documents are arm’s-length commercial transactions between the Lender Affiliated Parties, on the one hand, and each Credit Party, on the other; (c) in connection therewith and with the process leading to such transaction each of the Lender Affiliated Parties is acting solely as a principal and not the agent or fiduciary of any Credit Party, its management, stockholders, creditors or any other Person; (d) none of the Lender Affiliated Parties has assumed an advisory or fiduciary responsibility in favor of any Credit Party with respect to the transactions contemplated hereby or the process leading thereto (regardless of whether any of the Lender Affiliated Parties or any of their respective Affiliates has advised or is currently advising any Credit Party on other matters) or any other obligation to any Credit Party except the obligations expressly set forth in the Credit Documents; (e) each Credit Party has consulted its own legal and financial advisors to the extent it deemed appropriate; (f) each Credit Party is responsible for making its own independent judgment with respect to such transactions and the process leading thereto; and (g) no Credit Party will claim that any of the Lender Affiliated Parties has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any Credit Party, in connection with such transaction or the process leading thereto.

10.23      PATRIOT Act. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Credit Parties that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of each Credit Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Credit Parties in accordance with the PATRIOT Act.

10.24      Judgment Currency. In respect of any judgment or order given or made for any amount due under this Agreement or any other Credit Document that is expressed and paid in a currency (the “judgment currency”) other than the currency in which it is expressed to be payable under this Agreement or other Credit Document, the party hereto owing such amount due will indemnify the party due such amount against any loss incurred by them as a result of any variation as between (a) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (b) the rate of exchange, as quoted by the Administrative Agent or by a known dealer in the judgment currency that is designated by the Administrative Agent, at which the Administrative Agent or such Lender is able to purchase Dollars with the amount of the judgment currency actually received by the Administrative Agent or such Lender. The foregoing indemnity shall constitute a separate and independent obligation of the applicable party and shall survive any termination of this Agreement and the other Credit Documents, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into Dollars.

10.25      Effect of Benchmark Transition Event.

(a)            In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a SOFR borrowing the Administrative Agent or the Required Lenders shall have determined that the Term SOFR will not adequately and fairly reflect the cost to the majority of Lenders of making or maintaining SOFR Loans during such Interest Period, or that reasonable means do not exist for ascertaining the Term SOFR, the Administrative Agent shall, as soon as practicable thereafter, give written notice of such determination to the Borrower and the Lenders. In the event of any such determination (which shall not, in itself, cause a Benchmark Replacement to occur), until the Administrative Agent (acting at the written direction of the Required Lenders) shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a SOFR borrowing pursuant to Section 2.1 shall be deemed to be a request for a Base Rate borrowing. Each determination by the Administrative Agent or the Required Lenders under this Section shall be conclusive absent manifest error.

(b)            (i) Notwithstanding anything to the contrary herein or in any other Credit Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

(ii)	Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document.

(iii)	Notices; Standards for Decisions and Determinations. The Administrative Agent shall promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes and (D) (x) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (iv) below and (y) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or the Lenders pursuant to this Section 10.25(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 10.25(b).

(iv)	Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (x) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion (in consultation with the Required Lenders) or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent (in consultation with the Required Lenders) may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (y) if a tenor that was removed pursuant to clause (x) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent (in consultation with the Required Lenders) may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)	Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a SOFR borrowing, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period, the component of the Base Rate based upon the then-current Benchmark will not be used in any determination of the Base Rate.

10.26      Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an applicable resolution authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by an applicable resolution authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)            the effects of any Bail-In Action on any such liability, including, if applicable (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any applicable resolution authority.

10.27      Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for any Swap Obligation or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)            In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)            As used in this Section 10.27, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

AIREON LLC, as Borrower

By:
Name:
Title:

AIREON HOLDINGS LLC, as Holdings

By:
Name:
Title:

AIREON CANADA LTD., as a Guarantor

By:
Name:
Title:

AIREON INTERNATIONAL LLC, as a Guarantor

By:
Name:
Title:

[Signature Page to the Credit Agreement]

GLAS USA LLC, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

GLAS AMERICAS LLC, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to the Credit Agreement]

GIP SPECTRUM SONAR, L.P.,
By: GIP Spectrum GP, L.P., its general partner
By: GIP Spectrum GP-GP, Ltd., its general partner
as a Lender

By:
Name:
Title:

[Signature Page to the Credit Agreement]

PRINCIPAL LIFE INSURANCE COMPANY,
By: Global Infrastructure Management,
LLC as its investment manager and as
attorney-in-fact as a Lender

By:
Name:
Title:

[Signature Page to the Credit Agreement]